As filed with the Securities and Exchange Commission on March 30, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM F-1
Registration Statement
Under
The Securities Act of 1933

China TopReach Inc.
(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	2711 (Primary Standard Industrial Classification Code number)	Not Applicable (I.R.S. Employer Identification No.)

6th Floor, San Shan Tower
No. 59 Dongjie Street
Fuzhou City, China 350001
Tel: 086-591-88310920
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Zhi Chen
Chief Executive Officer
China TopReach Inc.
6th Floor,  San Shan Tower
No. 59 Dongjie Street
Fuzhou City, China 350001
Tel: 086-591-88310920
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
William N. Haddad, Esq.
DLA Piper US LLP
1251 Avenue of the Americas
New York, NY 10020
(212) 335-4500

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price (2)		Amount of Registration Fee
Ordinary Shares, Par value $0.001 per share	14,213,472	$29,848,291	(3)	$2,128.18
Warrants	900,000	—		—
Shares of Common Stock underlying Warrants	900,000	5,400,000	(4)	385.02
Shares of Common Stock underlying Warrants	5,013,500	—			(5)
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)	315,000	—			(5)
Ordinary Shares included as part of the Representative’s Units	315,000	—			(5)
Warrants included as part of the Representative’s Units	315,000	—			(5)
Ordinary Shares underlying the Warrants included in the Representative’s Units	315,000	—			(5)
Total		$35,248,291		$2,513.20

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purposes of calculating the registration fee.

(3)	Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average bid and asked price of the shares on March 25, 2010, i.e. $2.10 per share.

(4)	Calculated pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based upon the exercise price of the warrants.

(5)
Already deemed paid.  Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus in this registration statement relates to, among others, securities previously registered under registration statement on Form F-1 (File No. 333-134459) and for which filing fees were previously paid upon the bona fide estimate of the maximum offering price; pursuant to Rule 457(a), no additional fee is required.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated                                , 2010

i

PROSPECTUS

20,126,972 Ordinary Shares
China TopReach, Inc.
and
900,000
China TopReach, Inc.
Warrants

This prospectus relates to the issuance by us of up to 5,013,500 of our ordinary shares, par value of $0.001 per share, that are issuable upon exercise of outstanding warrants originally issued in our initial public offering pursuant to a prospectus dated January 23, 2007.

Each warrant entitles the holder to purchase one share of our common stock.  In order to obtain the shares, a holder of warrants must pay an exercise price of $6.00 per share in cash.  We will receive proceeds from the payment of the exercise price in cash.

This prospectus relates to the resale of up to an aggregate of 14,213,472 ordinary shares of China TopReach Inc. by the selling stockholders identified in the section entitled “Selling Stockholders” on page 63 of this prospectus.

This prospectus relates to the resale of up to an aggregate of 900,000 warrants of China TopReach Inc. by the selling warrantholders identified in the section entitled “Selling Stockholders” on page 63 of this prospectus.

This prospectus relates to the issuance by us of up to 900,000 of our ordinary shares, par value of $0.001 per share, that are issuable upon exercise of outstanding warrants originally issued to our founders prior to the consummation of our initial public offering.

Each warrant entitles the holder to purchase one share of our common stock.  In order to obtain the shares, a holder of warrants must pay an exercise price of $6.00 per share in cash.  We will receive proceeds from the payment of the exercise price in cash.

The selling stockholders may offer and sell any of the shares of common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares.  For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section entitled “Plan of Distribution” on page 87 of this prospectus.  We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.  We are contractually obligated to pay all expenses of registration incurred in connection with this offering, except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares.

Our common stock is currently quoted on the Over-the-Counter Bulletin Board under the symbol “CGSXF.OB”, our warrants are currently quoted on the Over-the-Counter Bulletin Board under the symbol “CGSQF.OB” and our units are currently quoted on the Over-the-Counter Bulletin Board under the symbol “CGSUF.OB”.  On March 29, 2010, the last reported sale price of our shares was $2.0 per share.  You should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  “

You should consider carefully the risks that we have described in “Risk Factors” beginning on page 11 before deciding whether to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated ________________, 2010.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission, or SEC.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

SUMMARY

This summary highlights selected information more fully described elsewhere in this prospectus.  You should read the following summary together with the entire prospectus, including the more detailed information regarding us and the common stock being sold in this offering and our financial statements and the related notes appearing elsewhere in this prospectus.  You should carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” beginning on page 11 before deciding to invest in our common stock.  Unless otherwise stated or the context requires otherwise, references in this prospectus to “we,” “our,” or “us” refer to China TopReach, Inc., Inc. and its subsidiaries.

Overview

China TopReach, Inc. (“China TopReach” or the “Company”) (formerly known as ChinaGrowth South Acquisition Corporation (“ChinaGrowth”) was a blank check corporation organized under the laws of the Cayman Islands on May 3, 2006.  ChinaGrowth was originally incorporated as “ChinaGrowth South Acquisition Corporation” but changed its name to China TopReach on January 27, 2009.  ChinaGrowth was formed to effect a business combination with an unidentified operating business that had its primary operating facilities located in the People’s Republic of China (“PRC”) in any city or province south of the Yangtze River. On January 29, 2007, ChinaGrowth consummated our initial public offering and approximately US$36,000,000 of the IPO net proceeds was placed in a trust account.  Before its acquisition of all of the outstanding capital stock of Olympia Media Holdings Limited (“OMH”), the prices of ChinaGrowth’s common stock, warrants to purchase common stock and units (each unit consisting of one share of common stock and a warrant to purchase one ordinary share) were quoted on the Over-the-Counter Bulletin Board. Approximately $38 million of the net proceeds of the initial public offering was placed in a trust account and was released to China TopReach upon consummation of its acquisition of OMH, the leading privately owned aggregator and operator of print media businesses in the PRC. Approximately $1.38 million from the net proceeds of initial public offering remained with China TopReach after shareholders redeemed their stocks. Other than its initial public offering and the pursuit of a business combination, ChinaGrowth did not engage in any business.

Business Overview of China TopReach

China TopReach, following the consummation of the acquisition of all of the outstanding capital stock of OMH, is now the leading privately owned aggregator and operator of print media businesses in the PRC. The Company has established a print media network consisting of 10 newspapers with a circulation of approximately 1.8 million across the PRC, reaching 14 cities covering an aggregate population of 75 million. Together with its on-line newspaper website www.duk.cn, China TopReach provides advertising services to approximately 4,900, 4,000 and 1,700 corporate clients in 2009, 2008 and 2007, respectively. China TopReach usually enters into exclusive contracts for full or partial cooperations with newspapers. Under a fully cooperative contract, China TopReach manages advertising operation and printing of the newspapers, and provides select content and distribution consultative service to the newspapers. Under a partially cooperative contract, China TopReach manages part of advertising operations of the newspapers.

In January 2009, China TopReach has entered into full cooperation agreement with Modern Life Daily, the second largest newspaper by circulation in the region covering Nanning, Beihai, Qinzhou and Guilin of Guangxi Province. Prior to January 2009, China TopReach worked with the newspaper under a partial cooperation agreement. Moder Life Daily, with approximately 450,000 readers and 150,000 daily circulations, is a city newspaper that provides news and wide variety of information to people living in the region.  The in-depth cooperation including advertising and content providing enables the Company to capture the fast growing print media market in Southwest China.

China TopReach initiated a cooperation model with newspapers located in Fujian Province in 2005, which allows the Company, upon certain deposits to newspapers, to engage in full or partial cooperation with newspapers through exclusive contracts, except final editorial rights which are prohibited by PRC law. Nonetheless, China TopReach obtained the right of first refusal to acquire the editorial rights when PRC law permits. To establish a nationwide print media network, China TopReach only signs up exclusive agreements with either the 2nd or the 3rd largest local newspaper, in terms of circulation, located in more economically developed urban areas, such as Fuzhou, Kunming and Shenyang. This geographic focus enables China TopReach to achieve steady growth in advertising revenues driven primarily by increasing personal wealth and urbanization.

The newspapers with which China TopReach has contracted focus on the daily life and general interests of local residents, who are attracted by the most up-to-date local news, events and related information. Other popular content include international and domestic news, development of key events with in-depth commentary, sports and entertainment news and events and classified advertisements. Due to the wide variety of interests from readers in these newspapers, the Company has been able to provide advertising services to customers from a number of different industries.

Recent Developments

China TopReach Inc.’s subsidiary, ShiFang Holding Limited (“ShiFang”) has completed a US$35 million equity private placement (the “Private Placement”) effective on February 12, 2010.  Four well-known institutional investors (the “Investors”), namely, CCB International Asset Management Limited, Sinochem Europe Capital Corporation Ltd, Templeton Strategic Emerging Markets Fund III, LDC and New World Strategic Investment Limited, acquired an aggregate 27.16% equity interest in ShiFang in the Private Placement.  China TopReach and certain shareholders provided certain guarantees and agreements to the Investors in order to secure the performance of the obligations of ShiFang under the Private Placement.

Prior to the closing of the Private Placement, China TopReach transferred its equity ownership of OMH to ShiFang.  OMH was acquired by China TopReach from its founding shareholders (“OMH Shareholders”) pursuant to a share purchase agreement dated 16 December 2008 (as amended on 13 January 2009) (“OMH Acquisition”) and is the entity which held most of China TopReach’s operations and operating companies.

ShiFang was initially established December, 2009 as a wholly owned subsidiary of China TopReach to serve as the holding company of the operating companies of China TopReach group.  ShiFang plans to use the proceeds from the Private Placement to continue to develop relationships with additional metro newspapers in the PRC and to fund its working capital needs.  Please refer to ‘MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS’ for detailed information.

Corporate Structure

ShiFang is a holding company incorporated under the laws of the Cayman Islands, which conducts substantially all of its operations through its operating subsidiaries and affiliates in the PRC.  The following diagram illustrates the corporate structure and the place of formation of ShiFang’s subsidiaries and affiliates:

Notes:

(1)	Other subsidiaries consist of various PRC subsidiaries operating advertising and related business in the PRC;

(2)
Fujian Shi Fang Culture Propagation Co., Ltd. (“SF”), has 100% controlled all other subsidiaries except Shen Yang Zhu Qin Shi Fang Media Development Co., Ltd., of which 51% ownership has been owned by SF.

BJHXT currently holds a license for the general distribution of books, newspapers and periodicals. Under PRC laws, foreign-invested enterprises are prohibited from engaging in such business. Through the contractual arrangements as described below, one of OMH’s wholly owned subsidiaries, SF, has entered into contractual arrangements with BJHXT and its shareholders, Zhi Chen, Jingui Zhang, Yibin Qiang and Yulin Lin, and such contractual arrangements enable SF to (1) receive a substantial portion of the economic benefits from BJHXT; (2) exercise effective control over BJHXT, and (3) have an exclusive option to purchase all or part of the equity interests in BJHXT when and to the extent permitted by the PRC laws. Accordingly, by virtue of the contractual arrangements, OMH consolidates BJHXT’s results, assets and liabilities in OMH’s financial statements.

(1) Services Agreement. SF has entered into a Services Agreement with BJHXT, on July 1, 2008 pursuant to which, SF exclusively provides consulting services to BJHXT in exchange for service fees. This agreement enables the transfer of substantial portions of economic interests from BJHXT to SF.

(2) Loan Agreement. SF and BJHXT’s shareholders have entered into a Loan Agreement on July 1, 2008, pursuant to which SF loaned RMB 5.4 million to Jingui Zhang and RMB 3 million to Zhi Chen and RMB 13.5 million to Yibin Qiang and RMB 8.1 million to Yulin Lin, to fund the payment by BJHXT’s shareholders of the acquisition price of all the equity interests in BJHXT.

(3) Equity Pledge Agreement. SF, BJHXT and its shareholders have entered into an Equity Pledge Agreement on July 1, 2008 , pursuant to which, each of the shareholders of BJHXT has pledged all of its equity interests in BJHXT to SF to guarantee the repayment of the loan under the Loan Agreement and the payment of service fees under the Services Agreement.

(4) Voting Rights Proxy Agreement. SF, BJHXT and its shareholders have entered into a Voting Rights Proxy Agreement on July 1, 2008, pursuant to which, each of the shareholders of BJHXT has granted to SF and the designee(s) of SF, the power to exercise all voting rights of such shareholder, including but not limited to the power to determine the sale or transfer of all or part of such shareholder’s equity interests in, and appoint and elect the directors and senior officers of BJHXT.

(5) Exclusive Purchase Option Agreement. SF, BJHXT and its shareholders have entered into an Exclusive Purchase Option Agreement on July 1, 2008, pursuant to which, each of the shareholders of BJHXT has irrevocably and unconditionally granted SF or its designee(s) an exclusive option to purchase, at any time if and when permitted under PRC laws, all or any portion of the equity interests in BJHXT for the lowest price permissible under PRC laws.

Public Stockholders’ Warrants

On January 29, 2007, we sold 5,013,500 units in our initial public offering, including 513,500 units issued pursuant to the partial exercise of the underwriters’ over-allotment option. Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock. In order to obtain the shares, the holders of the warrants must pay an exercise price of $6.00 per share in cash.

The warrants will not be exercisable until the effective date of the registration statement of which this prospectus forms a part, and will expire at 5:00 p.m., New York City time, on January 23, 2011 or earlier upon redemption. Beginning on the effective date of the registration statement of which this prospectus forms a part, we may redeem the warrants at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption if, and only if, the last sale price of our common stock equals or exceeds $11.50 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

Corporate Information

Our principal executive offices are located at San Shan Tower, No. 59 Dongjie Street, 6th Floor, Fuzhou City, China  350001 and our telephone number is 086-591-88310920.  Our website address is www.ChinaTopReach.com.  The information on, or that can be accessed through, our website is not part of this prospectus.

The Offering

Ordinary Shares offered by the selling stockholders and warrantholders	Up to 14,213,472 ordinary shares and 900,000 warrants.

Use of Proceeds
Proceeds from the sale of common stock covered by this prospectus will be received by the selling stockholders.  We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

Ordinary Shares offered by the Company
5,013,500 of our ordinary shares, par value $0.001 per share, that are issuable upon exercise of outstanding warrants originally issued in our initial public offering pursuant to a prospectus dated January 23, 2007 and 900,000 of our ordinary shares, par value $0.001 per share, that are issuable upon exercise of outstanding warrants issued in a private placement to our founders and 315,000 of our ordinary shares, par value $0.001 per share, that are issuable upon the exercise of units underlying the Representative’s Unit purchase option issued in connection with our initial public offering and 315,000 of our ordinary shares, par value $0.001 per share, that are issuable upon the exercise of warrants included in the Representative’s Unit purchase option.

Warrant Exercisability	Each warrant is exercisable for one ordinary share.

Warrant Exercise Price	$6.00 per share, subject to adjustment.

Warrant Exercise Period
The warrants will not be exercisable until the effective date of the registration statement of which this prospectus forms a part.

The warrants will expire on January 23, 2011 or earlier upon redemption.

Redemption of outstanding Public Warrants
We may redeem the outstanding public warrants:

•       in whole and not in part;

•       at a price of $0.01 per warrant at any time after the warrants become exercisable;

•       upon a minimum of 30 days’ prior written notice of redemption; and

•       if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share (subject to adjustment for splits, dividends, recapitalizations and other similar events) for any 20 trading days within a 30 day trading period ending three business days before we send the notice of redemption.

In addition, we may not call the warrants unless the warrants and the shares of common stock underlying the warrants are covered by an effective registration statement from the beginning of the measurement period through the date fixed for redemption.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise its warrants prior to the date scheduled for redemption.

Ordinary Shares outstanding as of March 29, 2010	14,391,059 ordinary shares (including ordinary shares of common stock held in our units which have not been separated or detached)

Ordinary Shares to be outstanding assuming exercise of all Public Warrants	19,404,559 ordinary shares

Assuming exercise of all outstanding warrants	20,304,559 ordinary shares, including 900,000 founders’ warrants exercisable for 900,000 shares of common stock at an exercise price of $6.00 per share.

Use of Proceeds
China TopReach will receive an aggregate of $35,481,000 from the exercise of the warrants, if the warrants are exercised in full by payment of the cash exercise price.  China TopReach expects that any net proceeds from the exercise of the warrants will be used for general corporate purposes.

OTC Bulletin Board symbol for our Common Stock	“CGSXF.OB”

OTC Bulletin Board symbol for our Warrants	“CGSQF.OB”

OTC Bulletin Board symbol for our Units	“CGSUF.OB”

As of March 29, 2010, we had 14,391,059 shares of common stock outstanding and 5,913,500 shares of common stock issuable upon the exercise of warrants outstanding.  The amount of our shares of common stock and warrants outstanding includes the shares of common stock and warrants held in our units which have not been detached or separated.

We are contractually obligated to pay all expenses of registration incurred in connection with this offering, except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares.

 SELECTED FINANCIAL DATA

The following table presents our summary historical consolidated financial information.  The summary consolidated statements of operations data for each of the three fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006 and the consolidated balance sheet data as of December 31, 2008 and 2007 of Olympia Media Holdings have been derived from our audited consolidated financial statements included elsewhere in this prospectus.  The summary consolidated statements of operations data for nine months ended September 30, 2009 and September 30, 2008 and the consolidated balance sheet data as of September 30, 2009 of China Topreach Inc. have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. These historical results are not necessarily indicative of results to be expected in any future period.

	Nine Months Ended (in thousands, except per share data)		Year Ended (in thousands, except per share data)
	September 30, 2009 (Unaudited)	September 30, 2008 (Unaudited)	2008 (Audited)	December 31, 2007 (Audited)	2006 (Audited)
Consolidated Statement of Operations Data

Revenues	$48,643	$41,598	$56,216	$23,033	$12,463

Cost of Sales and business taxes	25,861	26,444	36,336	14,575	8,812

Income from operations	17,302	10,567	13,057	5,233	1,714

Net income	$14,826	$8,460	$11,511	$4,285	$1,319

Net income per ordinary share - basic	$1.94	$1.21	$1.53	$0.57	$0.18

Net income per ordinary share - diluted	$1.62	$1.01	$1.28	$0.48	$0.15

Weighted-average common shares outstanding *

Basic	7,535,803	7,535,803	7,535,803	7,535,803	7,535,803
Diluted	9,006,212	9,006,212	9,006,212	9,006,212	9,006,212

* Earnings per share presented for the years ended December 31, 2008, 2007 and 2006 is based on the retroactive shares outstanding after the recapitalization for all presented.

		As of December 31 (in thousands)
	September 30, 2009 (Unaudited)	2008 (Audited)	2007 (Audited)
Consolidated Balance Sheet Data
Current Assets	$35,984	$23,788	$10,372

Total Assets	66,309	54,439	33,004

Current Liabilities	35,466	30,920	22,228

Total Liabilities	35,466	30,920	22,228

●
On December 16, 2008, China TopReach entered into a stock purchase agreement with Olympia Media Holdings and Zhi Chen, pursuant to which ChinaGrowth we agreed to acquire all of Olympia Media Holdings’ issued and outstanding capital stock from its stockholders.  The stock purchase agreement was amended on January 13, 2009.  On January 27, 2009, the shareholders voted in favor of the transaction.  Please see “Business” for more detailed information on these transactions.

Exchange Rate Information

Our functional currency is the RMB, however this report is in U.S. dollars. The financial statements of our foreign subsidiaries have been translated into U.S. dollars in accordance with ASC 830, “Foreign Currency Matters”. All asset and liability accounts have been translated using the exchange rate in effect at the balance sheet date. Equity accounts have been translated at their historical exchange rates when the capital transaction occurred. Statements of operations amounts have been translated using the average exchange rate for the year. At December 31, 2008, our revenues and expenses maintained in Renminbi were translated to U.S. dollars at US$1.00 = RMB 6.9623 and our assets and liabilities maintained in Renminbi were translated to U.S. dollars at US$1.00 = RMB 6.8542. At September 30, 2009 and 2008, our revenues and expenses maintained in Renminbi were translated to U.S. dollars at US$1.00 = RMB6.8425 and US$1.00 = RMB 7.1756 respectively. At September 30, 2009, our assets and liabilities maintained in Renminbi were translated to U.S. dollars at US$1.00 = RMB6.8376. The foreign currency translation adjustment of $ has been reported as accumulated other comprehensive income in the consolidated statement of stockholders’ equity and comprehensive income.

We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, the rates stated below, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade.

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this annual report or will use in the preparation of our periodic reports or any other information to be provided to you. The source of these rates is the Federal Reserve Bank of New York.

Period	Period End	Average	Low	High
	(RMB per US$1.00)
2004	8.2765	8.2768	8.2774	8.2764
2005	8.0702	8.1940	8.2765	8.0702
2006	7.8041	7.9723	8.0702	7.8041
2007	7.2946	7.6072	7.8127	7.2946
2008	6.8225	6.9477	7.2946	6.7800
2009	6.8259	6.8307	6.8470	6.8176

(1)	Annual averages are calculated by using the average of the noon buying exchange rates for each trading day during the annual period.

RISK FACTORS

You should carefully consider the risks described below before making a decision to buy our common stock.  If any of the following risks actually occurs, our business, financial condition and results of operations could be harmed.  In that case, the trading price of our common stock could decline and you might lose all or part of your investment in our common stock.  You should also refer to the other information set forth in this prospectus, including our financial statements and the related notes.

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this Registration Statement on Form F-1 before making a decision to invest in our securities.

Risks Related to Our Business

Our limited operating history in the media business may not provide an adequate basis to judge our future prospects and results of operations and successful implementation of strategies

OMH commenced its media business in 2001 and has expanded its operations substantially in recent years. Although OMH has been profitable in the past years, it frequently encountered risks and difficulties in the PRC’s new and rapidly evolving market. In addition, the successful implementation of its strategies, including its plans to enter into more cities and contract with more newspapers, improve electronic newspapers and on-line advertising, which depends on a number of factors including, among others, changes in the PRC media and advertising markets, the availability of funds, competition, government policies and its ability to retain and recruit employees with the relevant industry knowledge and expertise. Any failure or delay in the implementation of any or all of our strategies may have material adverse effect on our growth.

We have provided guarantees in connection with a  private placement financing consummated by ShiFang, one of our subsidiaries, and if we default on such guarantee or do not meet the requisite performance requirementss we may lose control of all of our operating entities.

In February 2010, ShiFang Holding Limited, our subsidiary which controls all of our operations and operating entities, completed a US$35 million equity private placement.  Pursuant to such private placement financing four well-known institutional investors, namely, CCB International Asset Management Limited, Sinochem Europe Capital Corporation Ltd, Templeton Strategic Emerging Markets Fund III, LDC and New World Strategic Investment Limited (the ‘Investors’), acquired an aggregate of 27.16% equity interest in ShiFang.  China TopReach and certain of its shareholders provided certain guarantees and agreements to the Investors in order to secure the performance of the obligations of ShiFang pursuant to the Private Placement. If ShiFang fails to meet the requisite performance criteria or obligations contained in such agreement, we may lose control of all of our operations and operating entities.  As a result, our financial condition and results of operations may be adversely affected.

Reliance on the Business Agreements with Newspapers

 China TopReach conducts the business of advertising, providing content, printing and distribution consultative service based on the exclusive contracts entered into with 10 newspapers. If China TopReach lost its contractual relationship with some of these newspapers, China TopReach may not be able to find and develop alternative or comparable sources of revenue in a timely manner. Any such event may have a material adverse effect on the operations and financial results. All contracts China TopReach has signed up with newspapers have preferential renewal rights. With the majority of these contracts, such preferential renewal rights can be only achieved when China TopReach has met certain performance criteria. As a result, if China TopReach fails to meet these performance criteria, it may lose its contractual relationship with the newspapers.

The exclusive contracts entered into with our newspaper partners will require substantial initial capital commitments and may not generate the intended revenue and profits

Upon signing the exclusive contracts with our newspaper partners, we are generally required to place a deposit, which is refundable upon termination of the contract, with our newspaper partners at an amount negotiated between us and them. We will also typically prepay our newspaper partners a portion of a print media fee, which we negotiate with them based on the revenues we expect to generate by selling advertising spaces. There can be no assurance that we will be able to recover such initial capital commitments through our sale of the advertising spaces in the relevant newspapers or from provision of our advertising services. Any such recovery is subject to market conditions, difficulties in our cooperation with our new newspaper partner and other factors beyond our control, and may only happen after several years of operations or not at all. Further, the prepaid amounts and deposits may be forfeited in the event we are unable to fulfill our contractual obligation in respect of actual business volume generated. If we are unable to recover our initial capital commitments under existing or future contracts with our newspaper partners, our business, financial condition and results of operations in the PRC could be materially and adversely affected.

The media industry is highly regulated in the PRC, and the administration, interpretation and enforcement of the laws and regulations currently applicable to China TopReach involve uncertainties, which could materially and adversely affect its business and results of operations.

The media industry in the PRC is subject to a number of regulations and restrictions, for example, foreign ownership limitations on editorial right for publication of newspapers. Due to such restrictions, currently China TopReach does not engage in editorial work on newspapers. Although China TopReach provides content to the newspapers and has first right of refusal to acquire all rights, China TopReach cannot control the final content published in the newspapers. The business of newspapers is highly regulated and closely monitored by various government agencies in the PRC. The administration, interpretation and enforcement of the Chinese laws and regulations applicable to China TopReach’s business involve uncertainties that could materially and adversely affect China TopReach’s business and results of operations. Some operating subsidiaries of China TopReach have long-term strategic cooperation relations with newspapers. There is a risk that the business of China TopReach or the strategic partnerships with the newspapers may be deemed as actual involvement in the restricted sections within newspaper operation. There is no assurance that regulatory restrictions will not be strengthened. Unattractive content resulting from such restrictions may adversely affect our prospects and results of operations.

Increasing competition in the print media and from other new media advertising

China TopReach faces competition in the market from other newspapers and other types of media such as magazines, television and radio, as well as from the internet and other new types of media. These different media companies in China compete with China TopReach for readers and advertisement sales. Advertising spending on new media such as online advertising has grown rapidly in the past decade. If the growth rate of advertising spending on new media can be sustained going forward, market share of traditional media may be taken away. While China TopReach believes its strengths and market position have enabled it to compete with others so far, China TopReach cannot give any assurance that it will be able to continue to do so as effectively in the future. If China TopReach is unable to compete effectively against those competitors, China TopReach may lose customers and its financial condition and results of operations may be adversely affected.

China TopReach’s future success depends on the continuing efforts of its senior management team and other key personnel, and its business may be harmed if China TopReach loses their services.

Mr. Zhi Chen, the Chief Executive Officer (“CEO”) of China TopReach together with other key executives have led China TopReach to achieve success. The operations of China TopReach significantly depend on their business vision, industry expertise, experience with the business operations and management skills. If the CEO or other key executives become unable or unwilling to continue in their present positions, China TopReach may not be able to replace them in a timely manner, which would have a material adverse effect on the business and growth prospects. China TopReach also relies on the performance of a number of other key employees. Although China TopReach believes that it has established a reputation in the industry which assists in attracting talented personnel, China TopReach is still vulnerable to adverse consequences from the loss of key employees due to competition for talented personnel among providers of advertising services.

Each of China TopReach’s executive officers and key employees has entered into an employment agreement with China TopReach which contains confidentiality and non-competition provisions. These agreements generally have an initial term of three years, and are automatically extended for successive one-year terms unless terminated earlier pursuant to the terms of the agreements. If any disputes arise between any of its senior executives or key personnel and China TopReach, China TopReach cannot assure you that such executives or key personnel will remain with China TopReach.

In addition, we rely on our sales and marketing teams whose market knowledge, experience and established relations with our existing customers are essential to our success and future growth. Although we believe that our corporate culture and business growth will help us to retain our existing employees, and we have established a reputation in the industry that attracts talented personnel, we are vulnerable to the adverse consequences that may result from the loss of key employees and from the intense competition among providers of advertising services for talented and skilled personnel.

Any significant failure in China TopReach’s information technology systems could have a material adverse effect on its business and results of operations.

China TopReach’s business is highly dependent on the ability of its information technology systems, especially its MAITS system, to timely process significant amount of original data related to various industries and advertisers across diversified markets existing in different cities when transaction processes have become increasingly complex and the volume of such transactions is growing rapidly. China TopReach has devoted substantial resources to developing, maintaining and updating its information technology system. These systems enable China TopReach to provide consistent high-quality services and maintain its competitive advantages. If China TopReach fails to identify, develop and incorporate new features or technologies in its information technology systems and operations in a timely and cost-effective manner, China TopReach may lose its competitiveness and demand for its services may decrease, which would have a material and adverse effect on its revenues and profitability.

We may not be able to sustain our business growth and high profit margins that we experienced during the Track Record Period

Our businesses expanded during the Track Record Period and in order to sustain such growth in our revenues and profit and to maintain our high profit margins, we will need to implement our business plans effectively, retain experienced marketing and service personnel, manage our costs effectively and maintain adequate control and reporting systems in a timely manner.

However, there can be no assurance that we will continue to maintain our growth in the future or be able to sustain such high profit margins. The successful implementation of the strategies and plans we have developed to grow our business depend on a number of factors including, among other things, changes in the PRC media and advertising markets, the availability of funds, competition, government policies and our ability to retain and recruit qualified employees with relevant industry knowledge and expertise. Many of these factors are beyond our control and by nature, all of these factors are subject to uncertainty. There can be no assurance that our strategies and future plans can be implemented successfully. Any failure or delay in the implementation of any or all of these strategies and plans may have a material adverse effect on our profitability and prospects.

There can be no assurance that we will be able to maintain our past level of growth in the future or be able to maintain our high profit margins. Our ability to maintain our growth and profit margins in the future will depend on, amongst other things, external factors such as the PRC economy and general market trends. As we cannot be sure that our efforts will be successful or that external factors will remain favorable to us in the future, we may not achieve the growth or profitability targets we have set for our Company. Accordingly, investors should not place undue reliance on our past performance.

We are subject to fluctuations in the demand for our customers’ products and services, and their advertising budgets.

Our advertising revenues are dependent upon fluctuations in the demand for our customers’ products and services and correspondingly, their advertising budgets. The demand for our customers’ products and services are affected by a number of factors beyond our control, including the PRC economic conditions, industry and market trends, shifts in consumer purchase patterns and changes in the retail environment. If there are any adverse changes in the trends in seasonal shopping or spending patterns or other factors which unexpectedly result in a decrease in the demand for our customers’ products and services and consequently the tightening of their advertising budgets of our customers. In the event this occurs, demand for our advertising services may decrease and our prospects, results of operations and financial condition may be materially and adversely affected.

We are dependent on external financing for rapid expansion of our business and other corporate needs

We may seek additional financing from various sources, including bank borrowings to provide the capital needed to expand our business at an accelerated pace if cash flow from our operations is insufficient. In particular, we are required to make substantial capital commitments when expanding into new regions and markets and upon signing cooperative contracts with new newspaper partners. Additionally, as it is our usual practice to grant our customers a credit period of three months but we are required to settle the payment of print media fees with our newspaper partners on a monthly basis, we may experience difficulties in meeting our cash flow needs and have to rely on bank borrowings and loans from the Shareholders during the periods between our payment of the print media fees and our receipt of related payments from our customers.

We cannot predict with certainty the timing or amount of our future needs for external financing. Our ability to obtain external financing in the future and the cost of such financing are subject to a variety of uncertainties, including our business performance and the condition of financial markets. If such financing is not available on a timely basis or on satisfactory terms, or at all, our business, results of operations and financial condition may be materially and adversely affected.

We rely on intellectual property rights protection

In the course of conducting our business, we rely on the protection of our intellectual property rights as well as the protection of the intellectual property rights of our PRC newspaper partners. We and our PRC newspaper partners may not be able to protect our respective intellectual property rights.

We have developed trademarks, patents, know-how, processes, technologies and other intellectual property rights that are of significant value to us. There can be no assurance that any of our intellectual property rights will not be challenged, misappropriated or circumvented by third parties.  In addition, the legal regime governing intellectual property in the PRC is still evolving and the level of protection of intellectual property rights in the PRC may be weaker than that of other jurisdictions. We also rely on various contractual agreements with our employees, customers, our newspaper partners, business partners and others to protect our intellectual property rights. Despite precautions taken by us, it may be possible for third parties to infringe upon our intellectual property rights by copying or otherwise obtaining and using our intellectual property, including text, typographies, photographs and design layouts.  In the event that the steps we have taken and the protection provided by law do not adequately safeguard our intellectual property rights, our business, results of operations and reputation could be materially and adversely affected.

In addition, our advertising business relies on cooperation with and therefore the success of our PRC newspaper partners who rely on the protection of their certain intellectual property rights. There can be no assurance  that our PRC newspaper partners will be able to protect or assert any rights to their intellectual property rights. Any misappropriation or infringement of their intellectual property rights or difficult in enforcing such rights may have a material and adverse impact on their business, which may in turn materially and adversely affect our business and results of operation.

We may infringe on the intellectual property rights of third parties

We cannot guarantee that we or our PRC newspaper partners will not be found liable for having infringed upon the rights of third parties, including their intellectual property rights. In the event that we or our PRC newspaper partners are found liable for having infringed upon the rights of third parties, including their intellectual property rights, we or our PRC newspaper partners may be subject to liabilities which might include substantial monetary damages or sanctions. Possible sanctions could include the loss of our rights or the rights of our PRC newspaper partners to all or some of the contents that we provide, or the loss of our rights or the rights of our PRC newspaper partners to engage in all or some part of our respective businesses on a temporary or a permanent basis. Given our reliance upon our PRC newspaper partners, any such liabilities or sanctions levied against them could have a material and adverse effect on the revenues we derive from our contracts with our PRC newspaper partners and, therefore, the business and results of operations of our Group.

As of the Latest Practicable Date, we were not aware of any infringement of the rights of any third party by our Group or by any of our PRC newspaper partners.  In addition, so far as we were aware at the Latest Practicable Date, neither our Group nor any of our PRC newspaper partners were involved in any proceedings in respect of, or had received any notice of any claims, threatened or pending, of infringement of any of the intellectual property rights of any third parties by our Group or any of our PRC newspaper partners.

We may be involved in litigation, which could be expensive and divert the attention and resources of our management

We currently do not maintain any insurance coverage on contingent liabilities arising out of litigation or claims against us. We are exposed to the risk of becoming involved in litigation which could have a material adverse impact on our business. Civil claims may potentially be filed against us for fraud, defamation, negligence, copyright or trademark infringement or for claims relating to the nature and content of the information or articles contained in our customers’ advertisements. There can be no assurance that claims and actions will not be initiated against us or arise out of our business in the future. Litigation expenses, potential losses from lawsuits and delays in proceedings in respect of outstanding and possible future claims may have a material adverse effect on our results of operations and our financial condition in the future. In particular, as our success largely depends on the leadership and day-to-day management of our Directors and senior management, our becoming involved in any litigation could divert the time and attention of our Directors and senior management away from the management of our business, which could materially and adversely affect our results of operation and financial condition.

We may not maintain sufficient insurance coverage for the risks associated with our business operations

Risks associated with our businesses include risk of damage to our offices, equipment and printing facilities, liability for environmental pollution, transportation accidents and the risks posed by natural disasters, any or all of which may affect our business operations. Notwithstanding that we maintain insurance addressing damage to and destruction to our facilities and equipment, we may experience difficulty in receiving compensation from the insurance companies, or there are delays in receiving such compensation or we may not be able to receive compensation in full or at all. Furthermore, we do not carry any business interruption insurance or insurance addressing damages arising out of natural disasters or other accidents at our production facilities. If we incur losses which are not covered by our insurance policies, or the amount of compensation we receive from our insurer is significantly less than our actual loss, our financial condition and results of operations could be materially and adversely affected.

Risks Relating to China TopReach and the Combined Company

Following the Acquisition, we did not receive any funds from the Trust Account which could be used to fund operations and execute our business plan.

Most, if not all, of the funds in the Trust Account were used for repurchases of ordinary shares pursuant to the Private Purchases and the Note Purchase Agreement, to redeem the ordinary shares of members who elect to exercise their conversion rights or to pay other transaction expenses.  Therefore, we did not expect to receive any material funds from the Trust Account.  In order to fund our operations and grow our business, we will require working capital which the Trust Account will not provide.  If we do not obtain equity or debt financing, we will not be able to operate our business or execute our business plan.

Following the Acquisition, the combined company may not be able to secure financing needed for future operating needs on favorable terms, or on any terms at all.

From time to time, following the Acquisition, we may seek additional financing to provide the capital required to maintain our business if cash flow from operations is insufficient to do so.  China TopReach cannot predict with certainty the timing or amount of any such capital requirements. If such financing is not available on satisfactory terms, China TopReach may be unable to expand its business or to develop new business at the rate desired, and its results of operations may be adversely affected. If China TopReach is able to incur debt, it may be subject to certain restrictions imposed by the terms of the debt and the repayment of such debt may limit its cash flow and its ability to grow. If China TopReach is unable to incur debt, it may be forced to issue additional equity, which could have a dilutive effect on its current shareholders.

We may pursue additional financings for ShiFang which may result in dilution of our ownership in ShiFang which may have adverse consequences.

In order to secure a financing necessary in order for the Company to achieve its strategic goals, our operating subsidiary, in February 2010, ShiFang completed a US$35 million private placement pursuant to which China TopReach diluted its ownership interest in ShiFang to 58.27%. ShiFang may in the future seek additional financing to provide the capital it requires to develop its business.  Such financings may result in further dilution of China TopReach’s ownership interest in ShiFang which may have adverse consequences.  This could possibly result in a loss of control of ShiFang by China TopReach and may prevent China TopReach from consolidating the financial statements of ShiFang with its own.

The future operating results of China TopReach may differ significantly from its actual historical results as well as the net income targets established in order for the shareholders of OMH to receive additional shares of China TopReach.

The future operating results of China TopReach may differ significantly from its actual historical results as well as the net income targets established in order for the shareholders of OMH to receive additional shares of China TopReach. To the extent the actual net income is significantly lower than actual historical results or the net income targets established in order for the shareholders of OMH to receive additional shares of China TopReach, there could be adverse consequences to China TopReach.

We may be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. holders that exercise their redemption rights.

We may qualify as a passive foreign investment corporation (“PFIC”). A PFIC is defined as a foreign corporation 75% of whose gross income in a taxable year (including its pro rata share of the gross income of any company in which it is considered to own, directly or indirectly, at least 25% of the shares by value) is passive income, or at least 50% of whose assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year) are held for the production of, or produce, passive income. If we are a PFIC for any taxable year during which a U.S. shareholder that exercises its redemption rights was a shareholder, and if such U.S. shareholder did not make a timely qualified electing fund (“QEF”) election for the first taxable year of its holding period for our shares, such U.S. shareholder will be subject to special rules with respect to any gain that it recognizes on the redemption of its shares. Under these special rules, the U.S. shareholder’s gain will be allocated ratably over the U.S. shareholder’s holding period for the shares; the amount allocated to the taxable year in which the U.S. shareholder recognizes the gain will be taxed as ordinary income; the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year and applicable to the U.S. shareholder; and the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such prior year. Based on the composition of China TopReach’s assets prior to January 27, 2009 (which have largely consisted of cash and other investment assets), as well as the composition of China TopReach’s income prior to January 27, 2009 (which has largely consisted of interest), it is likely that we qualify as a PFIC in 2006, 2007 and 2008.

We have not had operations, and OMH has not operated as a public company. Fulfilling its obligations incident to being a public company will be expensive and time consuming.

OMH, as a private company, has maintained a relatively small finance, accounting and internal auditing staff. China TopReach does not have an internal audit group. OMH has not been required to maintain and establish disclosure controls and procedures and internal control as will be required. Under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, we will need to implement additional corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these obligations will require significant management time, place significant additional demands on our finance and accounting staff and on our financial, accounting and information systems, and increase our insurance, legal and financial compliance costs. We may also need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

Being a foreign private issuer exempts us from certain Securities and Exchange Commission requirements that provide shareholders the protection of information that must be made available to shareholders of United States public companies.

We are a foreign private issuer within the meaning of the rules promulgated under the Securities Exchange Act of 1934. As such, we are exempt from certain provisions applicable to United States public companies including:

•	The rules requiring the filing with the Securities and Exchange Commission, or SEC, of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	The sections of the Securities Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Securities Exchange Act;

•	Provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

•
The sections of the Securities Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months).

Because of these exemptions, our shareholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.

Provisions in our Amended and Restated Memorandum and Articles of Association regarding when we were required to liquidate and dissolve if no business combination were consummated are open to interpretation. If the SEC or others do not agree with our interpretation of these provisions of our Amended and Restated Memorandum and Articles of Association we may be subject to regulatory action or shareholder claims.

Under our Amended and Restated Memorandum and Articles of Association, in the event that we did not consummate a business combination within 18 months from the date of our IPO, which was January 29, 2007, we were required to liquidate and dissolve unless we had entered a letter of intent, an agreement in principle or a definitive agreement to complete a business combination during such 18-month period, in which case we would have an additional six months, or until January 29, 2009, to complete a business combination. On July 22, 2008, we entered into a memorandum of understanding relating to a business combination. On December 16, 2008, we entered a definitive Share Purchase Agreement to acquire OMH, which was then amended on January 13, 2009. Accordingly, under the terms of our Amended and Restated Memorandum and Articles of Association we had an additional six months to complete a business combination and were not required to liquidate and dissolve until January 29, 2009. If the SEC or others do not agree with our interpretation of these provisions of our Amended and Restated Memorandum and Articles of Association we may be subject to regulatory action or shareholder claims.

Following the Acquisition, expansion of the business of the combined company may put added pressure on the management of China TopReach, which may impede its ability to meet any increased demand for its services and adversely affect its results of operations.

The business plan of China TopReach is to significantly grow its operations to meet anticipated growth in demand for its services. Growth in its business may place a significant strain on its personnel, management, financial systems and other resources. The evolution of its business also presents numerous risks and challenges, including:

•	the continued acceptance of the services of China TopReach by the media markets;

•	the ability of China TopReach to successfully and rapidly expand media services to potential customers in response to potentially increasing demand;

•	the costs associated with such growth, which are difficult to quantify, but could be significant;

•	the highly competitive nature of the media facilities industry.

If we are successful in obtaining rapid market growth of our services, we will be required to provide a larger volume of services to customers on a timely basis at a reasonable cost to those customers. Such demands would require more capital than China TopReach has available and without more capital, China TopReach may be unable to meet the needs of its customers, which could adversely affect its relationship with its customers and results of operations.

Risks Related to China TopReach’s Corporate Structure

If the PRC government considers that the contractual arrangements among SF, BJHXT and its shareholders do not comply with applicable PRC laws, China TopReach and its subsidiaries and affiliates could be subject to severe penalties.

PRC  laws place certain restrictions on foreign investment in and ownership of media companies. China TopReach and its PRC subsidiary, SF, are considered foreign persons or enterprises with foreign investment, and are required to comply with the Chinese law applicable to foreign investment in the media industry. Because of the restrictions, China TopReach does not have ownership interests in BJHXT which holds the licenses and permits necessary to conduct China TopReach’s media business, but conducts China TopReach’s operations in PRC principally through contractual arrangements among SF, BJHXT and its shareholders.

China TopReach’s contractual arrangements with BJHXT and its shareholders enable China TopReach to:

•	exercise effective control over BJHXT;

•	receive a substantial portion of the economic benefits of BJHXT in consideration for the services provided by SF, China TopReach’s wholly-owned subsidiary in PRC; and

•	have an exclusive option to purchase all or part of the equity interests in BJHXT when and to the extent permitted by PRC laws.

Because of these contractual arrangements, BJHXT and its subsidiaries are treated as China TopReach’s consolidated affiliated entities. If China TopReach’s corporate and contractual structures are found to be in violation of any existing or future Chinese laws, China TopReach may have to modify such structures accordingly to comply with regulatory requirements. However, China TopReach cannot assure you that China TopReach can achieve this without material disruption to its business. Further, if the contractual arrangements are found to be in violation of any existing or future PRC laws, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including:

•	revoking the business and operating licenses of SF and BJHXT;

•	restricting or prohibiting any related-party transactions between SF and BJHXT;

•	imposing fines or other requirements with which China TopReach or SF and BJHXT may not be able to comply;

•	requiring China TopReach or SF and BJHXT to restructure the relevant ownership structure or operations; or

•	restricting or prohibiting China TopReach’s use of the funds released from the Trust Account to finance China TopReach’s business and operations in PRC.

The imposition of any of these penalties could result in a material and adverse effect on China TopReach’s ability to conduct its business.

China TopReach relies on contractual arrangements with BJHXT and its shareholders for China TopReach’s media operations, which may not be as effective in providing operational control as direct ownership.

China TopReach has relied on, and expects to continue to rely on, contractual arrangements with BJHXT and its shareholders to operate its business in China. For a description of these contractual arrangements, see “China TopReach Corporate Structure”. These contractual arrangements may not be as effective in providing China TopReach with control over BJHXT as direct ownership. China TopReach has no direct or indirect equity interests in BJHXT.

If China TopReach had direct ownership of BJHXT, China TopReach would be able to exercise its rights as a shareholder to effect changes in the board of directors of BJHXT, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. But under the current contractual arrangements, as a legal matter, if BJHXT or any of its shareholders fails to perform their obligations under these contractual arrangements, China TopReach may have to incur substantial costs and resources to enforce such arrangements and rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if the shareholders of BJHXT were to refuse to transfer their equity interest in BJHXT to China TopReach or China TopReach’s designee when China TopReach exercises the call option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward China TopReach, then China TopReach may have to take legal action to compel them to fulfill their contractual obligations.

All of these contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in PRC. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit China TopReach’s ability to enforce these contractual arrangements. In the event China TopReach is unable to enforce these contractual arrangements, China TopReach may not be able to exert effective control over BJHXT, and its ability to conduct its business may be adversely affected.

Contractual arrangements among China TopReach, its PRC subsidiary, BJHXT and other parties may be subject to scrutiny by the PRC  tax authorities and a finding that China TopReach or China TopReach’s PRC affiliated entity owe additional taxes could substantially reduce its consolidated net income and the value of your investment.

Under PRC laws, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. China TopReach could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangement among SF, China TopReach’s wholly owned subsidiary in China, and BJHXT does not represent an arm’s-length price and adjust BJHXT’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction, for PRC tax purposes, of expense deductions recorded by BJHXT, which could in turn increase their respective tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties on BJHXT for underpayment of taxes. China TopReach’s consolidated net income may be materially and adversely affected if BJHXT’s tax liabilities increase or if they are found to be subject to late payment fees or other penalties.

PRC  regulations on loans and direct investment by offshore holding companies to PRC  entities may delay or prevent China TopReach from using the funds in the Trust Account or proceeds China TopReach may receive from future financing to make loans to its PRC  subsidiaries or affiliates or to make additional capital contributions to its PRC  subsidiaries, which could materially and adversely affect its liquidity and its ability to fund and expand its business.

China TopReach is an offshore holding company conducting its operations in PRC through its subsidiaries and affiliated entities in PRC. In utilizing the funds in the Trust Account or proceeds China TopReach may receive from future financing for use by its PRC subsidiaries and affiliates as operational capital, China TopReach may make loans to its PRC subsidiaries and affiliates, or China TopReach may make additional capital contributions to its PRC subsidiaries.

Any loans China TopReach makes to either of Fuzhou Han Ding Network Science and Technology Co., Ltd, Beijing Han Ding Advertising Co., Ltd and Fuzhou Hong Xin Tu Printing Co., Ltd (collectively, the “FIEs”), which are treated as foreign-invested enterprises under PRC laws, cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange, or SAFE, or its local counterparts. Under applicable PRC laws, the PRC regulators must approve the amount of a foreign-invested enterprise’s registered capital, which represents shareholders’ equity investments over a defined period of time, and the foreign-invested enterprise’s total investment, which represents the total of the company’s registered capital plus permitted loans. The registered capital/total investment ratio cannot be lower than the minimum statutory requirement and the excess of the total investment over the registered capital represents the maximum amount of borrowings that a foreign invested enterprise is permitted to have under PRC laws. If China TopReach was to advance some funds to the FIEs in the form of loans and such funds exceed the maximum amount of borrowings of the subsidiary, China TopReach would have to apply to the relevant government authorities for an increase in their permitted total investment amounts. The various applications could be time consuming and their outcomes would be uncertain. Concurrently with the loans, China TopReach might have to make capital contributions to the FIEs in order to maintain the statutory minimum registered capital/total investment ratio, and such capital contributions involve uncertainties of their own, as discussed below. Furthermore, even if China TopReach makes loans to the FIEs that do not exceed their current maximum amount of borrowings, China TopReach will have to register each loan with SAFE or its local counterpart within 15 days after the signing of the relevant loan agreement. Subject to the conditions stipulated by SAFE, SAFE or its local counterpart will issue a registration certificate of foreign debts within 20 days after reviewing and accepting its application. In practice, it may take longer to complete such SAFE registration process.

Any loans China TopReach makes to any subsidiary or affiliate which is a PRC domestic company rather than foreign-invested enterprise under PRC laws, such as BJHXT, are also subject to various PRC regulations and approvals. Under applicable PRC regulations, medium- and long-term international commercial loans to PRC domestic companies are subject to approval by the National Development and Reform Commission, and short-term international commercial loans to PRC domestic companies are subject to the balance control system administered by SAFE. Due to the above restrictions, China TopReach is not likely to make loans to subsidiaries or affiliates which are PRC domestic companies.

Any capital contributions China TopReach makes to the FIEs must be approved by the Ministry of Commerce of the PRC or its local counterparts and registered with SAFE or its local counterparts. Such applications and registrations could be time consuming and their outcomes would be uncertain.

China TopReach cannot assure you that China TopReach will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by China TopReach to its PRC subsidiary or affiliated entity or with respect to future capital contributions by China TopReach to its China subsidiary. If China TopReach fails to complete such registrations or obtain such approvals, its ability to use such future loans or capital contributions to capitalize or otherwise fund its PRC operations may be negatively affected, which could adversely and materially affect its liquidity and its ability to fund and expand its business.

Risks Related to Doing Business in PRC

Adverse changes in economic and political policies of the PRC  government could have a material adverse effect on the overall economic growth of PRC, which could reduce the demand for China TopReach’s services and adversely affect its competitive position.

Substantially all of China TopReach’s business operations are conducted in PRC. Accordingly, China TopReach’s business, results of operations, financial condition and prospects are subject to economic, political and legal developments in the PRC. PRC’s economy differs from the economies of developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of PRC. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. While some of these measures benefit the overall the PRC economy, they may also have a negative effect on China TopReach. For example, China TopReach’s business, financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to China TopReach.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. The PRC government has implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to slow down specific segments of the PRC’s economy that it believed to be overheating. These actions, as well as future actions and policies of the PRC government, could materially affect China TopReach’s liquidity and access to capital and China TopReach’s ability to operate its business.

Uncertainties with respect to the PRC legal system could adversely affect China TopReach.

China TopReach conducts its business primarily through its subsidiaries and affiliates in the PRC. China TopReach’s operations in the PRC are governed by the PRC laws and regulations. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, the PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in the PRC. However, the PRC has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, China TopReach may not be aware of its violation of these policies and rules until some time after the violation. In addition, any litigation in the PRC may be protracted and result in substantial costs and diversion of resources and management attention.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of the PRC. China TopReach receives substantially all of its revenues in RMB. Under its current corporate structure, its income is primarily derived from dividend payments from its PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of its PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to China TopReach, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of the PRC to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents China TopReach from obtaining sufficient foreign currency to satisfy its currency demands, China TopReach may not be able to pay dividends in foreign currencies to its shareholders, including holders of its common shares.

Fluctuation in the value of the RMB may have a material adverse effect on your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 17.5% appreciation of the RMB against the U.S. dollar between July 21, 2005 and November 30, 2008. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar. Substantially all of China TopReach’s revenues and costs are denominated in RMB, and a significant portion of its financial assets are also denominated in RMB. China TopReach principally relies on dividends and other distributions paid to China TopReach by its subsidiaries and affiliated entities in the PRC. Any significant revaluation of the RMB may materially and adversely affect its cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, its common shares in U.S. dollars. For example, an appreciation of the RMB against the U.S. dollar would make any new RMB-denominated investments or expenditures more costly to China TopReach, to the extent that China TopReach needs to convert U.S. dollars into RMB for such purposes. An appreciation of the RMB against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when China TopReach translates its U.S. dollar denominated financial assets into RMB, as the RMB is its reporting currency.

Risks Relating to Our Securities

If we do not pay dividends on our shares, our shareholders will only benefit from an investment in our shares if such shares appreciate in value.

Our board of directors may make any determination to pay dividends in the future, depending upon results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Accordingly, realization of a gain on shareholders’ investments will depend on the appreciation of the price of our shares. There is no guarantee that our shares will appreciate in value or even maintain the price at which shareholders purchased their shares.

Shares to be potentially issued may have an adverse effect on the market price of our shares.

As of March 29, 2010, there were 14,391,059 shares outstanding of which our public shareholders held approximately 171,087. In addition, in connection with our IPO, we issued warrants to purchase 5,013,500 shares. Our initial directors and initial executive officers and/or certain of their affiliates also hold warrants to purchase 900,000 shares at US$6.00 per share. We also issued an option to purchase up to a total of 315,000 units to the representative of the underwriters of our IPO which, if exercised, will result in the issuance of an additional up to 315,000 warrants and an additional up to 315,000 shares. In addition, assuming all the after-tax profit targets set forth n the Share Purchase Agreement executed in connection with the Acquisition are met, we will need to issue up to a total of 4,000,000 ordinary shares to those who were shareholders of OMH at the time of the Acquisition. The sale, or even the possibility of sale, of the shares could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. Upon the issuance of the additional shares, you may experience dilution to your holdings.

China TopReach’s securities are quoted on the OTC, which may limit the liquidity and price of our securities more than if our securities were listed on the Nasdaq Global Market or the New York Stock Exchange,  and the trading price for our ordinary shares may fluctuate significantly.

Our ordinary shares, warrants and units are quoted on the OTC. We believe that the quotation of our securities on the OTC will limit the liquidity and price of our securities more than if our securities were listed on the Nasdaq Global Market or the New York Stock Exchange. Although we intend to apply to list our ordinary shares on the Nasdaq Global Market, we cannot assure you that we will satisfy the applicable listing requirements.  Compliance with all of the applicable provisions of the Sarbanes-Oxley Act will likely be a further condition of continued listing or trading. There is no assurance that if we are granted a listing on the Nasdaq Global Market we will always meet the Nasdaq Global Market listing requirements, or that there will be an active, liquid trading market for our ordinary shares in the future. Failure to meet the Nasdaq Global Market listing requirements could result in the delisting of our ordinary shares from the Nasdaq Global Market, which may adversely affect the liquidity of our shares, the price that can be obtained for them, or both.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This Form F-1 contains forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about our possible or assumed future results of operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” and variations of such words and similar expressions are intended to identify the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements contained in this annual report, or the documents to which we refer you in this annual report, to reflect any change in our expectations with respect to such statements or any change in events, conditions or circumstances on which any statement is based.

China TopReach Inc. is a Cayman Islands company that is referred to in this Form F-1, as “China TopReach” “the company,” “we,” “us,” or “our.” When used in this annual report, the term “initial shareholders” shall mean the shareholders of the company immediately prior to our initial public offering, unless the context otherwise requires. This annual report should be read in conjunction with our audited financial statements and the accompanying notes thereto, which are included in this Prospectus.

MARKET AND INDUSTRY DATA

This prospectus includes market and industry data and forecasts that we have developed from independent consultant reports, publicly available information, various industry publications, other published industry sources and our internal data and estimates.  Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable.

Our internal data and estimates are based upon information obtained from our investors, trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions.  Although we believe that such information is reliable, we have not had this information verified by any independent sources.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our ordinary shares by the selling stockholders.

We may receive proceeds from the exercise of the warrants and issuance of the shares underlying the warrants.  If all of the warrants were exercised in full, the proceeds would be approximately $35,481,000.  We expect to sue the proceeds, if any, for working capital.  We can make no assurances that any of the warrants will be exercised, the quantity which will be exercised or in the period in which they will be exercised.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Our units, common stock and warrants are traded on the Over-the-Counter Bulletin Board under the symbols CGSUF.OB, CGSXF.OB and CGSQF.OB, respectively.  The following table sets forth the high and low closing prices of the our units, ordinary shares and warrants on the over-the-counter bulletin board for the periods indicated since such securities commenced public trading.  The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions:

	Common Stock		Warrants		Units
	Low	High	Low	High	Low	High
Most Recent Six Months

January 2010	1.85	4.90	0.33	0.35	4.00	4.00

December 2009	4.00	4.90	0.15	0.35	4.00	4.00

November 2009	4.10	4.50	0.12	0.18	4.00	4.00

October 2009	4.50	5.00	0.13	0.15	4.00	4.00

September 2009	5.00	5.00	0.06	0.21	4.00	4.00

August 2009	5.00	5.00	0.21	0.21	4.00	4.00

Most Recent Quarters

First Quarter 2008	7.39	7.50	0.64	0.90	7.92	8.20

Second Quarter 2008	7.46	7.72	0.65	1.25	8.04	9.09

Third Quarter 2008	7.50	7.71	0.20	0.50	7.57	8.50

Fourth Quarter 2008	7.28	7.82	0.01	0.15	7.05	7.60

First Quarter 2009	7.00	8.00	0.03	0.55	5.00	7.50

Second Quarter 2009	2.50	7.00	0.10	0.20	1.00	5.00

Third Quarter 2009	5.00	5.00	0.06	0.30	4.00	4.00

Fourth Quarter 2009	4.00	5.00	0.12	0.35	4.00	4.00

Most Recent Fiscal Years

Fiscal 2009	2.50	8.00	0.03	0.55	1.00	7.50

Fiscal 2008	7.28	7.82	0.01	1.25	5.00	9.09

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock.  We currently expect to retain all future earnings for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future.  The declaration and payment of any dividends in the future will be determined by our board of directors, in its discretion, and will depend on a number of factors, including our earnings, capital requirements and overall financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the consolidated financial statements and related notes which appear elsewhere in this prospectus.  This discussion contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly under the heading “Risk Factors.”

OVERVIEW

Founded in 2001, Olympia Media Holdings Limited (“OMH”) together with its subsidiaries and affiliates is a leading privately owned print media and advertisement company in China.

As of December 31, 2009, OMH has entered into exclusive contracts with 10 newspapers that allow it to engage in full or partial cooperation with newspapers, except for final editorial rights which are prohibited by Chinese law. Currently, the total average daily circulation of the contracted newspapers amounts to 1.8 million in 14 cities covering about 75 million people. These media resources provide advertisers with an efficient way to reach affluent readers in the fast growing local consumer markets. OMH also operates a website (www.duk.cn), a leading online aggregator and publisher of newspapers and magazines from multiple online and offline sources.

The majority of the OMH’s revenue is derived from advertising revenue from its contracted newspapers. OMH receives payments primarily from the advertisers directly, as well as through the advertising agents. OMH also generates revenues from providing publishing and distribution services to the newspapers.

OMH’s strategy is to contract with more newspapers in rapidly developing cities to reach more affluent readers, creating a national integrated print media platform for advertisers.

OMH’s business has grown substantially in recent years. As discussed in more detail in this MD&A, for the nine months ended September 30, 2009 compared to nine months ended September 30, 2008:

•	Total gross revenue increased by 17%

•	Net income increased by 75% from US$8.5 million for the nine months ended September 30, 2008 to US$14.8 million for the nine months ended September 30, 2009.

For year 2008 compared to year 2007:

•	Total gross revenue increased by 144%

•	Net income increased by 169% from US$4.3 million in 2007 to US$11.5 million in 2008.

For year 2007 compared to year 2006:

•	Total gross revenue increased by 85%

•	Net income increased by 225% from US$1.3 million in 2006 to US$4.3 million in 2007.

RECENT DEVELOPMENTS

China TopReach Inc.’s subsidiary, ShiFang Holding Limited (“ShiFang”) has completed a US$35 million equity private placement (the “Private Placement”).  Four well-known institutional investors (the “Investors”), namely, CCB International Asset Management Limited, Sinochem Europe Capital Corporation Ltd, Templeton Strategic Emerging Markets Fund III, LDC and New World Strategic Investment Limited, acquired an aggregate 27.16% equity interest in ShiFang in the Private Placement.  China TopReach and certain shareholders provided certain guarantees and agreements to the Investors in order to secure the performance of the obligations of ShiFang under the Private Placement.

ShiFang was initially established as a wholly owned subsidiary of China TopReach to serve as the holding company of the operating companies of China TopReach group.  ShiFang plans to use the proceeds from the Private Placement to continue to develop relationships with additional metro newspapers in China and to fund its working capital needs.

There were several conditions precedent to the closing of the Private Placement, including the following :

a)
Equity Transfer: Prior to the closing of the Private Placement, China TopReach transferred its equity ownership of Olympia Media Holdings Limited (“OMH”) to ShiFang.  OMH was acquired by China TopReach from its founding shareholders (“OMH Shareholders”) pursuant to a share purchase agreement dated 16 December 2008 (as amended on 13 January 2009) (“OMH Acquisition”) and is the entity which holds most of China TopReach’s operations and operating companies.

b)
Share Exchange: Certain key management shareholders of China TopReach, including TopBig International Development Limited (“Topbig”, controlled by Mr. Chen Zhi, director and CEO of China TopReach), Blazing Sun Holdings Limited (“Blazing Sun”, controlled by Mr. Hong Peifeng, director and Chairman of Board of Directors of China TopReach) and Keep Profit International Capital Limited (“Keep Profit”) were required to exchange a portion of their equity in China TopReach for shares in ShiFang, provide guarantees to, and pledge their shares in China TopReach and ShiFang in favor of the Investors in order to secure the performance of the obligations of China TopReach, OMH and ShiFang. In addition, Mr. Chen Zhi and Mr. Hong Peifeng were required to provide unlimited liability personal guarantees to, and pledge their shares in Topbig and Blazing Sun in favor of, the Investors.  This arrangement was required by the Investors as a condition to their investment to better align the interests of these management shareholders with the Investors.  Pursuant to this arrangement and prior to the consummation of the Private Placement, Topbig, Blazing Sun and Keep Profit transferred 955,748, 352,526 and 469,938 ordinary shares (totalling 1,778,212 ordinary shares) of China TopReach to Dragon Soar Limited (“Dragon Soar”, a wholly-owned subsidiary of China TopReach) in return for an aggregate 20% shareholding in ShiFang.  The terms of this share exchange were determined and agreed among China TopReach, Topbig, Blazing Sun and Keep Profit taking into account, among other things, the additional risk assumed by these three shareholders in providing collateral to facilitate the consummation of the Private Placement and the reduced liquidity of unlisted ShiFang shares as compared to listed China TopReach shares.  Subject to approval by shareholders at an extraordinary general meeting to be convened by China TopReach in due course, the 1,778,212 shares of China TopReach held by Dragon Soar will be repurchased and cancelled.

c)
Revised Earn-out Arrangement: Under the terms of the OMH Acquisition, 9,500,000 additional shares of China TopReach (“Earn-out Shares”) were to be issued to OMH Shareholders upon the achievement of 2009, 2010, 2011 and 2012 after-tax profits targets by China TopReach, based on the following schedule:

Fiscal year	Profit targets	Earn-out Shares
2009	RMB136 million (approximately US$20 million)	2,000,000
2010	RMB197.2 million (approximately US$29 million)	2,500,000
2011	RMB278.8 million (approximately US$41 million)	2,500,000
2012	RMB394.4 million (approximately US$58 million)	2,500,000

Out of the 9,500,000 Earn-out Shares, Topbig, Blazing Sun and Keep Profit were to be issued 5,500,000 Earn-out Shares upon achievement of the profit targets.  To compensate for the additional risk assumed by these three shareholders in providing collateral to facilitate the consummation of the Private Placement, China TopReach issued 5,500,000 shares to Topbig (3,309,813 shares), Blazing Sun (1,530,712 shares) and Keep Profit (659,475 shares), whereupon Topbig, Blazing Sun and Keep Profit also agreed to surrender their entitlement to receive 5,500,000 Earn-out Shares regardless of whether the profit targets are achieved in future.  The rights of the other OMH Shareholders, who did not provide personal guarantees and collateral during the Private Placement, to be issued the remaining 4,000,000 Earn-out Shares are unaffected by the above arrangement and are still subject to the achievement of the profit targets based on the following schedule:

Fiscal year	Profit targets	Earn-out Shares
2009	RMB136 million (approximately US$20 million)	1,000,000
2010	RMB197.2 million (approximately US$29 million)	1,000,000
2011	RMB278.8 million (approximately US$41 million)	1,000,000
2012	RMB394.4 million (approximately US$58 million)	1,000,000

In addition, to eliminate any profit and loss account effect upon the profits targets resulted from the Private Placement, China TopReach agreed to grant a special concession in the calculation of net profits used to determine whether the profits targets under the earn-out arrangement are achieved, by excluding all profit and loss account effects resulting from any fund-raising exercises carried out by China TopReach group since the effective date of the OMH Acquisition.

Release of Escrowed Shares: Under the terms of the OMH Acquisition, 2,000,000 shares of China TopReach (“Escrowed Shares”) issued to OMH Shareholders were put in escrow pending the achievement by China TopReach of a 2008 after-tax profits target of  RMB78.2 million (US$11.5 million) and a 2009 after-tax profits target of RMB115.6 million (US$17 million) . These profit targets were determined based in part on the plan by China TopReach to provide US$38 million remaining from the proceeds raised in its U.S. equity offering as working capital to OMH pursuant to the OMH Acquisition.  However, as a large number of China TopReach shareholders elected to redeem their China TopReach shares in connection with the OMH Acquisition, the proceeds were primarily used to redeem China TopReach shares and were not available for the development of OMH’s business.  As a result of the shortfall in working capital available to OMH during the year 2009, the business development and expansion of OMH could not take place as quickly as originally planned.  Therefore, China TopReach waived its right to have the Escrowed Shares put in escrow pending the achievement of 2008 and 2009 profits targets, and such shares were released from escrow.

Capitalization Issue: Pursuant to the OMH Acquisition, China TopReach was required to pay cash consideration of US$6 million to OMH Shareholders when its free cash flow is sufficient to meet this obligation. In order to reduce the debt burden of China TopReach, China TopReach issued 1,200,000 shares to such shareholders at the price of US$5.00 per share to settle the US$6 million obligation.

After completion of the above transactions and as of the date of this press release, the shareholdings of China TopReach and ShiFang are as follows:

(a)	China TopReach shareholdings

Shareholders	Number of shares	Shareholding
TopBig International Development Limited	3,885,266	27.00%
Index Asia Pacific Limited	1,680,009	11.67%
Blazing Sun Holdings Limited	1,540,395	10.70%
China Science & Kingwing (HK) Investment Management Limited	1,431,004	9.94%
Keep Profit International Capital Limited	809,713	5.63%
Luck Smart Limited	355,280	2.47%
Cypress Capital International Investment Management Limited	297,622	2.07%
Adoration Management Limited	186,045	1.29%
Jiangyuan International Development Limited	158,816	1.10%
Wing Keen Management Limited	118,097	0.82%
Other shareholders	2,150,600	14.94%
Dragon Soar Limited	1,778,212	12.36%
TOTAL	14,391,059	100%

(b)	ShiFang shareholdings

Shareholders	Number of shares	Shareholding
China TopReach Inc.	320,000,000	58.27%
TopBig International Development Limited	42,998,170	7.83%
Blazing Sun Holdings Limited	15,859,804	2.89%
Keep Profit International Capital Limited	21,142,026	3.85%
Investors	149,123,121	27.16%
TOTAL	549,123,121	100.00%

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

OMH prepared its financial statements in accordance with U.S. GAAP, which requires it to make judgments, estimates and assumptions that affect the reported amounts of its assets and liabilities and the disclosure of its contingent assets and liabilities at the end of each fiscal period and the reported amounts of revenues and expenses during each fiscal period. Significant items subject to such estimates and assumptions include the recoverability of the carrying amount and the estimated useful lives of long-lived assets; valuation allowances for receivables. OMH continually evaluates these judgments and estimates based on its own historical experience, knowledge and assessment of current business and other conditions, its expectations regarding the future are based on available information and assumptions that it believes to be reasonable, which together form its basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, OMH’s actual results could differ from those estimates.

The selection of critical accounting policies, the judgments and other uncertainties affecting application of those policies and the sensitivity of reported results to changes in conditions and assumptions are factors that should be considered when reviewing our financial statements. We believe the following accounting policies involve the most significant judgments and estimates used in the preparation of our financial statements.

Revenue Recognition

The Company generates revenue primarily from advertising to end customers and printing service and publishing consulting services provided to the Newspapers. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured. Revenue from advertising contracts, net of rebates is generally recognized over the period in which the advertisement is displayed. Revenue from printing, net of value-added tax, is recognized when the service is provided. A government subsidy is recognized when there is a reasonable assurance that the Company has complied with the conditions attaching with it and that the grant will be received. Interest income is recognized on a time proportional basis, by reference to the principal outstanding and using the effective interest met.

Trade receivables, net

Trade receivables are recorded at the invoiced amount and do not bear interest.   The Company does not adopt a general provision policy over doubtful receivables. Management determines the allowance and bad debt write-off by each individual customer based on historical collection experience, known troubled accounts and other currently available evidence. The allowance for doubtful accounts is management’s best estimate of the amount of probable credit losses in the existing accounts receivable.

Inventories

Inventories mainly consist of newsprint and printing ink. Inventories are stated at the lower of cost or market, using the average cost method. Cost includes materials, transportation cost and labor related to the purchase of inventories. We regularly review inventory quantities on hand and the estimated utility of our inventory. If our review indicates a reduction in utility below carrying value, we reduce our inventory to a new cost basis.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation.  These assets are held for use in the printing production or providing services or for administrative purposes, stated at cost less subsequent accumulated depreciation and accumulated impairment losses. Depreciation expense is recognized using the straight line method over the shorter of estimated useful lives and office rental contract as follows:

Years
Leasehold improvement	5
Buildings	40
Machinery and equipment	5-10
Office equipments and furniture	5
Motor vehicles	5-10

Property, plant and equipment are derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on disposal of the asset is included in the income statement in the year in which the item is derecognized.

Deposits to newspaper

Based on co-operation agreement entered between the Company and newspapers, the Company needs to pay a certain deposit to the contracted newspapers in order to receive operation rights, which allows the Company to engage in full or partial co-operation with newspapers through exclusive contracts, except final editorial rights which are prohibited by PRC law. Such deposits are interest free, repayable on the mature date of agreement or on demand of the Company under mutual consent.  All co-operation contract terms are over one year.

Intangible assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit of ten years. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances estimates of useful lives or that indicate that impairment exists. All of our intangible assets including software for internal use and website development costs are subject to amortization. No impairments of intangible assets have been identified during any of the periods presented. Costs incurred after technological feasibility is expensed when incurred.

Income Taxes

We consider accounting for income taxes critical to our operations because management is required to make significant subjective judgments in developing our provision for income taxes, including the determination of deferred tax assets and liabilities, and any valuation allowances that may be required against deferred tax assets.

China TopReach Inc, as an exempted company incorporated in the Cayman Islands, and OMH, our wholly-owned subsidiary incorporated in BVI, are not subject to any income or capital gains tax under the current laws of the Cayman Islands and BVI.  Our wholly owned subsidiaries incorporated in Hong Kong are subject to 16.5% Hong Kong profits tax on their activities conducted in Hong Kong. Currently these subsidiaries have no substantial operation and revenue.

We conduct business through our subsidiaries and our variable interest entities in the PRC are subject to income tax rate of 25% since 2008. However, our several subsidiaries were granted some tax exemptions, reductions and preferential treatments which reduced our effective tax rate. Our revenue derived from printing business is subject to value added tax at a rate of 17%. Value added tax is deduction of revenue. Our advertising revenue is subject to business tax at a rate of 5%.

Earning Per Share

The Company calculates earnings per share in accordance with ASC 260, “Earnings Per Share.”  Basic earning per share is calculated by dividing net earnings available to common stockholders by the weighted-average common shares outstanding. Diluted earning per share is calculated similarly, except that it includes the dilutive effect of the assumed exercise of securities, including the effect of shares issuable under the Company’s warrants issued.

Foreign Currency Translation

All of our revenues and expenses are denominated in RMB and all of our cash is kept in RMB, but we use U.S. dollars as our reporting currency. The assets and liabilities of foreign companies are translated at year-end exchange rates. Results of operations are translated at average rates of exchange in effect during the year. The resulting translation adjustment is included as a separate component of the Consolidated Statements of Stockholders’ Equity, in the caption “Accumulated other comprehensive income.”

RESULTS OF OPERATIONS

Nine months Ended September 30, 2009 (unaudited) Compared to Nine months Ended September 30, 2008 (Unaudited)

Revenue

Total gross revenues for the nine months ended 30 September 2009 grew by 17% (US$7.0 million) compared with 2008 primarily as a result of increase in advertising revenue.

In 2009, our relationship with our newspaper partner in Nanning became full cooperation from industry-specific advertising agency, and we increased our revenue from advertising sales in that newspaper significantly.  In addition, we benefited generally from China’s resumption of strong economic growth in 2009 after the 2008 financial crisis, which stimulated advertisers’ incentives to expand print media and internet advertising in order to promote their products and services in various local markets.  Finally, our online advertising revenue increased substantially during 2009 compared to 2008.

Cost of Revenue

Total costs decreased by $0.6 million. The majority of cost of revenue is the media costs that the Company pays to newspapers for exclusive rights to operate contracted newspapers. The media costs are paid monthly pursuant to contractual obligations between the Company and newspapers. Overall, our cost of sales decreased while our revenues increased, primarily as the print media fees we pay to our newspaper partners did not increase in line with the increase in revenues we generated from advertising sales.  Under full cooperation with newspaper partners, a large portion of our annual print media fees to be paid is relatively fixed.  Further, as we do not pay any print media fees in connection with our sale of online advertising, the increase in online advertising did not increase our cost of sales.  Therefore, the gross margin ratio increased from 36.5% in 2008 to 46.8% in 2009.

General and Administrative Expenses

The Company’s general and administrative expenses remained flat although total revenue grew by 17%.

The general and administrative expenses of the Company are comprised principally of payroll and employee benefits for its senior management, advertisement planning staff, finance and administrative staff, travel and entertainment expenses, rental expense and office equipment depreciation. The management controlled general and administrative expenses well within the budget.

Selling Expenses

The Company’s selling expenses increased US$0.9 million in 2009, mainly because of higher salary costs (US$0.8 million) as a result of sales growth.

Salaries and related expenses, including employee performance incentives, and other benefits associated with sales force, is the largest component of selling expenses. The increase was due to the increase in revenue and hiring of additional sales persons.

Net Income before Income Taxes

As a result of the foregoing factors, the Company achieved net income before income taxes of US$13.2 million in 2009 compared to US$5.2 million in 2008, representing an increase of 64%.

Income Tax Expense

Income tax expense increased US$0.3 million as a result of increase in the taxable income.

Net Income

As a result of the foregoing factors, the Company had a net income of US$14.8 million in 2009, compared with US$8.5 million in 2008, representing an increase of 75%.

Selected Balance Sheet Data at September 30, 2009 (unaudited) and the year ended December 31, 2008:

Cash increased 126% during the period primarily due to US$3.3 million operating cash inflow (compared to US$7.3 million negative operating cash outflow for the nine months ended 30 September 2008). Accounts receivable increased 16% as a result of increase in revenue. Total current liabilities increased by 15% primarily as a result of US$1.8 million new short-term borrowings in RMB for operation in the PRC.

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

Revenue

Total gross revenues in 2008 increased by 144% (US$33.2 million) compared with 2007 primarily as a result of an increase in advertising revenue (US$32.5 million).

The increase in advertising revenue was primarily driven by increase in spending by existing clients in the fast growing local consumer markets and an increase in new clients. Advertisers who are seeking high-quality local readers are attracted by a newspapers’ brand loyalty resulting from the quality of local news and information and their optimized circulation.

Cost of Revenue

Total costs increased by US$21.8 million compared with 2007 primarily due to higher media costs (US$20.9 million). OMH pays the media costs to newspapers for exclusive rights to operate contracted newspapers. The media costs are paid monthly pursuant to contractual obligations between OMH and newspapers based on advertising and publishing revenue. Increases in cost and revenues are all due to additional business activities. As the media costs do not grow in line with advertising revenue, the gross margin ratio decreased from 36.7% in 2007 to 35.4% in 2008.

General and Administrative Expenses

OMH’s general and administrative expenses increased by US$2.2 million, mainly because of higher salary costs (US$1.7 million) as a result of overall expansion of its business.

The general and administrative expenses of OMH are comprised principally of payroll and employee benefits for its senior management, advertisement planning staff, finance and administrative staff, travel and entertainment expenses, rental expense and office equipment depreciation. Salary and welfare expenses, including payroll costs and performance incentives, are the largest component of general and administrative expenses. The increase in such expenses was due to better company performance and the hiring of additional management and administrative personnel for business expansion.

Selling Expenses

OMH’s selling expenses increased US$1.4 million in 2008, mainly because of higher salary costs (US$1.2 million) as a result of rapid sales growth.

Salaries and related expenses, including employee performance incentives, and other benefits associated with sales force, is the largest component of selling expenses. The increase was due to the increase in revenue and hiring of additional sales persons.

Net Income before Income Taxes

As a result of the foregoing factors, OMH achieved net income before income taxes of US$13.1 million in 2008 compared to US$5.0 million in 2007, representing an increase of 164%.

Income Tax Expense

Income tax expense increased US$1.1 million as a result of increase in the Net Income before Income Taxes and higher effective tax rate. In 2007, OMH’s certain subsidiaries enjoyed preferential tax treatment from local authorities.

Net Income

As a result of the foregoing factors, OMH had a net income of US$11.5 million in 2008, compared with US$4.3 million in 2007, representing an increase of 169%.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Revenue

Total gross revenues in 2007 increased by 85% (US$10.6 million) compared with 2006 as a result of increase in advertising revenue (US$8.6 million) and publishing revenue (US$1.9 million).

OMH consistently uses its deep well of content and expertise to increase circulation of contracted newspapers or to optimize local reader base for advertisers aiming at local consumer markets. As a result, the advertising revenue increased as existing clients and new clients increased their spending in newspapers contracted with OMH. The increase in publishing revenue was primarily driven by increased circulation.

Cost of Revenue

Total costs in 2007 increased by 65% (US$5.8 million) compared with 2006 primarily due to higher media costs (US$4.6 million). OMH pays the media costs to newspapers for exclusive rights to operate contracted newspapers. The media costs are paid monthly and contracted between OMH and newspapers based on advertising and publishing revenue. Increase in cost and revenue are all due to additional business activities.

General and Administrative Expenses

OMH’s general and administrative expenses increased by 56% (US$0.8 million) in 2007 compared with 2006, mainly because of higher salary costs (US$0.3 million) and office expense (US$0.2 million) as a result of overall expansion of its business.

The general and administrative expenses of OMH are principally comprised of payroll and employee benefits for its senior management, advertisement planning staff, finance and administrative staff, travel/entertainment expenses, rent and office equipment depreciation. Salaries and related expenses are the largest component of general and administrative expenses and the increase was due to additional business activities and the hiring of additional management and administrative personnel. The increase of US$0.2 million in office expenses resulted from the establishment of new offices.

Selling Expenses

OMH’s selling expenses increased by 95% (US$0.5 million) in 2007 compared with 2006, mainly because of higher salary costs (US$0.4 million) as a result of rapid sales growth.

Salaries and related expenses are the largest component of selling expenses and consist of payroll costs, employee performance incentives, and other benefits associated with a sales force. The increase was due to the increase in revenue and the hiring of additional sales persons.

Interest Expenses

The increase in interest expense during 2007 is primarily attributable to higher interest expense due to increased average short-term bank loan balances. The loans are used to finance daily operations. Interest rates ranged from 5.58% to 8.217%.

Net Income before Income Taxes

As a result of the foregoing factors, net income before income taxes increased by 250% from US$1.4 million in 2006 to US$5.0 million in 2007.

Income Tax Expense

OMH’s Income Tax Expense increased by 552% (US$0.5 million) as a result of newly established subsidiaries enjoying a tax holiday in 2006 while then being subject to income tax in 2007.

Net Income

As a result of the foregoing factors, net income increased substantially by 225% from US$1.3 million in 2006 to US$4.3 million in 2007.

Liquidity and Capital Resources

OMH’s principal sources of liquidity have been cash generated from its operating activities. As of December 31, 2007 and December 31, 2008, it had US$1.3 million and US$1.6 million in cash, respectively. Its cash is mainly used to fund OMH’s daily operations and pay deposits to newspapers for exclusive rights to operate contracted newspapers. OMH expects that more cash is needed to fund its expansion of business, especially to fund deposits to newspapers which will allow it to compete in more cities.

Operating Activities

 Net cash generated from operating activities amounted to US$3.3 million for the nine months ended 30 September 2009, primarily attributable to (1) net income of US$14.8 million, (2) an increase of US$2.7 million in accounts receivable as a result of 27% increase in advertising revenue, which negatively affected operating cash flow, and (3) an increase of US$6.4 million in other receivables primarily as a result of advance to contracted newspapers pursuant to the cooperation contract.

Net cash used in operating activities amounted to US$5.1 million for the year ended December 31, 2008, primarily attributable to (1) net income of US$11.5 million, (2) an increase of US$12.7 million in accounts receivable and US$7.7 million in deposits paid to newspapers as a result of the increase in advertising revenue, which negatively affected operating cash flow, (3) a decrease of US$1.3 million in inventory primarily driven by management’s continuous efforts to lower cash usage in newsprint, and (4) an increase of US$1.1 million in income tax payable primarily as a result of net income growth, particularly net income generated in the third quarter for which relevant tax had not been paid as of December 31, 2008.

Net cash used in operating activities amounted to US$5.7 million for the year ended December 31, 2007, primarily attributable to (1) net income of US$4.3 million, (2) a decrease of US$3.1 million in inventory primarily driven by management efforts to lower cash usage in newsprint at the end of 2007, and (3) an increase of US$3.4 million in accounts receivable and US$8.9 million in deposits paid to newspapers as a result of the increase in advertising revenue, which negatively affected operating cash flow.

Net cash used in operating activities amounted to US$2.0 million for the year ended December 31, 2006, primarily attributable to (1) net income of US$1.3 million, and (2) an increase of US$3.9 million in inventory driven by higher payments to vendors for newsprint at the end of 2006 as a result of anticipating newsprint’s increasing price in 2007, which negatively affected operating cash flow, (3) an increase of US$5.3 million in accounts payable primarily because the amounts due to a newsprint plant had not been paid by the end of 2006, and (4) an increase of US$4.7 million in deposits paid to newspapers as a result of the increase in advertising revenue, which negatively affected operating cash flow.

Investing Activities

 Net cash used in investing activities for the nine months ended 30 September 2009 was US$0.4 million, resulting primarily from payments for office equipments, website development and software purchase.

Net cash used in investing activities in 2008 was US$1.4 million, resulting primarily from US$0.8 million in payments for website development and software purchase and US$0.6 million in purchase of office equipments.

Net cash used in investing activities in 2007 was US$2.6 million, resulting primarily from US$2.7 million payment to vendors for printing machinery.

Net cash used in investing activities was US$0.6 million in 2006 primarily as a result of purchase of office equipments.

Financing Activities

 Net cash used in financing activities amounted to US$0.9 million for the nine months ended 30 September 2009, primarily attributable to net new borrowings from banks (US$1.8 million) while offset by net repayment of loans due from shareholders and related parties (US$1.4 million) and payment of listing activities (US$1.5 million).

Net cash generated from financing activities amounted to US$6.3 million in 2008, primarily attributable to net new borrowings from banks (US$3.0 million) and additional funding from shareholders and related parties for business growth (US$7.3 million) while offset by repayment of advances from third parties (US$4.0 million).

Net cash generated from financing activities was US$5.8 million in 2007 primarily attributable to advances from third parties (US$6.4 million) while offset by repayment of outstanding debts (US$0.7 million).

Net cash generated from financing activities amounted to US$4.9 million in 2006 as a result of new borrowings from banks (US$2.6 million) and additional funding from shareholders and related parties for business growth (US$2.2 million).

Capital Expenditures

OMH incurred capital expenditures of US$0.5 million, US$2.7 million, US$0.6 million and US$0.3 million for nine months ended September 30, 2009 and three years ended December 31, 2008, 2007 and 2006 and nine months ended September 30, 2009, respectively. OMH’s capital expenditures are mainly for purchase of printing machinery and office equipments.

CONTRACTUAL OBLIGATION AND COMMITMENT

The following states the contractual obligations as of September 30, 2009:

	Payment Due by December 31
(in $ millions)	Total	2009	2010-2013	Thereafter
Operating Lease Obligations	2.2	0.1	1.2	0.9

OFF-BALANCE SHEET COMMITMENTS AND ARRANGEMENTS

OMH has not entered into any arrangement or other commitments to guarantee the payment obligations of any third parties. OMH has not entered into any derivative contracts that are indexed to its shares and classified as shareholders’ equity, or that are not reflected in its consolidated financial statements. In addition, OMH does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. OMH believes that there are no off-balance sheet arrangements that have or are reasonably likely to have a material effect on its financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Inflation

Inflation in China has not materially impacted the results of operations in recent years. According to the National Bureau of Statistics of China, the change of consumer price index in China was 1.8%, 1.5%, 4.8% and 5.9% in 2005, 2006, 2007 and 2008, respectively.

Foreign Exchange Risk

Substantially all of our revenues, assets and liabilities and most of expenses are transacted in RMB. As a result, the conversion of the revenue into foreign currencies is subject to PRC regulatory restrictions on currency conversion and OMH are exposed to risk posed by fluctuations in the foreign exchange market. The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, change in China’s political and economic conditions. OMH does not believe that OMH currently has any significant direct foreign exchange risk and has not hedged exposures denominated in foreign currencies or any other derivative financial instruments. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in approximately an 18% appreciation of the RMB against the U.S. dollar by the end of July 2008. There remains significant international pressure on the PRC government to adopt a flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar. To the extent that OMH needs to convert the U.S. dollars OMH receive from this business combination into RMB for its operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount OMH receives from the conversion. OMH has not used any forward contracts or currency borrowings to hedge our exposure to foreign currency exchange risk.

Controls and Procedures

(a) Disclosure Controls and Procedures.

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), within the 90-day period preceding the filing date of this report. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were effective as of December 31, 2008 at a reasonable assurance level and, accordingly, provide reasonable assurance that the information required to be disclosed by us in reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.

(b) Management’s Annual Report on Internal Control over Financial Reporting.

The management of the company is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Securities Exchange Act of 1934 as a process designed by, or under the supervision of, the company’s principal executive and principal financial officers and effected by the company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transaction and dispositions of the assets of the company;

•
Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

•
Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use of disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

The company’s management assessed the effectiveness of the company’s internal control over financial reporting as of December 31, 2008. In making this assessment, the company’s management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.

Based on our assessment, management believes that, as of December 31, 2008, the company’s internal control over financial reporting is effective based on those criteria.

(c) Attestation Report of the Registered Public Accounting Firm.

This annual report does not include an attestation report of the company’s independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the company to provide only management’s report in this annual report.

(d) Changes in Internal Control over Financial Reporting.

There have been no changes in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended) during the nine months ended September 30, 2009 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Recent Accounting Pronouncements

Effective July 1, 2009, the FASB ASC became the single official source of authoritative, non-governmental generally accepted accounting principles (“GAAP”). The historical GAAP hierarchy was eliminated and the ASC became the only level of authoritative GAAP, other than guidance issued by the SEC. The Group’s accounting policies were not affected by the conversion to ASC. However, references to specific accounting standards in the notes to the consolidated financial statements have been changed to refer to the appropriate ASC topics.

In June 2009, FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets – an Amendment of FASB Statement No.140” (“FAS 166”).  FAS 166 removes the concept of special-purpose entity from FASB Statement No. 140 and removes the exception from applying FASB Interpretation No.46(R) “Consolidation of Variable Interest Entities,” (“FIN 46R”) to qualifying special-purpose entities.  FAS 166 further clarifies that the determination of whether a transferor and all of the entities included in the transferor’s financial statements being presented have surrendered control over transferred financial assets must take into consideration of the transferor’s continuing involvements in the transferred financial asset.  This statement requires that a transferor recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of a transfer of financial assets accounted for as a sale.  Enhanced disclosures about transfers of financial assets and a transferor’s continuing involvement with transferred financial assets are required.  This Statement shall be effective for reporting periods beginning on or after November 15, 2009.  The Group does not expect FAS 166 to have a material impact on our financial statements.

In June 2009, the FASB issued SFAS No. 167, “An Amendment to FASB Interpretation No. 46(R)” (“FAS 167”) to improve financial reporting by enterprises involved with variable interest entities.  FAS 167 amends FIN 46R to require an enterprise to perform an analysis to determine whether the enterprise’s variable interests give it a controlling financial interest in a variable interest entity, and to perform ongoing assessments of whether an enterprise is the primary beneficiary of a variable interest entity. This statement also adds an additional reconsideration event for determining a variable interest entity when any changes in facts and circumstances occur.  This Statement shall be effective as of the beginning of the entity’s first annual reporting period beginning after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter.  Earlier application is prohibited.  The Group does not expect a material impact on its financial statements when these additional provisions are adopted.

In October 2009, the FASB issued Accounting Standards Update 2009-13 related to the Emerging Issue Task Force’s guidance on Revenue Recognition for Multiple-Deliverable Revenue Arrangements (ASC 605). The amendments in this update will enable companies to separately account for multiple revenue-generating activities (deliverables) that they perform for their customers. Currently, GAAP requires a company to use vendor-specific objective evidence (“VSOE”) or third party evidence of selling price to separate deliverables in a multiple-deliverable arrangement. The update will allow the use of an estimated selling price if neither VSOE nor third-party evidence is available. The update will require additional disclosures of information about an entity’s multiple-deliverable arrangements. The requirements of the update will apply prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, although early adoption is permitted. The Group is currently evaluating the impact of the update on its consolidated financial position and results of operations and does not plan to early adopt the new guidance.

BUSINESS

Overview

China TopReach (formerly known as ChinaGrowth South Acquisition Corporation), following the consummation of the acquisition of all of the outstanding capital stock of OMH, is now the leading privately owned aggregator and operator of print media businesses in China. The Company has established a print media network consisting of 10 newspapers with a circulation of approximately 1.8 million across China, reaching 14 cities covering an aggregate population of 75 million. Together with its on-line newspaper website www.duk.cn, China TopReach provides advertising services to approximately 4,900 and 4,000 corporate clients respectively in 2009 and 2008. China TopReach usually enters into exclusive contracts for full or partial cooperations with newspapers. Under a fully cooperative contract, the Company manages advertising operation and printing of the newspapers, and provides select content and distribution consultative service to the newspapers. Under a partially cooperative contract, China TopReach manages part of advertising operations of the newspapers.

In January 2009, the Company has entered into full cooperation agreement with Modern Life Daily, the second largest newspaper by circulation in the region covering Nanning, Beihai, Qinzhou and Guilin of  Guangxi Province. Prior to January 2009, the Company worked with the newspaper under a partial cooperation agreement. Modern Life Daily, with approximately 450,000 readers and 150,000 daily circulations, is a city newspaper that provides news and wide variety of information to people living in the region.. The in-depth cooperation including advertising and content providing enables the Company to capture the fast growing print media market in Southwest China.

China TopReach initiated a cooperation model with newspapers located in Fujian Province in 2005, which allows the Company, upon certain deposits to newspapers, to engage in full or partial cooperation with newspapers through exclusive contracts, except final editorial rights which are prohibited by PRC law. Nonetheless, China TopReach obtained the right of first refusal to acquire the editorial rights when PRC law permits. To establish a nationwide print media network, China TopReach only signs up exclusive agreements with either the 2nd or the 3rd largest local newspaper, in terms of circulation, located in more economically developed urban areas, such as Fuzhou, Kunming and Shenyang. This geographic focus enables China TopReach to achieve steady growth in advertising revenues driven primarily by increasing personal wealth and urbanization.

The newspapers with which China TopReach has contracted focus on the daily life and general interests of local residents, who are attracted by the most up-to-date local news, events and related information. Other popular content include international and domestic news, development of key events with in-depth commentary, sports and entertainment news and events and classified advertisements. Due to the wide variety of interests from readers in these newspapers, the Company has been able to provide advertising services to customers from a number of different industries.

Recent Developments

China TopReach Inc.’s subsidiary, ShiFang Holding Limited (“ShiFang”) had completed a US$35 million private placement of its common shares (the “Private Placement”).  Four well known institutional investors (the “Investors”), CCB International Asset Management Limited, Sinochem Europe Capital Corporation Ltd, Templeton Strategic Emerging Markets Fund III, LDC and New World Strategic Investment Limited, acquired an aggregate 27.16% equity interest in ShiFang in the Private Placement.  ShiFang plans to use the proceeds from the Private Placement to continue to develop relationships with additional metro newspapers in China and to fund its working capital needs. ShiFang was established in December 2009 and was initially 100% owned by China TopReach.  Shifang is a leading provider of a full suite of print media and digital media services to PRC advertisers from a wide spectrum of industries through its nationwide network of newspaper partners across the PRC.  Please refer to ‘MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS’ for detailed information.

 Corporate Structure

ShiFang is a holding company incorporated under the laws of the Cayman Islands, which conducts substantially all of its operations through its operating subsidiaries and affiliates in the PRC.

The following diagram illustrates the corporate structure and the place of formation of ShiFang’s subsidiaries and affiliates:

Notes:

(1)	Other subsidiaries consist of various PRC subsidiaries operating advertising and related business in China;

(2)
Fujain Shi Fang Culture Propagation Co., Ltd. (“SF”) has 100% controlled all other subsidiaries except Shen Yang Zhu Qin Shi Fang Media Development Co., Ltd., of which 51% ownership has been owned by SF.

BJHXT currently holds a license for the general distribution of books, newspapers and periodicals. Under PRC laws, foreign-invested enterprises are prohibited from engaging in such business. Through the contractual arrangements as described below, one of OMH’s wholly owned subsidiaries, SF, has entered into contractual arrangements with BJHXT and its shareholders, Zhi Chen, Jingui Zhang, Yibin Qiang and Yulin Lin, and such contractual arrangements enable SF to (1) receive a substantial portion of the economic benefits from BJHXT; (2) exercise effective control over BJHXT, and (3) have an exclusive option to purchase all or part of the equity interests in BJHXT when and to the extent permitted by the PRC laws. Accordingly, by virtue of the contractual arrangements, OMH consolidates BJHXT’s results, assets and liabilities in OMH’s financial statements.

(1)  Services Agreement. SF has entered into a Services Agreement with BJHXT, pursuant to which, SF exclusively provides consulting services to BJHXT in exchange for service fees. This agreement enables the transfer of substantial portions of economic interests from BJHXT to SF.

(2)  Loan Agreement. SF and BJHXT’s shareholders have entered into a Loan Agreement, pursuant to which SF loaned RMB 5.4 million to Jingui Zhang and RMB 3 million to Zhi Chen and RMB 13.5 million to Yibin Qiang and RMB 8.1 million to Yulin Lin, to fund the payment by BJHXT’s shareholders of the acquisition price of all the equity interests in BJHXT.

(3)  Equity Pledge Agreement. SF, BJHXT and its shareholders have entered into an Equity Pledge Agreement, pursuant to which, each of the shareholders of BJHXT has pledged all of its equity interests in BJHXT to SF to guarantee the repayment of the loan under the Loan Agreement and the payment of service fees under the Services Agreement.

(4)  Voting Rights Proxy Agreement. SF, BJHXT and its shareholders have entered into a Voting Rights Proxy Agreement, pursuant to which, each of the shareholders of BJHXT has granted to SF and the designee(s) of SF, the power to exercise all voting rights of such shareholder, including but not limited to the power to determine the sale or transfer of all or part of such shareholder’s equity interests in, and appoint and elect the directors and senior officers of BJHXT.

(5)  Exclusive Purchase Option Agreement. SF, BJHXT and its shareholders have entered into an Exclusive Purchase Option Agreement, pursuant to which, each of the shareholders of BJHXT has irrevocably and unconditionally granted SF or its designee(s) an exclusive option to purchase, at any time if and when permitted under PRC laws, all or any portion of the equity interests in BJHXT for the lowest price permissible under PRC laws.

The Acquisition and the Share Purchase Agreement

Under the terms of the Share Purchase Agreement, ChinaGrowth acquired all of the issued and outstanding share capital and other equity interests of OMH for a consideration consisting of (i) US$6 million in cash (which will be paid either in aggregate or in installments when free cash flow of the surviving company is sufficient), (ii) 6,259,000 ordinary shares of ChinaGrowth to be issued at the closing, including 2,000,000 shares of ChinaGrowth to be held in an escrow account, (iii) subject to the surviving company meeting its after-tax profits thresholds of RMB78,200,000 and RMB115,600,000 (approximately US$11.5 million and US$17 million) for the fiscal years ending December 31, 2008 and 2009, respectively, 2,000,000 ordinary shares of ChinaGrowth held in the escrow account will be released to the current OMH shareholders, and (iv) on an all or none basis, if, on a consolidated basis, the surviving company achieves or exceeds after-tax profits for the fiscal years ending December 31, 2009, 2010, 2011 and 2012, additional ordinary shares of China TopReach, as detailed below:

Year Ending December 31,	Achieved After-Tax Profits	Additional Ordinary Shares Issuable (amounts do not accumulate)

2009	RMB 136,000,000 (Approximately US$20 million)	2,000,000
2010	RMB 197,200,000 (Approximately US$29 million)	2,500,000
2011	RMB 278,800,000 (Approximately US$41 million)	2,500,000
2012	RMB394,400,000 (Approximately US$58 million)	2,500,000

Note: US$ dollar amounts were calculated using the exchange rate of RMB6.8/US$1.

In addition, ChinaGrowth directors and executive officers agreed to forfeit 200,000 ordinary shares of ChinaGrowth upon the consummation of the Acquisition and transfer additional 200,000 ordinary shares to Keep Profit International Capital Limited, one of OMH shareholders.

China TopReach Inc.’s subsidiary, ShiFang Holding Limited (“ShiFang”) has completed a US$35 million private placement of its common shares (the “Private Placement”).  Four well known institutional investors (the “Investors”), CCB International Asset Management Limited, Sinochem Europe Capital Corporation Ltd, Templeton Strategic Emerging Markets Fund III, LDC and New World Strategic Investment Limited, acquired an aggregate 27.16% equity interest in ShiFang in the Private Placement.  ShiFang plans to use the proceeds from the Private Placement to continue to develop relationships with additional metro newspapers in China and to fund its working capital needs. ShiFang was established in December 2009 and was initially 100% owned by China TopReach.

There were several conditions precedent to the closing of the Private Placement, including the release of certain escrowed shares and a revision to the above described earn-out arrangements.  Under the terms of the OMH Acquisition, 2.0 million shares of China TopReach (“Escrowed Shares”) issued to OMH Shareholders were put in escrow pending the achievement of a 2008 and a 2009 profits target by China TopReach, and 9.5 million additional China TopReach shares (“Earn-out Shares”) were to be issued to OMH Shareholders upon the achievement of 2009, 2010, 2011 and 2012 profits targets by China TopReach.  The profit targets were based on US$38 million working capital to be received by OHM pursuant to the OMH Acquisition.  However, as a large number of China TopReach shareholders elected to opt for redemption of China TopReach shares in connection with the OMH Acquisition, the proceeds of the US$38 million working capital were primarily used for redeeming China TopReach shares and were not available for the development of OMH’s business.  As a result of the shortfall in working capital available to OMH, and due to the additional risk assumed by certain shareholders in providing guarantees and pledges of their equity interests, China TopReach issued the Escrowed Shares and also released 5.5 million shares of the 9.5 million Earn-out Shares to Topbig (3,309,813 shares), Blazing Sun (1,530,712 shares) and Keep Profit (659,475 shares).  In addition, China TopReach agreed to adjust the calculation of net profits used to determine whether the earn out targets under the earn out arrangement are achieved by excluding certain items incurred in connection with equity financing projects undertaken by China TopReach or any of its subsidiaries since the effective date of the OMH Acquisition.  The remaining 4.0 million Earn-out Shares are still subject to the achievement of the profit targets based on the following schedule:

Fiscal year	Profit Target	Earn-out Shares
2009	RMB136 million (approximately US$20 million)	1,000,000

2010	RMB197.2 million (approximately US$29 million)	1,000,000

2011	RMB278.8 million (approximately US$41 million)	1,000,000

2012	RMB394.4 million (approximately US$58 million)	1,000,000

Chinese Print Media Industry Overview

Size and Growth

In recent years, the advertisement expenditures of Chinese media industry have achieved attractive growth rates. In 2009, total advertisement expenditures of the Chinese media industry are approximately US$74.6 billion. And the advertisement expenditures in newspaper sector is approximately US$9.7 billion.

2009 China Advertisement Expenditures in Media Industry

Sector	US$ in Billion	%
TV	58.1	77.9%
Newspaper	9.7	13.0%
Magazine	1.9	2.5%
Radio	1.5	2.0%
Outdoor	3.4	4.6%
Total	74.6
Source by CTR Market Research 2009

In recent years, the Chinese media industry has achieved attractive growth rates. In 2007, total revenue of the Chinese media industry grew 13.6% to approximately US$63.2 billion. Comparatively, the growth of rate of the media industry in the United States of America between 2002 and 2007 was approximately 6.1%, according to Big Media & Big Vision – Deep Research Report on Media Industry 2008 by Pingan Securities Company Ltd.

The media industry in China has significant growth potential. The total revenue of Chinese media industry only represented approximately 1.93% of China’s 2007 GDP, while the media industry revenue represented 6.3% of the U.S. GDP and 6.2% of Japan’s GDP, according to Big Media & Big Vision – Deep Research Report on Media Industry 2008 by Pingan Securities Company Ltd. As a percentage of the total worldwide media industry revenue, the U.S. represents approximately 44%, Europe 31.2%, while China accounts for 3.7%, according to The Investment Strategy for Media Industry in the Second Half of 2008 by CITIC Securities Co., Ltd.

Growth Drivers

Increasing disposable income driven by rapid and sustained economic growth

Based on the historical growth of the media sectors in Japan and the U.S., if the GDP per capita exceeds US$3,000, the spending on culture and entertainment increased substantially as a percentage of income. China’s GDP per capita was US$2,558 in 2007, thus the expenditure on entertainment is expected to increase considerably in the near future. (Source: 2008 Interim Investment Strategy Report on Media Industry by Guosen Securities Co., Ltd.)

Rapid urbanization

Rapid economic growth has created substantial wealth in China in recent years, particularly in urban areas, where approximately 44.9% of the total Chinese population, or 593 million people, now reside. The urban population was only 36% in 2001 and 26% in 1990. The unprecedented speed of China’s urbanization is expected to continue since it is estimated that nearly 70% of the population will live in urban areas by 2035, according to the CIA WorldFactBook, August 2008. Historically, advertising spending in China has been highly concentrated in more economically developed urban areas where income per capita is much higher than in rural areas in China. Increasing consumption expenditures caused by urbanization will drive demand for print media. The following table sets forth household consumption expenditure data for the period between 1997 and 2007.

Household Consumption Expenditure in RMB
	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007
Rural	1,722	1,730	1,766	1,860	1,969	2,062	2,103	2,301	2,560	2,847	3,210
Urban	5,823	6,109	6,405	6,850	7,113	7,387	7,901	8,679	9,410	10,423	11,777

Source: China Statistical Yearbook 2008

Print Media Sector in China

Newspapers are Still the Most Popular Information Source in China

According to the Fifth Chinese National Readership Statistics published by China Publishing Scientific Research Institute, newspaper reading rate in China was 73.8% in 2007, the highest among various information sources. Newspapers in China have the following characteristics:

•	Newspapers continue to be a popular, growing source of news and information for the general population in China;

•	Newspapers are available at relatively low costs and easy to access, helpful to new citizens who have recently moved from rural areas;

•	Newspapers provide a steady target customer base for advertisers, increasing the advertising effectiveness;

•	Newspapers allow advertisers to provide detailed information of their products or service to readers;

•	Newspapers enable readers to retain advertisements in which they are interested in for future reference;

•	Newspaper readers possess a higher average literacy level than the audience for television and radio;

•	Newspapers have special advantages in news reporting, especially for local news, while websites in China have no editing and reporting rights; (Source: Global Times)

•
Newspapers are also more reliable than websites. Only approximately 20% of readers rely on websites for news, and the websites of traditional media companies are the most reliable among all websites. (Source: Global Times)

Newspaper Pulication Statistics in China
	Average Impressions/Period	Total Impressions	Total Copies
Year	(in million)	(in billion)	(in billion)
2000	17.9	32.9	80.0
2001	18.1	35.1	93.9
2002	18.7	36.8	106.7
2003	19.1	38.3	123.6
2004	19.5	40.2	152.5
2005	19.6	41.3	161.3
2006	19.7	42.5	165.9
2007	20.5	43.8	170.1
2008	21.2	44.3	193.1

Source by China Statistical Yearbook 2009

Growth Drivers for Print Media

Low ownership ratio of newspaper

In China, the newspaper ownership ratio per one thousand people was only 77, which increased from 60 in 2000 but was still lower than the world average ratio of 96. This ratio was approximately 190 in the U.S. and 420 in Japan, according to Report on Development of Chinese Media Industry 2007~2008. The low ownership ratio of newspapers in China presents demand for a variety of newspapers and an increase in circulation, especially for city newspapers.

Increasing literacy rate in China

According to Report on China’s Human Development 2007~2008 issued by the United Nations on November 16, 2008, compulsory education has covered all of China, and Chinese adult literacy rate reached 90.7%, well above the world average adult literacy rate of 78%. The increasing literacy rate is a meaningful indicator that an expanding demographic base will be newspaper readers.

Size and Growth

The following chart illustrates composition of total revenues of China’s print media sector:

Advertising Expenditures in Printing Media (Newspaper) of China 2003-2013E (in billions US$).

Source by CTR Media Intelligence.

The following chart illustrates composition of total revenues of China’s media sector:

2007 Chinese Media Revenue Category

Source: Report on Development of China’s Media Industry 2007-2008

2007	Newspaper		Magazine		Total Print Media
	Revenue		Revenue		Revenue
	(US$ in billion)%		(US$ in billion)%		(US$ in billion)%

Advertising	5.08	60%	0.42	17%	6.10	51%

Circulation	3.39	40%	2.12	83%	5.91	49%

Total	8.47	100%	2.54	100%	12.01	100%

Source: Report on Development of China’s Media Industry (2007-2008)

Chinese Newspaper Industry Presents Attractive Consolidation Opportunity for Private Players

•
High fragmentation. There were approximately 1,938 newspapers in China as of 2006, the largest number in the world, according to Report on Development of China’s Media Industry 2007-2008, while there were approximately 1,400 newspapers in the U.S., according to Morgan Stanley Research. However, the average advertising revenue per Chinese newspaper was only approximately US$2 million a year, while it was approximately US$33 million in the U.S.

•
Limitation on scale. Chinese newspaper companies have limited ability to acquire newspapers in different cities and regions due to local protection and legacy administration practice. Such limitation impedes Chinese publishers from increasing in size and building a nationwide network.

The Opening-up in China’s Media Industry

In recent years, China has begun reforming and opening up the traditional media industry thus creating large opportunities for private investments and public exits from this industry. Compared with other state-owned monopoly industries in China, Chinese media industry is deemed as the “Last Gold Mine”.

In March 2003, the Chinese Communist Party (CCP) Central Committee assigned nine regions including Beijing, Shanghai, Chongqing and Zhejiang to pilot the reform of China’s cultural system.

In January 2006, the CCP Central Committee and the State Council published “Certain opinions for deepening the reforms of cultural system”. It said the country had to “make it a priority to develop a number of strong, competitive and influential cultural enterprises, support and encourage large state-owned cultural enterprises to carry out cross regional and cross-media merger and restructuring, and encourage cross holdings of the operating subsidiaries media entities within the same region. We will strongly promote the adjustment of the ownership structure in the cultural arena, with state ownership as the main form, but will encourage and support non-state capital to enter areas of the cultural industry where policy allows, thus gradually creating a cultural industry that is led by state-owned capital but developed by various forms of ownership. We will push to improve cultural industries, with the help of advanced technology.”

In May 2007, the Propaganda Department of the Chinese Communist Party published the “Report on China’s reform of cultural institutions”. The document notes that “when the news media entity changes its structure, especially when entering into a joint venture with capital from outside the industry, it must on the one hand follow investment and financing rules, emphasizing that outside capital cannot enter into the propaganda business, and on the other hand ensure increased value for state owned assets and cultural security at the same time.” The document also sets the goals for the reform of the cultural system. “Our objectives are to allow various types of investors, to encourage cross holdings of legal entities, to promote the reform of ownership, to break through industry boundaries, to promote the consolidation of resources, to create a number of large and competitive cultural entities and groups, some of which will be listed on the stock market if their conditions are right, so that they can become strategic investors in the cultural industry, and take pole position in market development. We aim to set concrete rules to give preferential policy and resources support to the pioneer entities and regions in the cultural region, to ensure that the early movers will reap the early benefits and that they will not be disadvantaged.”

From the “report” and the “opinions” referred to above, it can be concluded that the Chinese government favors nurturing strong cultural enterprises with favorable policies and resources, and, to a certain extent, creating organic integration with capital and industry. This means allowing and encouraging quality cultural enterprises to grow with the help of capital markets, and the consolidation of other cultural resources.

Strengths of China TopReach

Integrated print media service platform

The Company has gained significant experience and know how in meeting the demands of advertisers, readers and newspapers, and achieving continued growth in advertising revenues. China TopReach provides integrated planning service for newspapers and advertisers to attract more readers. Such integrated service platform enables China TopReach to hold competitive advantages over advertising agencies, gain and maintain long-term cooperation relationships with local newspapers, and retain preference of its readers.

First mover as a private aggregator of newspaper operations

China TopReach pioneered the business model to engage full or partial cooperations with newspapers through exclusive contracts and was the first private company to run operations for newspapers in Fujian Province. Furthermore, no other company has successfully executed this business model and established a network as China TopReach did with 10 newspapers across China. China TopReach also obtained right of first refusal to acquire the editorial rights when PRC law permits, which positioned China TopReach strategically to become a full scale print media company.

Proven track record in print media sector

By successfully cooperating with 10 newspapers, the Company has built a solid reputation in the print media sector. As it expands business into new regions, China TopReach carefully selects newspapers with thorough research and gradually increases the range of cooperation it contracts. The newspapers in which the Company is interested are usually the 2nd or the 3rd largest by circulation in more economically developed cities and regions. After gaining substantial understanding of attributes of the new markets, the Company will take a further step to engage comprehensive cooperation with the newspapers, including content provision, advertising, printing and distribution consultative service. Additionally, China TopReach assists newspapers in analyzing local competitive landscape and increasing newspaper circulation. Such proven track record helps China TopReach expand into new regions.

Considerable barriers to entry

China TopReach’s business model and solid reputation in the print media sector present considerable barriers to entry for other competitors. First, significant amounts of capital must be deposited in advance to newspapers. In addition, a team with rich experience in content providing and planning, advertising, print and distribution consultative service must be in place to assume operations from the very beginning. Due to years of successful operating experience with newspapers, the management team of China TopReach has build up an impressive track record in the Chinese newspaper sector. A proven track record is critical for newspapers when considering potential cooperation partners and it is hard for competitors to replicate this advantage within a short period.

Extensive yet scalable nationwide network

The Company currently contracts exclusively with 10 newspapers for either comprehensive or partial cooperation across China. The newspapers have a circulation of approximately 1.8 million, while the network reaches 14 cities with an aggregate population of approximately 75 million. China TopReach initiated the business model with newspapers in Fujian Province in 2005, by depositing certain amounts with newspapers to engage in full or partial cooperation except for final editorial right which is restricted by law. The Company has successfully rolled out this model with 10 newspapers and is in discussion with a number of newspapers in different cities and regions. Given the large number and highly fragmented nature of the Chinese newspaper segment, the Company can build up an extensive network with its effective business model.

Unique, comprehensive database system

China TopReach has created a proprietary database management system known as MAITS (Media Advertisement Information Tracking System). The system is fully integrated with the full range of services at China TopReach, including content planning, advertising, printing and distribution consultative service. China TopReach believes that further improving the platform will facilitate centralized management control, timely execution of its corporate strategy and the establishment of a standardized, transparent and seamless business process. Furthermore, using MAITS to collect and analyze comprehensive data such as advertising rates for newspaper space in each local market where it operates, China TopReach is able to attract advertisers by assuring effectiveness of their advertisements.

Complementary newspaper website

As a complementary means to growing its print media business, the newspaper website (www.duk.cn) operated by China TopReach allows it to reduce costs associated with printing and distribution, increase advertising revenues by selling online spaces and cross-sell its services in other media sectors. In combination with websites managed by newspapers with which China TopReach has contracted, the website also provides China TopReach the ability to report important news and related follow-ups in a timely fashion.

Devoted, seasoned management team

The management team of China TopReach has extensive experience and industry knowledge in the Chinese print media sector. All the executive directors of China TopReach have more than ten years of experience in the print media industry. The management team has also demonstrated the ability to identify growth opportunities and expand into new business areas. China TopReach believes that the experience and knowledge of its management are essential for China TopReach to maintain its leading position and competitiveness.

Strategies of China TopReach

Our business objective is to become a leading media company in China with fast and profitable growth. We plan to enhance our industry reputation as a provider of integrated print media services and expand successfully into new media. Our specific strategies are as follows:

Enhance our current market position as an integrated print media service provider

We have entered into exclusive cooperative contracts with ten newspapers across China, two of which are comprehensive agreements under which we are responsible for full management of the newspapers’ advertising operations as well as content provision, printing and distribution consultation. We seek to grow our market share in the cities in which these newspapers operate by increasing the degree of our cooperation as appropriate considering the relevant local market conditions and competitive landscape, including entering into comprehensive cooperative contracts in respect of the six newspapers with which we currently engage in partial cooperation. To increase our cooperation and related revenues, we plan to build on the long term and stable relationships that we have fostered with these newspapers to expand the services we provide to them. We also intend to make continuous efforts to improve our operations, such as implementing measures to ensure the quality of our advertisements, providing more valuable content relevant to each newspaper’s editorial focus, conducting more research to understand each newspaper’s circulation characteristics and targets, and refining our production processes to achieve higher efficiency.

Further, we seek to demonstrate the value of our integrated print media platform to our advertisers by enhancing our ability to design comprehensive and highly-effective advertising packages. We plan to progressively implement MAITS in all cities where we operate as we believe complete coverage of MAITS will help us in providing in-depth analyses of advertising data to customers aiming to advertise in different locations throughout the PRC. Through these initiatives, we believe we will be able to enhance our reputation and leading position as a provider of integrated print media services with complementary new media service capabilities.

Expand into new geographic markets with our successful business model

Our nationwide print media network currently extends over 14 cities across the PRC. We plan to expand into other economically developed cities and regions in China where consumer spending, demographics or other metrics indicate that our business model is likely to be successful. Our geographical focus will remain on the Bohai Bay, Beibu Bay, Northeast regions as well as the Central and Southeast coastal regions, which enjoy substantial support by the PRC Government to develop into strong economic markets.

For our provision of integrated print media services to newspapers, we plan to evaluate potential newspaper partners that can enhance our current leading position in the PRC while providing an attractive return on investment. Some of the factors that we will consider include the newspaper’s market position, quality of the management, growth opportunities and earning prospects. We plan to continue with our strategy of targeting newspapers that are among the top three by circulation in each city or region as we believe targeting newspapers with a lower market shares than the first ranked newspaper provides us with more opportunity to apply our business model to generate growth, add value in terms of our services and develop a mutually beneficial relationship.

Retain and recruit talented personnel

We plan to continue on focus on retaining and recruiting skilled and experienced personnel for our creative and service teams. We intend to improve incentive schemes that link with the performance reviews of our management and employees as well as provide better advancement opportunities for our key employees. We will continue to invest in education and training programs for our management personnel and operation staff, particularly our creative and service teams. We believe these measures will help us attract and retain talent for our businesses.

Our active, open corporate culture and accelerated pace of growth have attracted international and domestic talent to join us and enrich our management and operation teams. We believe this advantage will continue to attract new talent and be significant for maintaining our service quality superiority, expanding our market position and increasing our profitability in the future.

Grow through forming joint ventures and making acquisitions

In addition to seeking organic growth, we intend to grow by making selective acquisitions and possibly entering into joint ventures with strategic partners. We believe that the industries and markets in which we operate are highly fragmented and offer acquisition opportunities. We plan to selectively acquire niche players whose businesses, products and sales networks are complementary to ours, thereby expanding our service portfolio. Acquisition targets may include local print media companies with quality service teams and strong customer resources. We further intend to target companies that would allow us to expand into related regions and markets that offer high growth potential. Leveraging our successful experience in cooperating with strategic partners, we are actively seeking other partners who can bring value to us by sharing their expertise and brand names.

Business model and services

The core business of China TopReach includes managing advertising space, consulting with newspapers about distribution, printing and providing content to newspapers. As it expands into new regions, China TopReach will continue to carefully select newspapers with thorough research and gradually increase the scope of cooperation it contracts for with each newspaper. Additionally, China TopReach assists newspapers in analyzing the local competitive landscape and increasing newspaper circulation.

The following diagram illustrates the business model of China TopReach:

As of March 29, 2010, China TopReach has entered into exclusive contracts with the following newspapers:

Newspaper	Services	Geographical Distribution	Population coverage
Southeast Express	Advertising, content provision, printing, and distribution consultation and management	Fuzhou and Xiamen, Fujian Province	9.3 million
Lifestyle Express	Advertising, content provision, printing, and distribution consultation and management	Kunming, Yunnan Province	6.2 million
Shenyang Evening	Advertising and production of special editions	Shenyang, Liaoning Province	7.8 million
Modern Life Daily	Advertising and production of special editions	Nanning, Beihai, Qinzhou and Guilin, Guangxi Province	16.7 million
Yan Zhao Metro Newspaper	Classified, small banner and center seam advertising and distribution	Tangshan and Qinhuangdao, Hebei Province	10.2 million
Southeast Business	Education and block classified advertising	Ningbo, Zhejiang Province	5.7 million
Jinhua Daily and	Classified advertising	Jinhua, Zhejiang Province	4.6 million
Jinhua Evening
Dalian Daily	Real estate, decoration, building materials advertising	Dalian, Liaoning	6.1 million
Changjiang Business	Classified and healthcare advertising	Wuhan, Hubei Province	8.6 million

Provide select contents

China TopReach provides select content to newspapers with which China TopReach has full cooperation. As of December 31, 2009, China TopReach had approximately 114 professionals engaged in planning and providing contents to newspapers. These professionals are classified into several groups according to different newspaper categories, including local news, economics, culture and education, and special editions, such as real estate, information technology and automobiles.

China TopReach also publishes the newspaper contents through its online publishing website, www.duk.cn. As an important complementary media, the website publishes up-to-date news and follow-ups on a timely basis by cooperating with the websites of the contracted newspapers. The emphasis of each of the newspapers is the daily life of local citizens and their general interest, such as first hand local news and events.

The newspapers with which China TopReach exclusively contracted have final editorial decision rights which is currently restricted from foreign ownership under Chinese laws. However, China TopReach has received the option to acquire any or all of such newspapers editorial and publishing rights, when such ownership is permitted by law.

Advertising

In addition to providing advertising services to its advertisers, China TopReach’s unique advantage over advertising agents is to offer integrated planning for newspapers and advertisers through balancing the newspaper contents with numerous advertisements. Such know how enables China TopReach to attain synergy between advertisers and balanced content to its readers. As of December 31, 2009, China TopReach had total of 417 advertising employees. The advertising team has been further divided into several groups according to the industry classification of its advertisers, such as real estate, healthcare, automobile and consumer products. The content planning and advertising teams work closely to explore advertising opportunities and capture valuable news leads.

To generate more advertising contracts, China TopReach has organized a series of exhibitions and events one to two times per week with the local newspapers with which China TopReach has exclusively contracted. Such exhibitions and events have considerable influence in industries in which China TopReach’s advertising clients operate, such as real estate, automobiles, and supermarkets. The increasing degree of influence of the local newspapers in those industries drive up the demand of advertisement on the newspapers. China TopReach also expands the advertising business through partnership with 4A (American Association of Advertising Agencies) companies. China TopReach is invited to the company introduction meetings held by 4A companies every year. Attending such meetings provides China TopReach the opportunity to directly contact with international corporations that plan to expand into cities where China TopReach operates.

Furthermore, China TopReach supports its subsidiaries and branches operating in other provinces by providing ideas and analytical reports. The MAITS system has been installed to monitor advertising performance of its major rivals’ advertisement. Results from the MAITS system enable China TopReach to better serve its advertisers with valuable and real-time information, and also respond quickly to any competitor’s actions. Additionally, China TopReach performs sample survey of customers to evaluate the advertising effects of every kind of advertisement adopted by advertisers. Based on results of such sample survey, China TopReach will revise the advertising strategy to improve its effectiveness for advertisers.

Distribution consultative service

Besides its content providing and advertising operations, China TopReach also provides distribution consultative service to newspapers with which China TopReach has contracted. With the purpose of achieving effective circulation, China TopReach assists newspapers in distribution management and staff training. In order to reach more readers to maximize the newspaper coverage, China TopReach helps newspapers with which it contracted to design and adjust the distribution routes and the number of delivery persons whenever necessary. Furthermore, China TopReach provides creative ideas to newspapers with the intention of increasing circulation, such as pioneering the “rent” concept, which allows subscribers to pay only 1/3 of the annual subscription fee by returning the old newspaper to China TopReach. The Company also offers free newspapers to select hotels, restaurants, banks and hospitals. In addition to participating in advising the distribution process, China TopReach also helps newspapers to train the distribution staff. In return, the close relationship with distribution departments allows China TopReach to obtain first-hand personal information about readers through their subscriptions and to further improve the value of China TopReach’s consultative services.

Event organizing

In addition to the print media services, China TopReach organizes or assists its advertisers in organizing a series of events for readers. The principal purpose of such events is to attract a considerable amount of readers to participate, and subsequently bring benefits to the advertisers. Events successfully organized by China TopReach include personal finance consultations, wedding exhibitions, automobile exhibitions and real estate property visits. For instance, China TopReach has organized wedding exhibitions in several cities. Couples considering marriage sign up and leave contact information. Advertisers in the business of decoration, furniture and wedding photography contracted with China TopReach for advertising services. Furthermore, China TopReach dispatches its staff to focus on content providing and planning to obtain ideas and suggestions following the events. As a result of holding such events, China TopReach effectively assists advertisers in increasing sales, which in turn helps increase the advertising revenue of newspapers.

In order to organize events successfully, China TopReach has set up numerous clubs aimed to collect and maintain its readers’ general information, such as 3C Customer Club and Southeast Cars Club. China TopReach also partners with other clubs to reach more readers.

Newspaper website

The newspaper website (www.duk.cn) (“Duk.cn”) is a website developed and maintained by China TopReach to publish electronic newspapers and magazines. The website was created in February 2006. In addition to China TopReach’s print media business, the creation of the website enables China TopReach to reduce costs related to printing and distribution, increase advertising revenues by selling online spaces to advertisers and cross-sell its services in other media sectors. In June 2007, Duk.cn was titled one of the top ten creative websites honored by the Internet Society of China. In 2008, Duk.cn was ranked the 3rd among websites for electronic newspaper and magazines in China according to IResearch 2007 report. As of December 31, 2009, China TopReach has partnered with 45 newspapers and 503 magazine companies, and has published over 10,000 categories of electronic magazines. By adding more value to China TopReach’s existing businesses, the website also provides online advertisement services, which will be sold to its advertisers in package form when they contracted with them.

In combination with websites managed by newspapers with which China TopReach contracted, Duk.cn provides news on a timely basis to attract attention. Currently, it has a daily click rate of over 300,000 and has approximately 4.5 million registered users. Duk.cn was honored by the National News Publishing Office as “The most popular web 2.0 website in 2006”, “The most potential project in Internet in China” and “The best website for investment”.

Media Advertisement Information Tracking System (“MAITS”)

MAITS is a proprietary web-based system used to track daily media content and advertisement information. MAITS enables us to collect advertising information media targets, conduct data mining, research and provide analytical reports for management decision making. MAITS contains original data of each monitored media for advertisement by industry and major advertiser on newspapers monitored across China, such as the scale, pattern, space, price, content and layout.

In addition to providing analytical reports, the MAITS staff supports all of China TopReach’s services. Their research activities include producing project feasibility studies for internal use or for its clients. They also collect, compile and analyze market and project data to update and verify information on the MAITS. They produce periodic and topical reports on a daily, monthly and annual basis for distribution on its MAITS.

China TopReach selectively distributes the reports generated by MAITS to its newspaper partners for free. These users appreciate the information generated by MAITS and are confident in the service quality of China TopReach. China TopReach intends to further develop MAITS technically and gather more information to strengthen marketing ability and service quality to further increase revenues.

Sales and Marketing

As of December 31, 2009, China TopReach had a sales and marketing team comprised of 417 employees to serve approximately 4,900 corporate clients. In the workplace, the sales and marketing team closely works with the designing and content providing teams, who conduct initial analysis on advertisers’ specific needs and provide feedbacks. Sequentially, the sales and marketing staff can provide customized solutions to its advertisers. China TopReach strengthens relationships with advertisers by providing tailored advertising design directly and offering attractive and flexible packages to suit their needs. China TopReach leverages a number of factors, including the quality and quantity of the circulation of newspapers with which China TopReach has exclusively contracted and analytical reports generated by the sales and marketing teams and MAITS, to demonstrate the ability to reach target audience effectively.

China TopReach organizes annual sales and marketing conferences in Beijing, Shanghai and Guangzhou, where China TopReach extends invitations to select target customers and advertising partners, such as 4A companies. The main purpose of such conferences is to assist participants in better understanding the media structure of the local market which they plan to enter, to introduce the position and operations of China TopReach, and to strengthen existing and build new relationships with advertisers. China TopReach also organizes other sales and marketing events and promotional activities with respect to certain industries to discuss topics relating to that industry. Such topics include development trends and advertising strategies in the industry.

Employees and Training

China TopReach had 924 employees as of December 31, 2009. The following table sets forth the number of employees by function as of December 31, 2009

	Number of employees	% of Total
Management staff	84	9.1%
Sales and marketing staff	417	45.1%
Content provision staff	114	12.3%
Financial and internal audit staff	98	10.6%
Information technology staff	65	7.0%
Printing staff	71	7.7%
Administrative and other staff	75	8.1%

Total	924

China TopReach places a strong emphasis on training its full-time and part-time employees. China TopReach assists its employees in enhancing their professional abilities in various ways. The comprehensive training consist of a self-developed training programs tailored for different departments, training inexperienced employees through mentorships, and organizing brainstorm meetings for senior management team. In addition to the internal training, China TopReach sends members of its senior management team to short courses or lectures by external professional institutions to further develop their abilities in business operation and management. On average, each senior management member participates in such training opportunities three to four times every year. China TopReach also encourages all employees to participate in media related events.

Advertisers

China TopReach provides services to advertisers that come from a variety of industries, such as real estate, healthcare, telecommunication, and education. The total numbers of corporate clients China TopReach has served as of December 31, 2007, 2008 and 2009, are listed in the following table:

	2007	2008	2009
Number of Corporate Clients	1,700	4,400	4,900

The major source of advertisers is from direct advertisers, which constituted approximately 85% of total advertisers as of December 31, 2008. The chart below illustrates sources of advertising customers of China TopReach as of December 31, 2008:

By Source of Customers

Furthermore, China TopReach’s corporate advertisers come from diversified industries, including real estate, healthcare, telecommunication, decoration, education and consumable products. The chart below illustrates China TopReach’s corporate advertisers by industry as of December 31, 2008:

By Industry

China TopReach has established stable relationships with key advertisers. The top five advertisers contributed approximately 9% of China TopReach’s total revenues during fiscal year ended December 31, 2008.

Due to a diversified advertiser base, the concentration risk is significantly reduced. The chart below illustrates advertisement space by industry of all newspapers with which China TopReach has exclusively contracted:

Advertisement Space By Industry

Competition

China TopReach competes with other local newspapers for advertising spending where China TopReach operates. It competes for advertising clients primarily on the basis of newspaper circulation and coverage, location, price, the range of services offered and brand name. The Company also competes for overall advertising spending with traditional advertising media, such as magazines, television and radio, and with other alternative media companies, such as the internet, billboard, frame and public transport advertising companies.

China TopReach faces certain barriers-to-entry in the newspaper industry as a result of competition. Advertising agencies operate in cities outside of China TopReach’s network pursuant to exclusive agreements with local newspapers, and the Company expects to encounter barriers-to-entry as it attempts to expand its network into these cities. Some state-owned print media companies, such as Shanghai Xinhua Media, Chengdu B-ray Media Co., Ltd., Huawen Media Investment Corporation and Beijing Media, with larger size, sufficient capital and significant support from the local governments, may present considerable barriers for China TopReach to enter the markets where newspapers of these larger companies compete. However, these state-owned companies primarily concentrate on the largest cities, such as Beijing, Shanghai, and Shenzhen, which China TopReach doesn’t target. Since majority of approximately 1,938 newspapers in China locate in cities and regions other than those metropolitans, the Company rarely faces direct competition with these state-owned companies.

Intellectual Property

China TopReach’s brand, trade names, trademarks, trade secrets and other intellectual property rights distinguish its business platform and services from competitors and contribute to competitive advantages in the newspaper sector in advertising industry. To protect its intellectual property, China TopReach relies on a combination of trademark, copyright and trade secret laws as well as confidentiality agreements with its employees, partners, contractors and others. China TopReach has one registered trademark, including its corporate logo, one registered brand and one software copyright. The main website of China TopReach is located at www.chinaTopReach.com.

Facilities

The headquarters of China TopReach is located in Fuzhou City, Fujian Province, China, where China TopReach leases approximately 3,920 square meters of office space. China TopReach has offices and facilities located in numerous cities, such as Beijing, Chongqing, Kunming, Xiamen, Dalian and Wuhan. Its subsidiaries and consolidated affiliated entities lease approximately 5,900 square meters of office space. For the year ended December 31, 2008, its total rental expenses were US$290,030.

Legal Proceedings

China TopReach is currently not a party to any material legal proceeding. From time to time, China TopReach may be involved in litigation or other legal proceedings incidental to its business. However, China TopReach does not believe that its business or operations would be materially and adversely affected by any pending litigation or other pending legal proceeding in which it may be involved.

MANAGEMENT

Executive Officers and Directors

Our current directors and executive officers are as follows:

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Peifeng Hong	44	Director, Chairman of Board
Zhi Chen	45	Executive Director, Chief Executive Officer
Tiezhu Zhang	37	Director and Chief Financial Officer
Min Chen	41	Director
Toshihiro Nakamura	37	Director
Michael W. Zhang	42	Director
Jingfeng Wang	40	Director

Mr. Peifeng Hong is the Executive Chairman of the board.  Mr. Hong co-founded Beijing Hong Hing To Culture Dissemination Company Limited and Olympia Media Holdings Ltd. in 2000, in which he has served as the Chairman of these two companies since then.  Since 1991, Mr. Hong founded and served as Chairman in several enterprises, including Xiamen Yuanhong Group, Xiamen Yuanhong Real Estate Development Ltd. and Xiamen Yuantong Group, across multiple industries such as mining and real estate development.  From 1985 to 1990, Mr. Hong worked in Normal College of Jimei University.  Mr. Hong graduated from Jimei University in 1985. Mr. Hong was elected twice as the Vice Chairman of China International Chamber of Commerce in Fujian Province.

Mr. Zhi Chen has acted as director and Chief Executive Officer since 2002. In the past years, he led the company to become the leading privately owned print media and adverting operation in China. Mr. Chen is one of the pioneers in providing content to print media and take advertising operation of state-owned newspapers in Fujian province. From 1982 to 2001, he served in various foreign investment tax and domestic collection and administration, and human resource positions, finally as the human resource director in tax authorities in Fujian province. Mr. Chen graduated in finance from Central Broadcast and Television University in 1988, and received his MBA course education in management from Xiamen University in 2001. Mr. Chen is a qualified accountant and registered tax consultant.

Mr. Tiezhu Zhang has acted as director and Chief Financial Officer since October 2009. He is experienced in auditing, private investment and financial management.  He was Principal at Chum Capital since February 2006 to September 2009 where he is responsible for principal investment and corporate advisory transactions. From February 2002 to January 2006, he was a Senior Manager with PricewaterhouseCoopers, responsible for and specializing in the Telecommunication, Information, Media and Entertainment industries. Prior to joining PricewaterhouseCoopers, he was an Investment Director at TechFoster Technology Ventures, a venture capital firm focusing on Technology industry in Greater China. From July 1994 to August 2000, he took various positions, such as manager and associate, with Deloitte Touché Tohmatsu. Mr. Zhang received a bachelor degree from Shanghai University of Science and Technology.  Mr. Zhang speaks Mandarin and English. Mr. Zhang holds a Chinese Certified Public Accountant qualification and a Chinese Attorney qualification.

Ms. Min Chen serves as an independent director since May 2009. Currently she is an associate professor at The Central Academy of Drama in China. From 1993 to 2007, she was an associate professor in Fujian Normal University . Ms. Chen received her doctor degree of literature from the Central Academy of Drama in 2006, and received her Master’s degree in 2002 and Bachelor’s degree in 1993 from Fujian Normal University.

Mr. Toshihiro Nakamura has been with Index Holdings, a media holding company listed on the Japan Stock Market since October 2007 to the present. He has served in various key management positions with Index Holdings, such as President of Index Asia Pacific Limited, one of China TopReach’s shareholders, Operation Director of Index Holdings and General Manager of Tokyo area. Mr. Nakamura received education from Matsumoto Dental University. He speaks Japanese and English.

Mr. Michael W. Zhang was the Chief Executive Officer, Secretary and a director of the board of ChinaGrowth South Acquisition Corporation from May 2006 to January 2009 before it acquired Olympia Media Holdings Ltd. He remains as a director on the board of China TopReach Inc. Mr. Zhang was also the Chief Financial Officer, Secretary and a director of the board of ChinaGrowth North Acquisition Corporation from May 2006 to January 2009 before ChinaGrowth North Acquisition Corporation acquired UIB Group Limited. Mr. Zhang has been a principal of Chum Capital Group since February 2007, a merchant banking firm that invests in emerging growth Chinese companies and advises state-owned and privately owned Chinese companies in issuing equity and debt securities in international capital markets, and a principal of Global Vestor Capital Partners since November 2005. Prior to joining Global Vestor Capital Partners, Mr. Zhang was an Investment Professional with Avera Global Partners from July 2004 to March 2005, where he screened and analyzed public equity in global markets. From June 2001 to June 2002, Mr. Zhang was an investment manager for a wealthy family affiliated with Pacific Investment Corporation where he sourced and evaluated target businesses in China. Between September 1999 and March 2001, Mr. Zhang was co-founder and CEO of IQBay Technology Inc., an e-commerce service provider based in Shanghai. From July 1996 to August 1999, Mr. Zhang was an investment banker with Deutsche Bank Securities. Prior to joining Deutsche Bank, Mr. Zhang was a foreign trade manager with United Textile Corporation in Shanghai from July 1990 to July 1991. Mr. Zhang received a Masters degree in Business Administration from Yale University, a Bachelor of Science in Finance from Indiana University in Bloomington and an Associate degree from the College of International Business, Shanghai University.

Mr. Jingfeng Wang has been vice president of Zhong Ke Zhao Shang Investment Management and investment committee member of Zhong Ke Jing Ying Venture Capital since 2007. From 2006 to 2007, he was Chief Auditor of Fujian Xingye Technology Co., Ltd. From 2001 to 2005, he was executive vice president and financial director of Tomorrow Holding Co., Ltd. From 1991 and 2001, he took various financial management positions in China Aluminum Corp. Mr. Wang graduate from Shangdong University in 1994 and received his MBA degree from Newport University in 2005. He is a qualified accountant.

Resignation of Director

Mr. Jingui Zhang has resigned as Executive Director of the Board of the Company, effective June 2009.  The resigned director has confirmed that he has no disagreement with the Board and there are no matters which need to be brought to the attention of the shareholders of the Company in relation to his resignation. The Board has received the above resignation with regret, and would like to take this opportunity to express its appreciation to the resigned director for his contributions to the Company during his period of service.

Appointment of Director

The Board is pleased to announce that Mrs. Min Chen has been appointed as Independent Non-Executive Directors of the Company with effect from May 2009.

Compensation

The following sets forth summary information concerning the compensation paid by China TopReach to Zhi Chen during the last three fiscal years.

Annual Compensation

Name	Year	Salary($)
Zhi Chen	2009	264,706
	2008	258,621
	2007	237,448

*Zhi Chen’s salary was RMB 1,800,000 each year for 2007, 2008 and 2009 and the change in salary in the table above reflects changes in the exchange rate between the RMB and US dollar. The average exchange rate for one US dollar was RMB 7.58, 6.96 and 6.8 for 2007, 2008 and 2009 respectively.

Since its formation, China TopReach has not granted any stock options, stock appreciation rights, awards under long-term incentive plans, or any other non-cash compensation.

Board Practices

Director Independence

In anticipation of being listed on the Nasdaq Global Market, China TopReach has elected to follow the rules of Nasdaq in determining whether a director is independent. The board of directors also will consult with the Company’s counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards define an “independent director” generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. The board of directors currently includes three independent directors and four non-independent directors. The three independent directors are Min Chen, Michael W. Zhang and Jingfeng Wang. The four non-independent directors are Peifeng Hong, Zhi Chen, Zhang Tiezhu and Toshihiro Nakamura.

Independent Auditors’ Fees

UHY Vocation HK CPA Limited acts as China TopReach’s independent registered  public accounting firm.

Audit Fees

China TopReach paid its independent registered  public accounting firms approximately US$160,000 for the fiscal year ended December 31, 2008, US$160,000 for the fiscal year ended December 31, 2007 and US$135,000 for the fiscal year ended December 31, 2006 for the services they performed in connection with the audit of China TopReach’s annual financial statements, the review of the interim financial statements and the initial public offering.

The breakdown are as follows:

	For theYear Ended December 3
	2008	2007	2006
Audit Fees – JHC		$50,000	$35,000
Audit Fees – UHY	$140,000	$100,000	$100,000
Audit – Related Fee – JHC		$10,000
Audit – Related Fee – UHY	$20,000

Audit-Related Fees

During 2007, China TopReach paid J.H. Cohn LLP, its former accountant, US$10,000 for the professional services related to the filing of our registration statement with the SEC.

Tax Fees

During 2007, China TopReach did not make any payments for tax services.

All Other Fees

During 2007, there were no fees billed for products and services provided by the independent registered  public accounting firm to China TopReach other than those set forth above.

Audit Committee Pre-approval Policies and Procedures

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before the Company engages its independent registered  public accounting firm.  to render audit or permitted non-audit services, the engagement will be approved by the Board.

Code of Conduct

In anticipation of being listed on the Nasdaq Global Market, China TopReach has adopted a formal code of ethics statement.

Director Compensation

China TopReach intends to pay its non-employee directors a yearly retainer of US$25,000 as well as reimburse their expenses incurred in attending meetings after the consummation of the business combination between China TopReach and OMH in January 2009. China TopReach’s directors do not currently receive any cash compensation for their service as members of the board of directors and have not received any cash compensation for their service as members of the board of directors since February 2009. During 2008 no director of ChinaGrowth received any compensation.

Conflicts of Interest

Under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

Each of our directors has, or may come to have, conflicting fiduciary obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Our officers and directors have fiduciary obligations to those companies on whose board of directors they sit. To the extent that they identify business opportunities that may be suitable for the entities or other companies on whose board of directors they may sit, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless any other entity to which they owe such a fiduciary obligation and any successors to such entities have declined to accept such opportunities. Additionally, certain of our directors and officers are directors of companies, both public and private, that may perform business activities in the PRC similar to those that we may perform after consummating a business combination.

Limitation of Director and Officer Liability

Pursuant to our amended and restated memorandum and articles of association, every director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own fraud or willful default. No such director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the fraud or willful default of such director, agent or officer.

SELLING STOCKHOLDERS

The following table sets forth information with respect to the selling stockholders and the respective ordinary shares and warrants beneficially owned by each selling stockholder that may be offered under this prospectus.  When we refer to the “selling stockholders” in this prospectus, we mean those persons listed in the table below, as well as the permitted pledgees, donees, assignees, transferees, successors and others who later hold any of the selling stockholders’ interests.  The information is based on information that has been provided to us by or on behalf of the selling stockholders.  Because the selling stockholders may from time to time use this prospectus to offer all or some portion of the ordinary shares offered hereby, we cannot provide an estimate as to the amount or percentage of any such type of security that will be held by any selling stockholders upon termination of any particular offering or sale under this prospectus.  We also cannot advise you as to whether the selling stockholders will in fact sell any or all of the ordinary shares of common stock listed next to their names below.  In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth on the table below.  Information concerning the selling stockholders may change from time to time, and any changed information will be set forth if and when required in prospectus supplements or other appropriate forms permitted to be used by the SEC.

For the purposes of the following table, the number of  our ordinary shares beneficially owned has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, and such information is not necessarily indicative of beneficial ownership for any other purpose.  Under Rule 13d-3, beneficial ownership includes any shares as to which a selling stockholder has sole or shared voting power or investment power and also any shares which that selling stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option, restricted stock unit, warrant or other rights.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Offered	Number of Shares Beneficially Owned After Offering	Number of Warrants Offered	% of Common Stock Beneficially Owned After the Offering
ADORATION MANAGEMENT LIMITED	186,045	186,045	—		—
YANG AIPING	438	438	—	—	—
SHI AN	334	334	—	—	—
XIAO BAIFAN	1,186	1,186	—	—	—
LIAO BAINIAN	1,078	1,078	—	—	—
QIU BAOHONG	431	431	—	—	—
ZHENG BAOMING	10,782	10,782	—	—	—
WANG BIN	778	778	—	—	—
WU BIN	3,019	3,019	—	—	—
XU BIN	2,157	2,157	—	—	—
YE BIN	539	539	—	—	—
ZHANG BIN	917	917	—	—	—
ZHANG BIN	778	778	—	—	—
ZHAO BINBIN	222	222	—	—	—
NT BINGHUA	8,626	8,626	—	—	—
BLAZING SUN HOLDINGS LTD	1,540,395	1,540,395	—	—	—
ZHENG BOLING	15,096	15,096	—	—	—
CENTURION CREDIT FUNDING LLC	159,472	159,472	—	—	—
MENG CHANGJI	4,744	4,744	—	—	—
SHI CHANJUAN	4,413	4,413	—	—	—
CHEN CHAO	5,391	5,391	—	—	—
LUO CHAO	377	377	—	—	—
WANG CHAO	222	222	—	—	—
YANG CHAO	1,634	1,634	—	—	—
YIN CHAOHUA	323	323	—	—	—
LIN CHAOYANG	334	334	—	—	—
ZHENG CHEN	445	445	—	—	—
CHEN CHENGGUANG	1,634	1,634	—	—	—
WANG CHENGYONG	647	647	—	—	—
CHINA SCIENCE & KINGWING (HK)	1,431,004	1,431,004	—	—	—
YE CHUANJIE	1,095	1,095	—	—	—

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Offered	Number of Shares Beneficially Owned After Offering	Number of Warrants Offered	% of Common Stock Beneficially Owned After the Offering
ZHUO CHUANWEI	26,584	26,584	—	—	—
CHUM CAPITAL GROUP LIMITED	217,500	217,500	—	270,000	—
ZHANG CHUN	431	431	—	—	—
AO CHUNLEI	2,729	2,729	—	—	—
LUO CHUNSHUI	1,510	1,510	—	—	—
YE CUI	761	761	—	—	—
WANG CUIZHU	334	334	—	—	—
CYPRESS CAPITAL INTERNATIONAL	297,622	297,622	—	—	—
YOU DANDAN	869	869	—	—	—
MIAO DANPING	32,347	32,347	—	—	—
WANG DEFENG	1,078	1,078	—	—	—
YANG DEJIN	222	222	—	—	—
CHEN DEMIN	334	334	—	—	—
RONG DENG	120,000	120,000	—	—	—
LIN DEZHI	1,634	1,634	—	—	—
ZHANG DEZHI	556	556	—	—	—
ZHANG DI	222	222	—	—	—
WANG DONGYANG	431	431	—	—	—
DRAGON SOAR LIMITED	1,778,212	1,778,212	—	—	—
ZHANG DUNMING	4,446	4,446	—	—	—
WANG FALIN	222	222	—	—	—
YANG FANG	222	222	—	—	—
CHEN FAWEI	334	334	—	—	—
CHEN FENG	863	863	—	—	—
LI FENG	68,685	68,685	—	—	—
XIE FENGLONG	2,173	2,173	—	—	—
JIANG FENNING	1,317	1,317	—	—	—
WANG FUCAI	8,626	8,626	—	—	—
WANG FUYI	10,783	10,783	—	—	—
LI GANG	20,595	20,595	—	—	—
GLOBAL VESTOR CAPITAL PARTNERS LLC	217,500	217,500	—	270,000	—
ZOU GUANGDE	2,372	2,372	—	—	—
XIA GUANGRONG	222	222	—	—	—
ZHANG GUBING	216	216	—	—	—
ZHONG GUIGUANG	539	539	—	—	—
XIAO GUOHUI	216	216	—	—	—
GUORUN GROUP LIMITED	174,000	174,000	—	216,000	—
LIN HAI	755	755	—	—	—
JIANG HAIFENG	4,844	4,844	—	—	—
MA HAIFENG	2,264	2,264	—	—	—
LI HAIYING	539	539	—	—	—
ZHANG HANG	28,924	28,924	—	—	—
SONG HONGLIANG	994	994	—	—	—
WU HONGXI	11,385	11,385	—	—	—
ZHU HONGYAN	1,793	1,793	—	—	—
ZHENG HOUTONG	431	431	—	—	—
LIU HUANRONG	323	323	—	—	—
JIANG HUI	755	755	—	—	—
ZHANG HUI	216	216	—	—	—
ZHENG HUICHANG	539	539	—	—	—
ZOU HUIFANG	5,499	5,499	—	—	—
DONG HUIJING	977	977	—	—	—
INDEX ASIA PACIFIC LIMITED	1,680,009	1,680,009	—	—	—
LIN JIAN	1,078	1,078	—	—	—
LIN JIAN	8,389	8,389	—	—	—
SHENG JIAN	1,402	1,402	—	—	—
LIU JIANFENG	8,055	8,055	—	—	—
MAO JIANFEN	1,617	1,617	—	—	—
FENG JIANGTAO	222	222	—	—	—
JIANGYUAN INTERNATIONAL DEVELOPMENT LIMITED	158,816	158,816	—	—	—
XIONG JIANJUN	11,338	11,338	—	—	—
CHEN JIANLE	8,087	8,087	—	—	—

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Offered	Number of Shares Beneficially Owned After Offering	Number of Warrants Offered	% of Common Stock Beneficially Owned After the Offering
ZHUANG JIANLIN	2,372	2,372	—	—	—
TIAN JIANYUN	216	216	—	—	—
PAN JIANPING	10,307	10,307	—	—	—
LIN JIANXIN	108	108	—	—	—
CHEN JIANZHEN	539	539	—	—	—
CHEN JIE	539	539	—	—	—
LIN JIHUI	539	539	—	—	—
ZHAO JIMEI	2,157	2,157	—	—	—
CHEN JIN	334	334	—	—	—
ZHAO JIN	8,842	8,842	—	—	—
GUO JINGBO	1,078	1,078	—	—	—
WU JINGHONG	222	222	—	—	—
HAO JINGLU	334	334	—	—	—
CHEN JINGXIA	334	334	—	—	—
YANG JINGYING	15,159	15,159	—	—	—
LAN JINPING	1,088	1,088	—	—	—
LIN JINSHUI	5,283	5,283	—	—	—
CHEN JINSONG	445	445	—	—	—
LIN JINYUN	222	222	—	—	—
LIN JUAN	539	539	—	—	—
XIAO JUN	12,400	12,400	—	—	—
ZHA JUN	1,112	1,112	—	—	—
WU JUNHUA	755	755	—	—	—
LIN KAIHONG	18,785	18,785	—	—	—
XU KAINING	71,919	71,919	—	—	—
ZHENG KAIYU	222	222	—	—	—
KEEP PROFIT INTERNATIONAL	809,713	809,713	—	—	—
WANG KEHAN	334	334	—	—	—
YOU KELI	6,469	6,469	—	—	—
KINGOAL INVESTMENTS LIMITED	50,000	50,000	—	—	—
SHU KUNLUN	556	556	—	—	—
MA LAN	334	334	—	—	—
WU LANMEI	1,348	1,348	—	—	—
CHEN LEI	3,335	3,335	—	—	—
LI LI	4,313	4,313	—	—	—
CHEN LIANG	216	216	—	—	—
ZOU LIFANG	1,078	1,078	—	—	—
HUANG LIHUI	334	334	—	—	—
QIU LIN	216	216	—	—	—
ZHU LIN	222	222	—	—	—
HUANG LING	222	222	—	—	—
WENG LING	2,173	2,173	—	—	—
WANG LIPING	3,550	3,550	—	—	—
LIU LISHENG	445	445	—	—	—
ZOU LIUFANG	4,313	4,313	—	—	—
CHENG LIWEI	1,196	1,196	—	—	—
XIONG LIWU	1,617	1,617	—	—	—
LIN LIYING	25,663	25,663	—	—	—
LUCK SMART LIMITED	355,280	355,280	—	—	—
WANG MAOQING	1,951	1,951	—	—	—
CHEN MEI	970	970	—	—	—
LIN MEIHUA	222	222	—	—	—
LIU MEIYU	1,510	1,510	—	—	—
FU MIN	970	970	—	—	—
LIN MIN	2,157	2,157	—	—	—
JIA MING	3,658	3,658	—	—	—
CHEN MINGJIN	431	431	—	—	—
WU MINJUAN	216	216	—	—	—
HUANG MINQIANG	17,170	17,170	—	—	—
CHEN NING	1,095	1,095	—	—	—
HAN PINCHEN	445	445	—	—	—
WANG PING	1,078	1,078	—	—	—
WANG PINGNIAN	4,599	4,599	—	—	—
LIN QIANG	431	431	—	—	—

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Offered	Number of Shares Beneficially Owned After Offering	Number of Warrants Offered	% of Common Stock Beneficially Owned After the Offering
LIU QIANRONG	108	108	—	—	—
ZHONG QIAOHUA	334	334	—	—	—
ZOU QIN	1,941	1,941	—	—	—
LIN QING	539	539	—	—	—
LIN QIYONG	2,157	2,157	—	—	—
CHEN RONGHUI	2,157	2,157	—	—	—
XIN RONGPU	222	222	—	—	—
HUANG RONGYING	539	539	—	—	—
CHEN RUOYUN	809	809	—	—	—
LIN SHAN	4,313	4,313	—	—	—
ZHANG SHAOMEI	2,696	2,696	—	—	—
SU SHENGDI	1,526	1,526	—	—	—
YU SHENXI	216	216	—	—	—
YU SHIJUN	216	216	—	—	—
YU SHIQUAN	5,715	5,715	—	—	—
YU SHISHENG	323	323	—	—	—
YU SHIYONG	323	323	—	—	—
ZHENG SHOULING	463	463	—	—	—
CAO SHU	222	222	—	—	—
ZHONG SHU	108	108	—	—	—
CHEN SHUANGLIANG	3,235	3,235	—	—	—
HUANG SHUILIANG	539	539	—	—	—
ZHOU SHUXI	4,313	4,313	—	—	—
ZHOU SHUXI	431	431	—	—	—
ZHANG TAN	222	222	—	—	—
HAO TAO	334	334	—	—	—
LIU TAO	1,078	1,078	—	—	—
WEN TAO	556	556	—	—	—
LV TIANXIANG	222	222	—	—	—
ZHANG TIANYOU	2,049	2,049	—	—	—
YANG TING	1,078	1,078	—	—	—
FANG TONGCHENG	1,078	1,078	—	—	—
TOPBIG INTERNATIONAL	3,885,266	3,885,266	—	—	—
VENTURE LINK ASSETS LIMITED	116,000	116,000	—	144,000	—
LIAO WEI	761	761	—	—	—
LIU WEI	334	334	—	—	—
LIU WEIHONG	539	539	—	—	—
LIN WEIMIN	2,157	2,157	—	—	—
WANG WEIQIANG	3,774	3,774	—	—	—
FANG WENCHUN	222	222	—	—	—
HAN WENDONG	2,696	2,696	—	—	—
YU WENJIE	334	334	—	—	—
ZHAO WENJUAN	334	334	—	—	—
HUANG WENPU	3,235	3,235	—	—	—
LIN WENQI	8,577	8,577	—	—	—
WING KEEN MANAGEMENT LIMITED	118,097	118,097	—		—
LIU WU	1,078	1,078	—	—	—
YE XIANG	323	323	—	—	—
GUO XIANGYANG	24,900	24,900	—	—	—
YE XIANGYANG	1,641	1,641	—	—	—
LIU XIAO	334	334	—	—	—
YE XIAO	3,791	3,791	—	—	—
CHEN XIAOAN	3,235	3,235	—	—	—
ZHANG XIAOBAI	1,951	1,951	—	—	—
WEN XIAOBIN	12,400	12,400	—	—	—
GUO XIAOHUA	3,550	3,550	—	—	—
SHI XIAOHUA	3,235	3,235	—	—	—
XI XIAOLI	222	222	—	—	—
ZHENG XIAOLI	1,617	1,617	—	—	—
CHE XIAOLIN	334	334	—	—	—
LIN XIAOLIN	108	108	—	—	—
LIN XIAOLIN	323	323	—	—	—
CHEN XIAOMIN	9,704	9,704	—	—	—

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Offered	Number of Shares Beneficially Owned After Offering	Number of Warrants Offered	% of Common Stock Beneficially Owned After the Offering
XIE XIAOMIN	2,601	2,601	—	—	—
ZHANG XIAOPING	1,294	1,294	—	—	—
LIN XIAOQING	323	323	—	—	—
YANG XIAORONG	431	431	—	—	—
YANG XIAORONG	539	539	—	—	—
YANG XIAOYONG	647	647	—	—	—
LUO XICHENG	4,960	4,960	—	—	—
HE XINGZHI	4,529	4,529	—	—	—
CHEN XINRU	1,402	1,402	—	—	—
YE XINWEI	556	556	—	—	—
JIANG XINYIN	6,528	6,528	—	—	—
XIONG XIONG	556	556	—	—	—
HUANG XIONGWEN	1,078	1,078	—	—	—
HUANG XIONGZHEN	1,510	1,510	—	—	—
MA XIUBIN	3,990	3,990	—	—	—
WANG XIUQIN	216	216	—	—	—
MENG XIUZHEN	660	660	—	—	—
HUANG XUAN	873	873	—	—	—
JIANG XUANWEN	334	334	—	—	—
ZHENG XUDONG	5,283	5,283	—	—	—
CHEN XUELUN	222	222	—	—	—
HUANG XUNHUI	431	431	—	—	—
LIN YAN	222	222	—	—	—
LIU YAN	1,078	1,078	—	—	—
ZHAO YAN	1,294	1,294	—	—	—
ZHENG YAN	323	323	—	—	—
GONG YANBIN	32,347	32,347	—	—	—
TANG YANGHUA	539	539	—	—	—
LUO YANGJUN	556	556	—	—	—
LIN YANLIN	984	984	—	—	—
LIU YANPING	1,294	1,294	—	—	—
ZHANG YANRONG	323	323	—	—	—
ZHANG YANWEN	3,666	3,666	—	—	—
ZHANG YANWEN	4,313	4,313	—	—	—
LIN YEGUO	4,205	4,205	—	—	—
QIANG YIBIN	1,667	1,667	—	—	—
XU YIMIN	222	222	—	—	—
LV YING	12,325	12,325	—	—	—
SHAN YINGJIE	4,952	4,952	—	—	—
XU YINXIAN	1,667	1,667	—	—	—
CHEN YIPING	3,450	3,450	—	—	—
JIANG YONG	6,097	6,097	—	—	—
YE YONGJIAN	3,073	3,073	—	—	—
ZOU YOUDE	3,235	3,235	—	—	—
HUANG YOUQING	5,441	5,441	—	—	—
CHEN YOUZHONG	1,186	1,186	—	—	—
WANG YU	889	889	—	—	—
WEI YUANHAI	3,982	3,982	—	—	—
WANG YUANZHANG	1,078	1,078	—	—	—
ZU YUEYU	3,235	3,235	—	—	—
NI YUFANG	755	755	—	—	—
LIN YUJUAN	334	334	—	—	—
NI YUMEI	216	216	—	—	—
LEI YUN	7,378	7,378	—	—	—
LI YUNKAI	334	334	—	—	—
ZHENG YUNXING	1,078	1,078	—	—	—
WANG YURU	539	539	—	—	—
CHEN ZAO	334	334	—	—	—
VVU ZHAOXIA	4,313	4,313	—	—	—
HUANG ZHEN	7,714	7,714	—	—	—
YAO ZHEN	216	216	—	—	—
WANG ZHENQING	5,607	5,607	—	—	—
HE ZHENYU	222	222	—	—	—
LI ZHENYU	1,112	1,112	—	—	—

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Offered	Number of Shares Beneficially Owned After Offering	Number of Warrants Offered	% of Common Stock Beneficially Owned After the Offering
LIN ZHENYU	889	889	—	—	—
CHEN ZHIGUO	1,095	1,095	—	—	—
YE ZHOU	647	647	—	—	—
TANG ZILI	755	755	—	—	—

TOTAL	14,213,472	14,213,472		900,000

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of March 29, 2010 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•	each of our officers and directors.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(7)	Approximate Percentage of Outstanding Common Stock
Peifeng Hong (2)	1,540,395	10.7%
Zhi Chen (3)	3,885,266	27.0%
Tiezhu Zhang	*	*
Toshihiro Nakamura (4)	*	*
Michael W. Zhang (5)	*	*
Jingfeng Wang	*	*
Min Chen	*	*
Blazing Sun Holdings Ltd	1,540,395	10.7%
China Science & Kingwing (HK)	1,431,044	9.9%
Dragon Soar Limited	1,778,212	12.4%
TopBig International	3,885,266	27.0%
Keep Profit International Capital Limited (6)	809,713	5.6%
Index Asia Pacific Limited	1,680,009	11.7%

*	Less than 1%

(1)	The business address of each of the individuals is 6th Floor, San ShanTower, No. 59 Dongjie Street, Fuzhou City, China 350001.

(2)
Includes 1,540,395 common shares owned by Blazing Sun Holdings Ltd, a British Virgin Islands company. Peiying Qiang is the wife of our chairman of director, and is the sole director and sole owner of Blazing Sun Holdings Ltd.

(3)	Includes 3,885,266 common shares owned by Topbig International Development Ltd, a British Virgin Islands company. Mr. Chen is the sole director and sole owner of Topbig International Development Ltd.

(4)	Mr. Nakmura is the CEO of Index Asia Pacific Limited.

(5)
Mr. Zhang was the chief executive officer, secretary and a director of our Company before its business combination with OMH. Legal title to the 108,750 shares is held by Global Vestor Capital Partners LLC. Mr. Zhang and Mr. Jin Shi are the sole beneficial owners of Global Vestor Capital Partners LLC., which currently owns 217,500 shares and 270,000 warrants of China TopReach.

(6)
After consummation of the business combination between OMH and ChinaGrowth, the board of Keep Profit International Capital Limited distributed 401,251 ordinary shares allocated from the business combination to beneficial shareholders of the company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

ChinaGrowth related matters

Our founding officers and directors collectively purchased a combined total of 900,000 of our warrants from us at a price of $1.20 per warrant contemporaneously with our initial public offering in January 2007. These warrants, which we collectively refer to as the founding director warrants, will not be sold or transferred by the purchasers who initially purchased these warrants from us until the completion of our initial business combination.

The holders of the majority of the 1,125,000 founders shares, together with the holders of the founding director warrants, will be entitled to require us, on up to two occasions, to register these shares and the 900,000 founding director warrants and the 900,000 ordinary shares underlying the founding director warrants, pursuant to a registration rights agreement filed as an exhibit to our Form F-1. The holders of the majority of these founders shares and the founding director warrants may elect to exercise these registration rights at any time after the date on which these ordinary shares and founding director warrants are released from escrow, which, except in limited circumstances, is not before the one year from the consummation of a business combination in the case of the ordinary shares, and the consummation of a business combination in the case of the founding director warrants. In addition, these shareholders and the holders of the founding director warrants have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these ordinary shares are released from escrow or the founding director warrants become exercisable, as the case may be. We will bear the expenses incurred in connection with the filing of any such registration statements.

Because the founding director warrants sold in the Regulation S private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, founding director warrants will be exercisable even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current.

Commencing on the effective date of our initial public offering through the acquisition of OMH, we paid Global Vestor Capital Partners LLC, an affiliate of Jin Shi, our chief financial officer and director, and Michael Zhang, our chief executive officer, secretary and director, up to US$7,500 per month for use of office space, utilities, administrative, technology and secretarial services. This arrangement was agreed to by Global Vestor Capital Partners LLC for our benefit and was not intended to provide Mr. Shi or Mr. Zhang compensation in lieu of salary. We believe, based on rents and fees for similar services in Shanghai, the PRC, that such fees were at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public shareholders.

We reimbursed our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations (including possible payments to unaffiliated third parties for their performance of due diligence). There was no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which was reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. Accountable out-of-pocket expenses incurred by our officers and directors were not be repaid out of proceeds held in trust until these proceeds were released to us upon the completion of the business combination, provided there were sufficient funds available for reimbursement after such consummation. From May 3, 2006 through January 27, 2009, the total amount of business expenses incurred by ChinaGrowth’s officers and directors and reimbursed by ChinaGrowth was approximately US$541,039.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including the provision of the loans by our officers and directors, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties and any transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Shares Purchase Agreement among ChinaGrowth, OMH and Zhi Chen

On December 16, 2008 and amended as of January 13, 2009, ChinaGrowth entered into a shares purchase agreement with OMH and Zhi Chen, our director and Chief Executive Officer, who was one of the shareholders and the representative of other shareholders of all of the issued and outstanding ordinary shares of OMH. Pursuant to terms of the stock purchase agreement, on December 16, 2008 and amended as of January 13, 2009, ChinaGrowth acquired all of the issued and outstanding ordinary shares of OMH, gaining control of OMH. For information regarding the consideration paid and payable to OMH’s shareholers pursuant to this stock purchase agreement, see Item 4.A, “Information on the Company - History and Development of the Company - The Business Combination,” of this annual report.

In January 2009, we issued 6,259,000 ordinary shares for the benefit of the individuals set forth below, of which 2,000,000 ordinary shares are held in escrow account, and only if we meet the after-tax profits thresholds of RMB78,200,000 and RMB115,600,000 (approximately US$11.5 million and US$17 million) for the fiscal years ending December 31, 2008 and 2009, respectively, 2,000,000 shares held in the escrow account will be released to the shareholders. Furthermore, the founding officers and directors of ChinaGrowth transferred 200,000 ordinary shares to shareholders of OMH.

Name	Number of shares
Index Asia Pacific Limited	1,680,009
Blazing Sun Holdings Limited	530,527
Wing Keen Management Limited	118,097
Aotian Holdings Limited	995,277
Luck Smart Limited	355,280
Keep Profit International Capital Limited	1,083,749
Adoration Management Limited	186,045
TopBig International Limited	1,351,200
JiangYuan International Development Ltd	158,816

In addition, ChinaGrowth directors and executive officers agreed to forfeit 200,000 ordinary shares of ChinaGrowth upon the consummation of the Acquisition and transfer additional 200,000 ordinary shares to Keep Profit International Capital Limited, one of OMH shareholders.

China TopReach Inc.’s subsidiary, ShiFang Holding Limited (“ShiFang”) has completed a US$35 million private placement of its common shares (the “Private Placement”).  Four well known institutional investors (the “Investors”), CCB International Asset Management Limited, Sinochem Europe Capital Corporation Ltd, Templeton Strategic Emerging Markets Fund III, LDC and New World Strategic Investment Limited, acquired an aggregate 27.16% equity interest in ShiFang in the Private Placement.  ShiFang plans to use the proceeds from the Private Placement to continue to develop relationships with additional metro newspapers in China and to fund its working capital needs.

ShiFang was established in December 2009 and was initially 100% owned by China TopReach.

There were several conditions precedent to the closing of the Private Placement, including the release of certain escrowed shares and a revision to the above described earn-out arrangements.  Under the terms of the OMH Acquisition, 2.0 million shares of China TopReach (“Escrowed Shares”) issued to OMH Shareholders were put in escrow pending the achievement of a 2008 and a 2009 profits target by China TopReach, and 9.5 million additional China TopReach shares (“Earn-out Shares”) were to be issued to OMH Shareholders upon the achievement of 2009, 2010, 2011 and 2012 profits targets by China TopReach.  The profit targets were based on US$38 million working capital to be received by OHM pursuant to the OMH Acquisition.  However, as a large number of China TopReach shareholders elected to opt for redemption of China TopReach shares in connection with the OMH Acquisition, the proceeds of the US$38 million working capital were primarily used for redeeming China TopReach shares and were not available for the development of OMH’s business.  As a result of the shortfall in working capital available to OMH, and due to the additional risk assumed by certain shareholders in providing guarantees and pledges of their equity interests, China TopReach issued the Escrowed Shares and also released 5.5 million shares of the 9.5 million Earn-out Shares to Topbig (3,309,813 shares), Blazing Sun (1,530,712 shares) and Keep Profit (659,475 shares). In addition, China TopReach agreed to adjust the calculation of net profits used to determine whether the earn out targets under the earn out arrangement are achieved by excluding certain items incurred in connection with equity financing projects undertaken by China TopReach or any of its subsidiaries since the effective date of the OMH Acquisition.  The remaining 4.0 million Earn-out Shares are still subject to the achievement of the profit targets based on the following schedule:

Fiscal year	Profit Target	Earn out Shares
2009	RMB136 million (approximately US$20 million)	1,000,000

2010	RMB197.2 million (approximately US$29 million)	1,000,000

2011	RMB278.8 million (approximately US$41 million)	1,000,000

2012	RMB394.4 million (approximately US$58 million)	1,000,000

OMH Loan from shareholders and officers

Fujian JinDi Mining Co., Ltd., one company owned by Mr. Zhi Chen, made a loan with interest rate of 5.58% to OMH on December 30, 2006, which was used to fund OMH’s general working capital needs.  The loan has no fixed terms of repayment. As of September 30, 2009, the outstanding balance payable to Fujian Jin Di Mining Co., Ltd. was approximately $5,917,114.

Topbig International Development Ltd., made a loan non-interest bearing to OMH on December 31, 2008, which was used to fund OMH’s general working capital needs. The loan had no fixed terms of repayment. As of September 30, 2009, the outstanding balance payable to Topbig International Development Ltd. was approximately $1,734,763.

DESCRIPTION OF SHARE CAPITAL

General

We are a Cayman Islands company and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Law and the common law of the Cayman Islands. The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares. We have filed copies of our memorandum and articles of association and our amended and restated memorandum and articles of association as exhibits to our registration statement on Form F-1.

We are authorized to issue 60,000,000 ordinary shares, par value $.001, and 3,000,000 shares of preferred shares, par value $.001. As of the date of this prospectus, 14,391,059 ordinary shares are outstanding, held by 289 record holders. No preferred shares are currently outstanding.

Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share.

Ordinary Shares

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Rights of shareholders may not be altered, except by a special resolution requiring two-thirds shareholder approval.

Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available. In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled, subject to the rights of holders of preferred shares, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no conversion, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the ordinary shares.

Preferred Shares

Our amended and restated memorandum and articles of association authorizes the issuance of 3,000,000 preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights, which could adversely affect the voting power or other rights of the holders of ordinary shares, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred shares that participate in any manner in the proceeds of the trust account, or that vote as a class with the ordinary shares on a business combination. We may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Due to the fact that we currently have 60,000,000 ordinary shares authorized, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination.

Warrant

Each public warrant entitles the registered holder to purchase one ordinary share at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

The warrants will expire on January 23, 2011.

We may call the warrants for redemption (including any warrants issued upon exercise of the underwriters’ unit purchase option) at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder;

•
if, and only if, the last sale price of the ordinary shares equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

•	if there is an effective registration statement allowing for the resale of the shares underlying the warrants.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a degree of liquidity to cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the ordinary shares will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants were issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement filed in connection with our initial public offering, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a share dividend or our recapitalization, reorganization or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, the registered holders of a warrant will not be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

Because the founding director warrants sold in the Regulation S private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the founding director warrants are exercisable even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. The holders of the warrants purchased in this offering will not be able to exercise them unless we have a current registration statement covering the shares issuable upon their exercise.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Our officers and directors have collectively purchased an aggregate of 900,000 of our warrants from us at a price of $1.20 per warrant prior to the closing of this offering. The founding director warrants have terms and provisions that are identical to the warrants included in the units being sold in this offering, except that the founding director warrants (i) will not be transferable or salable by the purchasers who initially purchase these warrants from us until we complete a business combination, (ii) will be non-redeemable so long as these persons hold such warrants, and (iii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, or if an exemption from registration is then available. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes. The non-redemption provision does not apply to warrants included in units or otherwise purchased in open market transactions, if any. The price of the warrants has been arbitrarily established by us and the representative of the underwriters after giving consideration to numerous factors, including but not limited to, the pricing of units in this offering, the pricing associated with warrants in other blank-check financings in both the public after-market and any pre-offering private placement, and the warrant purchase obligations of managers in similar type transactions. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants. As part of the negotiations between the representative of the underwriters and our management, management agreed to purchase the warrants directly from us and not in open market transactions. By making a direct investment in us, the amount held in trust pending a business combination has been increased and the participating managers have committed to a specific amount of warrant purchases. The purchase of the Company’s securities in a private placement also has the benefit of reducing any concerns about open-market purchases by members of management present in other blank check offerings.

Purchase Option

Morgan Joseph & Co., the representative of the underwriters, purchased for $100, an option to purchase up to a total of 315,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Dividends

We have not paid any cash dividends on our ordinary shares to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any cash dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future. Further our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

Changes in Capital

We may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution:

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

•
sub-divide our existing shares, or any of them into shares of smaller amount than is fixed by our amended and restated memorandum of association, subject nevertheless to the provisions of Section 13 of the Companies Law; or

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

We may by special resolution reduce our share capital and any capital redemption reserve fund in any manner authorized by law.

Certain Differences in Corporate Law

The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. Cayman Islands law does not provide for mergers as that expression is understood under United States corporate law. There are statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, which may be tantamount a merger, but we do not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business. However, in the event that a business combination was sought pursuant to these statutory provisions, the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of its authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. Our Cayman Islands counsel is not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which could be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained;

•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

•	those who control the company are perpetrating a “fraud on the minority.”

Certain Reporting Obligations

As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934, as amended, prescribing the furnishing and content of proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company.

Shares Eligible for Future Sale

Immediately after this offering, we will have 14,391,059 ordinary shares outstanding. Of these shares, the 14,391,059 shares will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

Additionally, after this offering there will be 900,000 founding director warrants outstanding that upon full exercise will result in the issuance of 900,000 ordinary shares to the holders of the founding director warrants. The founding director warrants and the underlying ordinary shares are registered pursuant to this registration statement.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted ordinary shares for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of ordinary shares then outstanding, which will equal 5,625 shares immediately after this offering (or 6,300 if the underwriters exercise their over-allotment option); and

•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144. Therefore, our directors and officers will not be able to utilize Rule 144 and the Company has agreed to register their shares outstanding before this offering and their founding director warrants for future resale pursuant to their registration rights described below.

Registration Rights

The holders of our 14,391,059 issued and outstanding ordinary shares on the date of this prospectus and the 900,000 founding director warrants and the 900,000 ordinary shares underlying the founding director warrants are entitled to registration rights. The holders of the majority of these shares are entitled to require us, on up to two occasions, to register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these ordinary shares, or founding director warrants as the case may be, are released from escrow. The holders of the founding director warrants are also entitled to require us to register the resale of the ordinary shares underlying the founding director warrants when such warrants become exercisable by their terms. In addition, these shareholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these ordinary shares are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association became effective under the laws of the Cayman Islands on July 10, 2006. As set forth in the preamble to the amended and restated memorandum and articles of association, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2004 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

Under our amended and restated memorandum and articles of association, the Company will hold its annual meetings at such time and place as determined by the Company’s directors, and if not so determined, the annual meeting shall be held on the second Wednesday in December of each year. Notice of such meeting must be sent to all shareholders. The majority of directors, the chief executive officer or the chairman of the board also may call special meetings, and in any event, must call special meetings upon the request of ten percent of the Company’s shareholders.

Our amended and restated memorandum and articles of association prohibits the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination. It is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Cayman Islands law. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions.

Anti-Money Laundering – Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of its anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2005 Revision) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Taxation

The following summary of the material Cayman Islands and United States federal income tax consequences of an investment in ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this Form F-1, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands, will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to any double taxation treaties.

We have applied for and can expect to receive an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

United States Federal Income Taxation

This section describes the material United States federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares and warrants. This section does not address any aspect of United States federal gift or estate tax, or the state, local or foreign tax consequences of an investment in our ordinary shares and warrants. This section only applies to you if you hold your ordinary shares and warrants as capital assets for tax purposes. This discussion does not discuss all the tax consequences that may be relevant to particular investors in light of their circumstances or to investors that are subject to special rules, including:

•	a bank;

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a tax-exempt organization;

•	an insurance company;

•	a person liable for alternative minimum tax;

•	a person that actually or constructively owns 10% or more of the vote or value of our shares;

•	a person that holds ordinary shares that are a hedge or that are hedged against currency risks or as part of a straddle or a conversion transaction; or

•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date hereof and all of which are subject to changes, possibly retroactively.

For purposes of the United States federal income tax discussion below, you are a U.S. holder if you are a beneficial owner of ordinary shares or warrants and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source;

•
or a trust if (A) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (B) the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a United States domestic trust.

In general, the tax consequences for shares owned by a partnership depends on the tax status of the parties.

A non-U.S. holder is a beneficial owner of ordinary shares or warrants that is not a United States Holder for United States federal income tax purposes.

You should consult your own tax advisor regarding the United States federal, state and local tax consequences of owning and disposing of the ordinary shares or warrants in your particular circumstances.

This discussion addresses only United States federal income taxation.

Allocation of Purchase Price Between Shares and Warrants

For U.S. federal income tax purposes, a U.S. holder must allocate the purchase price of a Unit between the Share and the Warrants that comprise the Unit based on the relative fair market value of each and must compute its basis in the Share and Warrants in accordance with that allocation. We may be required to allocate a portion of the purchase price of the Unit to each component comprising part of the Unit. While uncertain, it is possible that the IRS could apply, by analogy, rules pursuant to which our allocation of the purchase price will be binding on a U.S. holder of a Unit, unless the U.S. holder explicitly discloses in a statement attached to the U.S. holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the Unit that the U.S. holder’s allocation of the purchase price between the Share and the Warrants that comprise the Unit is different from our allocation. Our allocation is not, however, binding on the IRS.

Each U.S. holder is advised to consult such holder’s own tax advisor with respect to the risks associated with an allocation of the purchase price between the Shares and the Warrants that comprise a Unit that is inconsistent with our allocation of the purchase price.

Taxation of Dividends

U.S. Holders. Under the United States federal income tax laws, and subject to the personal foreign investment company rules discussed below, if you are a U.S. holder, the gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a non-corporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold our ordinary shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to our ordinary shares generally will be qualified dividend income provided that, our ordinary shares are readily tradable on an established securities market in the United States in the year that you receive the dividend and we are not a passive foreign investment company in the year in which the dividend is paid or in the preceding taxable year. (described below).

The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in our ordinary shares and thereafter as capital gain. If the dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot foreign currency/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Therefore, since the value of the foreign currency may decrease before you actually convert the currency into U.S. dollars, you may actually be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will ultimately receive. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Dividends will be income from sources outside the United States, but generally will be passive income or financial services income, which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you.

Non-U.S. Holders. If you are a non-U.S. holder, dividends paid to you in respect of our ordinary shares will not be subject to United States federal income tax unless the dividends are effectively connected with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases you will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, effectively connected dividends may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxation of Capital Gains

U.S. Holders. Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your ordinary shares or warrants, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your ordinary shares or warrants. Capital gain of a non-corporate U.S. holder that is recognized before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. Your ability to deduct capital losses is subject to limitations.

Non-U.S. Holders. If you are a non-U.S. holder, you will not be subject to United States federal income tax on gain recognized on the sale or other disposition of your ordinary shares or warrants unless:

•
the gain is effectively connected with your conduct of a trade or business in the United States and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis; or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-U.S. holder, effectively connected gains that you recognize, under certain circumstances, may also be subject to an additional branch profits tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Exercise, Disposition or Lapse of Warrants

Subject to the discussion of the PFIC rules below, a U.S. holder generally will not recognize gain or loss upon the exercise of a Warrant. Shares acquired pursuant to the exercise of a Warrant will have a tax basis equal to the U.S. holder’s tax basis in the Warrant (that is, an amount equal to the portion of the purchase price of each Unit allocated to the Warrant as described above in “Allocation of Purchase Price Between Shares and Warrants”), increased by the amount paid to exercise the Warrant. The holding period of such Share would begin on the day following the date of exercise of the Warrant and will not include the period during which the U.S. holder held the Warrant.

Subject to the discussion of the PFIC rules below, upon the sale or other disposition of a Warrant (other than by exercise), a U.S. holder will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s tax basis in the Warrant (that is, as discussed above, the portion of the purchase price of a Unit allocated to such Warrant). Such gain or loss will be long-term capital gain or loss if the U.S. holder has held the Warrant for more than one year. Under certain circumstances, we have the right to redeem the Warrants. A redemption of Warrants will be treated as a sale or exchange of the Warrants.

The terms of the Warrant provide for certain adjustments to the number of shares for which the Warrant may be exercised or to the exercise price of the Warrants. Such adjustment may, under certain circumstances, result in constructive distributions that could be taxable as a dividend to the U.S. holder of the Warrants. Conversely, the absence of an appropriate adjustment may result in a constructive distribution that could be taxable as a dividend to a U.S. holder of the Shares. See “Taxation of Dividends.”

If a Warrant is allowed to lapse unexercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the Warrant. Such loss will be long-term if the Warrant has been held for more than one year. The ability to deduct any such loss may be subject to certain limitations, and holders should consult their own tax advisors as to the potential applicability to them of such limitations.

As discussed above in “Allocation of Purchase Price Between Shares and Warrants”, the allocation of price of a Unit between the Share and the Warrants comprising such Unit is not binding on the IRS. If the IRS were successfully to challenge your allocation, the amount of gain recognized upon disposition of a Share or Warrant could be increased, and the amount of loss recognized upon disposition of a Share or Warrant or upon lapse of a Warrant could be reduced.

Passive Foreign Investment Company Rules

Special United States tax rules apply to a company that is considered a passive foreign investment company, or PFIC. Under these rules, we will be classified as a PFIC for United States federal income tax purposes in any taxable year in which either:

•	At least 75% of our gross income for the taxable year is passive income; or

•	at least 50% of the gross value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (not including certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.

Newly formed corporations, such as us, are excepted out of the PFIC rules for their first year of existence. In addition, we expect to conduct our affairs in a manner so that we will not qualify as a PFIC in the foreseeable future. Our determination of whether we are a PFIC is, however, not binding on the Internal Revenue Service. We cannot assure you that we will not be a PFIC in any future year.

If we are treated as a PFIC, and you are a U.S. holder that does not make a mark-to-market election, as described below, you will be subject to special rules with respect to:

•	any gain you realize on the sale or other disposition of your ordinary shares or warrants; and

•
any excess distribution that we make to you (generally, any distributions to you during a single taxable year that are greater than 125% of the average annual distributions received by you in respect of the ordinary shares during the three preceding taxable years or, if shorter, your holding period for the ordinary shares or ordinary shares).Under these rules:

•	the gain or excess distribution will be allocated ratably over your holding period for the ordinary shares;

•	the amount allocated to the taxable year in which you realized the gain or excess distribution will be taxed as ordinary income;

•	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Additionally, if we are a PFIC, a U.S. holder who acquires Shares or Warrants from a deceased person who dies before January 1, 2010 and who was a U.S. holder would not receive the step-up of the income tax basis to fair market value for such Shares or Warrants. Instead, such U.S. holder would have a tax basis equal to the deceased’s tax basis, if lower.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

If a U.S. holder has made a qualifying electing fund (“QEF”) election covering all taxable years during which the holder holds Shares and in which we are a PFIC, distributions and gains will not be taxed as described above, nor will denial of a basis step-up at death described above apply. Instead, a U.S. holder that makes a QEF election is required for each taxable year to include in income the holder’s pro rata share of the ordinary earnings of the QEF as ordinary income and a pro rata share of the net capital gain of the QEF as long-term capital gain, regardless of whether such earnings or gain have in fact been distributed. Undistributed income is subject to a separate election to defer payment of taxes. If deferred, the taxes will be subject to an interest charge. U.S. holders may not make a QEF election with respect to Warrants. As a result, if a U.S. holder sells Warrants, any gain will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if the company is a PFIC at any time during the period the U.S. holder holds the Warrants. If a U.S. holder that exercises Warrants properly makes a QEF election with respect to the newly acquired Shares, the adverse tax consequences relating to PFIC Shares will continue to apply with respect to the pre-QEF election period, unless the holder makes a purging election. The purging election creates a deemed sale of the Shares acquired on exercising the Warrants. The gain recognized as result of the purging election would be subject to the special tax and interest charge rules, treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. holder would have a new basis and holding period in the Shares acquired on the exercise of the Warrants for purposes of the PFIC rules.

The application of the PFIC and QEF rules to Warrants and to Shares acquired upon exercise of Warrants is subject to significant uncertainties. Accordingly, each U.S. holder should consult such holder’s tax advisor concerning the PFIC consequences of holding Warrants or of holding Shares acquired through the exercise of such Warrants.

In order to comply with the requirements of a QEF election, a U.S. holder must receive certain information from us. The QEF election is made on a shareholder-by-shareholder basis and can be revoked only with the consent of the IRS. A shareholder makes a QEF election by attaching a completed IRS Form 8621, including the information provided in the PFIC annual information statement, to a timely filed U.S. federal income tax return and by filing a copy of the form with the IRS. We intend to provide such information as the IRS may require in order to enable U.S. holders to make the QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future. Even if a shareholder in a PFIC does not make a QEF election, if such shareholder is a U.S. holder, such shareholder must annually file a completed Form 8621 with the shareholder’s tax return and with the IRS.

Where a U.S. investor has elected the application of the QEF rules to its PFIC Shares, and the excess distribution rules do not apply to such Shares (because of timely election or a purge of the PFIC taint as described above in connection with the exercise of Warrants), any gain realized on the appreciation of the PFIC Shares is taxable as capital gain (if the Shares are a capital asset in the hands of the investor) and no interest charge is imposed. U.S. shareholders of a QEF are currently taxed on their pro rata shares of the fund’s earnings and profits. Where earnings and profits that were included in income under this rule are later distributed, the distribution is not taxed as a dividend. The basis of a U.S. shareholder’s Shares in a QEF is increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules.

Although a determination as to a corporation’s PFIC status is made annually, an initial determination that a corporation is a PFIC will generally apply for subsequent years, whether or not it meets the tests for PFIC status in those years. A U.S. holder who makes the QEF election discussed above for the first year the U.S. holder holds or is deemed to hold Shares or Warrants and for which we are determined to be a PFIC, however, is not subject to the PFIC rules or the QEF regime for the years in which we are not a PFIC.

If we are a PFIC and, at any time, have a non-U.S. subsidiary that is classified as a PFIC, U.S. holders of shares generally would be deemed to own, and also would be subject to the PFIC rules with respect to, their indirect ownership interests in that lower-tier PFIC. If we are a PFIC and a U.S. holder of Shares does not make a QEF election in respect of a lower-tier PFIC, the U.S. holder could incur liability for the deferred tax and interest charge described above if either (1) we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or (2) the U.S. holder disposes of all or part of its Shares. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. holder no later than ninety days after the request the information that may be required to make a QEF election with respect to the lower-tier PFIC. A mark-to-market election (discussed below) under the PFIC rules with respect to Shares would not apply to a lower-tier PFIC, and a U.S. holder would not be able to make such a mark-to-market election in respect of its indirect ownership interest in that lower-tier PFIC. Consequently, U.S. holders of Shares could be subject to the PFIC rules with respect to income of the lower-tier PFIC the value of which already had been taken into account indirectly via mark-to-market adjustments. Similarly, if a U.S. holder made a mark-to-market election under the PFIC rules in respect of our Shares and made a QEF election in respect of a lower-tier PFIC, that U.S. holder could be subject to current taxation in respect of income from the lower-tier PFIC the value of which already had been taken into account indirectly via mark-to-market adjustments. U.S. holders are urged to consult their own tax advisors regarding the issues raised by lower-tier PFICs.

If you own ordinary shares in a PFIC that are treated as marketable shares, you may make a mark-to-market election. If you make this election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your ordinary shares or warrants at the end of the taxable year over your adjusted basis in your ordinary shares or warrants. These amounts of ordinary income will not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the ordinary shares or warrants will be adjusted to reflect any such income or loss amounts. Your gain, if any, recognized upon the sale of your ordinary shares or warrants will be taxed as ordinary income. As with the QEF election, a U.S. holder who makes a mark-to-market election would not be subject to the general PFIC regime and the denial of basis step-up at death described above. However, it is unclear whether our Shares will qualify for the mark-to-market election and prospective investors should not assume that our Shares will qualify for the mark-to-market election. Whether the shares will so qualify will depend on the volume and regularity of the trading of such shares and hence cannot be predicted at this time.

In addition, notwithstanding any election you make with regard to the ordinary shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the 15% maximum rate applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.

If you own ordinary shares during any year that we are a PFIC, you must file Internal Revenue Service Form 8621.

You should consult your own tax advisor regarding the application of the PFIC rules to our ordinary shares or warrants in your particular circumstances, including the availability of making an election to avoid adverse United States federal income tax consequences under the PFIC rules in the case we are determined to be a PFIC in a future year.

Backup Withholding and Information Reporting

If you are a non-corporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	dividend payments or other taxable distributions made to you within the United States, and

•
the payment of proceeds to you from the sale of ordinary shares effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you are a non-corporate U.S. holder that:

•
fails to provide an accurate taxpayer identification number, is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments made to you outside the United States by us or another non-United States payor and

•
other dividend payments and the payment of the proceeds from the sale of ordinary shares and warrants effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished the payor or broker,

•
dividend payments if you have provided us with an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

•     you otherwise establish an exemption. Payment of the proceeds from the sale of ordinary shares or warrants effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of ordinary shares or warrants that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•
the sale has some other specified connection with the United States as provided in U.S. Treasury regulations unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of ordinary shares or warrants effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,

•	a controlled foreign corporation for United States tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period,

•	a foreign partnership, if at any time during its tax year,

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a United States trade or business.

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

PLAN OF DISTRIBUTION

The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders.  The term “selling stockholder” includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from each selling stockholder as a pledge, gift, partnership distribution or other non-sale related transfer.  The number of shares beneficially owned by a selling stockholder will decrease as and when it effects any such transfers.  The plan of distribution for the selling stockholders’ shares sold hereunder will otherwise remain unchanged, except that the transferees, pledgees, donees or other successors will be selling stockholders hereunder.  To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  The selling stockholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price.  The selling stockholders may also make sales in negotiated transactions.  The selling stockholders may offer their shares from time to time pursuant to one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	public or privately negotiated transactions;

The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock.

•
on the Over-the-Counter Bulletin Board (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the shares are then listed, admitted to unlisted trading privileges or included for quotation);

•	through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with distributions of the shares or otherwise, the selling stockholders may:

•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

•	sell the shares short and redeliver the shares to close out such short positions;

•	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

•	pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

In addition to the foregoing methods, the selling stockholders may offer their shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods or described above or any other lawful methods.  The selling stockholders may also transfer, donate or assign their shares to lenders, family members and others and each of such persons will be deemed to be a selling stockholder for purposes of this prospectus.  The selling stockholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the shares of common stock, and if the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus; provided however in the event of a pledge or then default on a secured obligation by the selling stockholder, in order for the shares to be sold under this registration statement, unless permitted by law, we must distribute a prospectus supplement and/or amendment to this registration statement amending the list of selling stockholders to include the pledge, secured party or other successors in interest of the selling stockholder under this prospectus.

The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information concerning the issuer, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding certain limitations.

Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed or quoted, including block trading in negotiated transactions.  Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus.  The selling stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf.  In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate.  Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions).

In offering the shares covered by this prospectus, the selling stockholders, and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales.  Any profits realized by the selling stockholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

We are required to pay all fees and expenses incident to the registration of the shares.

We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the common stock offered in this prospectus will be passed upon for us by DLA Piper US LLP.  Members of DLA Piper do not own any shares of common stock of China TopReach, Inc.

EXPERTS

The financial statements of China TopReach and its subsidiaries as of December 31, 2008 and for the period from May 3, 2006 (Date of Inception) through December 31, 2008, included herein, have been audited by UHY Vocation HK CPA Limited, an independent registered public accounting firm, as stated in their report dated February 3, 2010, which is included herein, and such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of China TopReach (Formerly known as ChinaGrowth South Acquisition Corporation) (A Development Stage Company) as of December 31, 2007 and 2006 and for the period from May 3, 2006 (date of inception) through December 31, 2007, included herein, have been audited by J.H. Cohn LLP, an independent registered public accounting firm, as stated in their report dated May 7, 2008, which is included herein, and such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.  Our SEC filings are also available to the public at the SEC’s web site at “http://www.sec.gov.”

This prospectus is only part of a Registration Statement on Form F-1 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the Registration Statement.  We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.  You may:

•	inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room,

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

•	obtain a copy from the SEC web site.

CHINA TOPREACH, INC. AND SUBSIDIARIES
(Formerly ChinaGrowth Acquisition Corporation)

INDEX TO FINANCIAL STATEMENTS

Financial statements

Unaudited Balance Sheet as of September 30, 2009	F-2

Unaudited Statements of Operations and Other Comprehensive Income for the Nine Months Ended September 30, 2009 and 2008	F-3

Unaudited Statements of Changes in Shareholder Equity for the Nine Months Ended September 30, 2009	F-4

Unaudited Statements of Cash Flows for the Nine Months Ended September 30, 2009 and 2008	F-5

Notes to Unaudited Consolidated Financial Statements	F-6 – F-21

CHINA TOPREACH INC.

Reports of Independent Registered Public Accounting Firm	F-22 – F-23

Balance Sheets as of December 31, 2008 and 2007	F-24

Statements of Operations for the years ended December 31, 2008 and 2007 and for the period from May 3, 2006 (Date of Inception) to December 31, 2008	F-25

Statements of Shareholders’ Equity for the years ended December 31, 2008 and 2007 and for the period from May 3, 2006 (Date of Inception) to December 31, 2006	F-26

Statements of Cash Flows for the years ended December 31, 2008 and 2007 and for the period from May 3, 2006 (Date of Inception) to December 31, 2008	F-27

Notes to Consolidated Financial Statements	F-28 – F-34

OLYMPIA MEDIA HOLDINGS LIMITED

CHINA TOPREACH INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2009 (Unaudited)	December 31, 2008 (A) (Audited)
	USD	USD
ASSETS

Current assets
Cash and cash equivalents	$3,557,231	$1,575,868
Trade receivables, net	19,626,364	16,884,379
Other receivables	10,134,846	3,709,577
Prepayments	1,947,344	1,330,754
Due from related parties	292,237	-
Inventories	425,021	287,909
Total current assets	35,983,043	23,788,487

Non-current assets
Property, plant and equipment, net	5,219,643	5,160,262
Deposits to newspapers	24,532,124	24,096,370
Deferred costs	5,507	126,450
Deferred offering costs	-	521,713
Intangible assets, net	568,313	746,242
Total assets	$66,308,630	$54,439,524

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Short-term borrowings	7,096,057	5,325,202
Trade payables	1,304,192	3,833,745
Income tax payable	2,959,547	1,667,432
Advances from customers	1,896,865	974,908
Accrued expenses and other payables	7,805,216	9,215,470
Due to related parties	6,164,960	3,621,908
Due to shareholders	7,734,763	5,690,195
Due to non-controlling interests	504,563	590,879
Total current liabilities	35,466,163	30,919,739

Shareholders’ equity
Preferred shares - $0.001 par value, 3,000,000 shares authorized; no shares issued and outstanding at September 30, 2009	-	-
Ordinary shares - $0.001 par value, 60,000,0000 shares authorized; 7,691,059 shares issued and outstanding at September 30, 2009	7,692	-
Registered capital	-	50,000
Additional paid-in capital	431,592	8,100,378
Retained earnings	28,893,110	14,067,477
Non-controlling interests	82,073	67,613
Accumulated other comprehensive income	1,428,000	1,234,317
Total shareholders’ equity	30,842,467	23,519,785

Total liabilities and shareholders’ equity	$66,308,630	$54,439,524

(A) Represents the consolidated balance sheet of Olympia Media Holdings Limited, the Accounting Acquirer.

See notes to consolidated financial statements

CHINA TOPREACH INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE INCOME

	For The Nine Months Ended
	September 30, 2009 (Unaudited)	September 30, 2008 (A) (Unaudited)
	USD	USD

Revenue	$48,642,691	$41,598,245

Cost of revenue	(25,860,678)	(26,444,220)

Gross Profit	22,782,013	15,154,025

Operating Expenses
Sales and marketing expenses	(2,300,624)	(1,438,196)
General and administrative expenses	(3,179,644)	(3,148,895)

Total operating expenses	(5,480,268)	(4,587,091)

Operating Income	17,301,745	10,566,934

Interest income	4,528	35,380
Interest expense	(364,314)	(363,866)
Other Income	300,594	277,528

Income before income tax and non-controlling interests	17,242,553	10,515,976

Income tax	(2,402,460)	(2,101,843)

Income before non-controlling interests	14,840,093	8,414,133

Non-controlling interests	(14,460)	45,682

Net Income	14,825,633	8,459,815

Other comprehensive income
-Effects of foreign currency translation adjustment	(193,683)	661,575

Comprehensive income	$14,631,950	$9,121,390

Net income attributable to ordinary shareholders	14,631,950	9,121,390

Weighted average number of shares outstanding - basic	7,535,803	7,535,803

- diluted	9,006,212	9,006,212

Net income per share – basic	1.94	1.21

– diluted	1.62	1.01

(A) Represents the consolidated statement of operations of Olympia Media Holdings Limited, the Accounting Acquirer.

See notes to consolidated financial statements

CHINA TOPREACH INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009
 (UNAUDITED)

		Ordinary shares
	Shares	Amount USD	Registered Capital USD	Additional Paid-in Capital USD	Retained Earnings USD	Non- controlling interests USD	Accumulated Other Comprehensive Income USD	Total USD
Balance at December 31, 2008	-	-	50,000	8,100,378	14,067,477	67,613	1,234,317	23,519,785

Equity balances of TopReach December 31, 2008	6,138,500	6,139	-	29,903,440	1,612,135	-	-	31,521,714

Elimination of OMH’s ordinary shares, recapitalization adjustment	-	-	(50,000)	50,000	-	-	-	-

Expenses related to the public listing	-	-	-	-	(1,454,532)	-	-	(1,454,532)

TopReach’s net loss for the period up to and before the date of recapitalization on January 27, 2009	-	-	-	-	(46,196)	-	-	(46,196)

Elimination of the TopReach’s retained earnings prior to the date of recapitalization	-	-	-	111,407	(111,407)	-	-	-

Deferred offering costs recognized	-	-	-	(723,153)		-	-	(723,153)

Forfeiture of deferred underwriter compensation	-	-	-	130,790	-	-	-	130,790

Reclassification of shares subject to conversion of 1,002,199 ordinary shares	-	-	-	8,070,489	-	-	-	8,070,489

Cancellation of ordinary shares owned by former shareholders	(200,000)	(200)	-	200	-	-	-	-

Redemption of shares issued to public shareholders at $8.05 per share	(817,442)	(817)	-	(6,581,996)	-	-	-	(6,582,813)

Retirement of shares repurchased from public shareholders prior to recapitalization for prices ranging from $8.09 to $8.25 per share	(1,972,896)	(1,973)	-	(16,106,216)	-	-	-	(16,108,189)

Retirement of repurchased shares from OMH on January 27, 2009 at $8.05 per share	(2,052,075)	(2.052)	-	(16,517,152)	-	-	-	(16,519,204)

Common shares issued with 2,000,000 shares held in escrow on date of recapitalization, par value $0.001	6,259,000	6,259	-	(6,006,259)	-	-	-	(6,000,000)

Issuance of ordinary shares to financial advisor at closing, par value $0.001	335,972	336	-	(336)	-	-	-	-

Net income for the nine months ended September 30, 2009	-	-	-	-	14,825,633	14,460	-	14,840,093

Foreign currency translation adjustment	-	-	-	-	-	-	193,683	193,683

Balance at September 30, 2009	7,691,059	7,692	-	431,592	28,893,110	82,073	1,428,000	30,842,467

See notes to consolidated financial statements.

CHINA TOPREACH INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Nine Months Ended
	September 30, 2009 (Unaudited)	September 30, 2008 (Unaudited)
	USD	USD
Cash flows from operating activities:
Net income	14,825,633	8,459,815

Adjustments to reconcile net income to net cash provided by /(used in) operating activities:
Depreciation	571,016	562,888
Amortization	65,561	10,784
Non-controlling interest	5,194	(45,682)

Changes in assets and liabilities:
Trade receivables	(2,700,994)	(9,911,537)
Inventories	(136,413)	836,973
Prepayments	(613,359)	(1,666,113)
Other receivables	(6,416,264)	222,599
Due from related parties	(292,237)	(804,189)
Deposits to newspapers	(377,254)	(10,383,886)
Deferred costs	121,250	-
Trade payable	(2,538,860)	2,341,570
Income tax payable	1,288,067	1,479,394
Advances from customers	919,590	284,786
Accrued expenses and other payables	(1,432,627)	1,307,559
Net cash provided by/(used in) operating activities	3,288,303	(7,305,039)

Cash flows from investing activities
Purchase of property, plant and equipment	(262,776)	(930,493)
Expenditures for intangible assets	(116,008)	(606,700)
Net cash used in investing activities	(378,784)	(1,537,193)

Cash flows from financing activities:
Capital contribution	-	40,000
Shareholders additional contribution	-	771,011
Repurchase of shares	(32,627,393)	-
Redemption of shares	(6,582,813)	-
Release of funds held in trust account	39,570,650	-
Payment of listing and offering expenses incurred	(1,479,175)	-
Utilization for deferred offering costs	(201,019)	(203,702)
Proceeds from forfeiture of deferred underwriter compensation	130,790	-
Proceeds from short-term borrowings	9,436,059	2,024,389
Repayment of short-term borrowings	(7,678,133)	-
Net proceeds from third parties	-	(700,711)
Net proceeds from related parties	2,534,502	406,796
Net repayment to shareholders	(3,969,489)	5,754,667
Repayment to non-controlling interests	(87,750)	(95,508)
Net cash (used in)/provided by financing activities	(953,771)	7,996,942

Effect of foreign currency conversion on cash	25,615	744,976

Net increase/(decrease) in cash and cash equivalents	1,981,363	(100,314)

Cash and equivalents, beginning	1,575,868	1,259,197

Cash and equivalents, ending	3,557,231	1,158,883

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest paid	364,314	363,866
Income tax paid	1,120,552	666,867
Non-cash investing:
Issuance of 335,972 ordinary shares to financial advisor charged to cost of recapitalization	2,704,575	-

See notes to consolidated financial statements.

CHINA TOPREACH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1	ORGANIZATION AND BUSINESS OPERATIONS

The consolidated financial statements include the financial statements of China Topreach Inc. (the “Company”), its subsidiaries and variable interest entities (“VIE”). The Company, its subsidiaries and VIE are collectively referred to as the “Group”.  The Group is engaged in publishing and advertising activities in the Peoples’ Republic of China (“PRC” or “China”).

The Company was incorporated in the Cayman Islands on May 3, 2006 as a blank check company for the purpose of effecting a recapitalization, stock exchange, asset acquisition, reorganization or other similar business combination or contractual arrangements with one or more operating businesses.

The Company entered into a Share Purchase Agreement (the “SPA”) dated December 16, 2008 to acquire Olympia Media Holdings Limited, a British Virgin Islands company (“OMH”). OMH was a leading privately owned aggregator and operator of print media businesses in China. It has direct ownership in 2 wholly-owned subsidiaries.  Through ownership of the subsidiaries, OMH also consolidates 100% of 13 other entities, and has a majority interest in another 4 entities.  Through VIE structure, OMH also consolidates 2 branches, 3 wholly-owned subsidiaries and a 51%-interest in a subsidiary. On January 13, 2009, the SPA was further amended. Following the completion of the transaction on January 27, 2009, OMH became a wholly owned subsidiary of the Company.

Pursuant to the terms of the SPA and its amendment, the Company acquired all of OMH’s shares of common stock issued and outstanding, for a consideration of US$6 million (which will be paid either in aggregate or in installments when cash flow of the surviving company is available), and by the issuance of 6,259,000 ordinary shares, out of which, 2,000,000 shares are held in an escrow account, and will be released subject to the surviving company meeting the after-tax profits thresholds of RMB115,600,000 and RMB78,200,000 (approximately US$17 million and US$11.5 million) for the fiscal years ending December 31, 2009 and 2008, respectively.  In the year of 2008, the after-tax profits thresholds has been achieved.  The Escrow shares shall be released if the Group also achieves the net income thresholds in the year 2009.

Furthermore, on an all-or-none basis, if, on a consolidated basis, the Group achieves or exceeds the net income for the fiscal years ending December 31, 2009, 2010, 2011and 2012, additional ordinary shares of the Company, as detailed below, shall be issued: (see note 23 related to subsequent revisions as a result of Private Placement)

Year Ending December 31,	Achieved Net Income	Additional Ordinary Shares Issuable (amounts do not accumulate)
2009	RMB 136,000,000 (Approximately US$20 million)	2,000,000
2010	RMB 197,200,000 (Approximately US$29 million)	2,500,000
2011	RMB 278,800,000 (Approximately US$41 million)	2,500,000
2012	RMB 394,400,000 (Approximately US$58 million)	2,500,000

Note: US$ dollar amounts were calculated using the exchange rate of RMB6.8/US$1.

Prior to the approval of the acquisition of OMH,  the Company repurchased 1,972,896 of its ordinary shares, with a par value of $0.001 per share, for $16,108,189, directly from a limited number of institutional stockholders at prices ranging from $8.09 to $8.25,  in separate and privately negotiated transactions. The Company did not offer to purchase any shares owned by officers, directors or special advisors of the Company.

The funding for any such privately negotiated arrangements was derived from the Company’s available funds after the closing of the Acquisition, including but not limited to, the balance of the proceeds released from the trust account after the closing of the Acquisition and the working capital of OMH as of the date of Acquisition.

CHINA TOPREACH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1	ORGANIZATION AND BUSINESS OPERATIONS (Continued)

On January 27, 2009, the Company acquired all of the issued and outstanding common stock of OMH. For accounting purposes, the acquisition has been treated as a recapitalization. The consolidated financial statements prepared following the recapitalization are issued under the name of the Company (the accounting acquiree), which is also known as the legal parent, but as a continuation of the financial statements of OMH (the accounting acquirer), with one required adjustment to retroactively adjust OMH’s legal capital to reflect that of the Company. The historical financial statements presented herein prior to the recapitalization are those of OMH as if the acquisition had occurred at the beginning of the earliest period presented.

2	VARIABLE INTEREST ENTITIES

Fujian Shifang Communication Co. Ltd. (“SF”), an entity that OMH consolidates, entered into contractual agreements with Beijing Hong Hing To Culture Dissemination Company Limited (“BJHXT”) described below.  Since OMH is deemed the primary beneficiary of BJHXT, BJHXT is deemed a subsidiary of the OMH under the requirements of Financial Accounting Standards Board “FASB” Accounting Standards Codification (“ASC”) 810 (“ASC 810”) “Consolidation”.

Based on the contractual arrangements, SF provides consulting services to BJHXT and is entitled to (1) receive a substantial portion of the economic benefits from BJHXT; (2) exercises effective control over BJHXT, and (3) has an exclusive option to purchase all or part of the equity interests in BJHXT when and to the extent permitted by the PRC laws. Accordingly, by virtue of the contractual arrangements, OMH consolidates BJHXT’s results, assets and liabilities in the Company’s financial statements.

  The following are brief description of contracts entered between SF and BJHXT :

(a)
Services Agreement. SF has entered into a Services Agreement with BJHXT, pursuant to which, SF exclusively provides consulting services to BJHXT in exchange for service fees. This agreement enables the transfer of substantial portion of economic interests from BJHXT to SF.

(b)
Equity Pledge Agreement.  SF, BJHXT and its registered shareholders have entered into an Equity Pledge Agreement, pursuant to which, each of the registered shareholders of BJHXT has pledged all of its equity interests in BJHXT to SF to guarantee the performance of contract obligations of BJHXT and its registered shareholders, as applicable, under the Service Agreements, Voting Rights Proxy Agreement, Exclusive Purchase Option Agreement and the Equity Pledge Agreement.

(c)
Voting Rights Proxy Agreement.  SF, BJHXT and its registered shareholders have entered into a Voting Rights Proxy Agreement, pursuant to which, each of the registered shareholders of BJHXT has granted to SF and the designee(s) of SF, the power to exercise all voting rights of such shareholder, including but not limited to the power to determine the sale or transfer of all or part of such shareholder’s equity interests in, and appoint and elect the directors and senior officers of BJHXT.

(d)
Exclusive Purchase Option Agreement. SF, BJHXT and its registered shareholders have entered into an exclusive Purchase Option Agreement, pursuant to which, each of the registered shareholders of BJHXT has irrevocably and unconditionally granted SF or its designee(s) an exclusive option to purchase, at any time if and when permitted under PRC laws, all or any portion of the equity interests in BJHXT for the lowest price permissible under PRC laws.

BJHXT itself has 3 wholly owned subsidiaries, one 51%-owned subsidiary and 2 branches.

3	BASIS OF CONSOLIDATION

The accompanying consolidated financial statements are presented in U.S. dollars, the Company’s functional currency, and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). These unaudited consolidated financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company’s latest Annual Report.  The results of operations for the nine months ended September 30, 2009 are not necessarily indicative of the results to be expected for the year ending December 31, 2009 or any other subsequent period.

CHINA TOPREACH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3	BASIS OF CONSOLIDATION (Continued)

In the recapitalization, all accounting history becomes that of the accounting acquirer, therefore all historical information prior to the acquisition is that of OMH.  The shares issued to the shareholders of China Topreach have been stated retroactively.  The recapitalization adjustment is therefore all the shares held by OMH prior to the acquisition.

The consolidated financial statements include all accounts of OMH, its subsidiaries and VIE as if the transaction had taken place at the beginning of the earliest period presented.  All material inter-company balances and transactions have been eliminated.

Net income is reduced by the portion attributable to non-controlling interests.  The non-controlling interests are disclosed separately in the consolidated statements of operations and in the consolidated balance sheets.

Recapitalization
Prior to shares exchanged in January 2009, the subsidiary, OMH, was a non-reporting privately held company.  The post-recapitalization Company is accounted for using accounting principles applicable to recapitalization with OMH being treated as the accounting parent (acquirer) and the Company, the legal parent, being treated as the accounting subsidiary (acquiree).  OMH is regarded as the predecessor entity.  In accordance with the provisions governing the accounting for recapitalization, the historical figures presented are those of OMH.

4	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand and demand deposits with banks and other financial institutions.

(b) Trade receivables

Trade receivables are recorded at the invoiced amount and do not bear interest.  The allowance for doubtful accounts is management’s best estimate of the amount of probable credit losses in the existing accounts receivable.  Management determines the allowance based on historical write-off experience, customer specific facts and economic conditions.

(c) Inventories

Inventories are stated at the lower of cost or market value.  Cost is determined using the weighted average cost method.

(d) Concentrations of credit risk

Financial instruments of the Group that potentially expose to concentrations of credit risk consist principally of trade and other receivables.  The Group has not experienced losses on these accounts and management believes the Group is not exposed to significant risks on such accounts.

(e) Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant items that are subject to such estimates and assumptions include the valuation of the allowances for trade and other receivables, the recoverability of the carrying amount and the estimated useful lives of long-lived assets and intangible assets, inventories, deposits to newspapers and other contingencies.

CHINA TOPREACH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(f) Foreign currency translation

The Company uses USD as the functional currency and the subsidiary uses RMB.  Translation adjustments are reported as other comprehensive income in the statement of operations and accumulated as other comprehensive income in equity section of balance sheets.  Financial information is translated into U.S. Dollars at prevailing or current rates respectively, except for revenues and expenses which are translated at average current rates during the reporting periods.

The accompanying consolidated financial statements are presented in USD.  The functional currency of the subsidiary is the RMB.  Capital accounts of the financial statements are translated into USD from RMB at their historical exchange rates when the capital transactions occurred.  Assets and liabilities are translated at the exchange rates as of balance sheet date.  Income and expenditures are translated at the average exchange rate of the reporting periods.

	2009	2008
	USD	USD
Period ended September 30 RMB :
USD exchange rate	6.8376	6.8551
Average period RMB :
USD exchange rate	6.8425	7.1756
Year ended December 31 RMB :
USD exchange rate	-	6.8542

(g)  Property, plant, and equipment, net

Property, plant, and equipment are stated at cost less accumulated depreciation.  Depreciation expense is recognized using the straight line method over the estimated useful lives of the assets as follows:

Years
Leasehold improvement	5
Buildings	40
Machinery and equipment	5-10
Office equipments and furniture	5
Motor vehicles	5-10

Expenditures for repairs and maintenance are charged to operations as incurred.

(h) Deposits to Newspapers

Per agreements between the Group and Newspapers, the Group is required to make deposits to obtain operational rights from these the contracted Newspapers.  Such deposits are interest free, and refundable at termination of the contracts or on request under mutual consent.

(i) Deferred costs

Deferred costs represent the amounts paid for installation of electric wiring costs and decoration costs for property.  Costs are amortized over 5 years.

CHINA TOPREACH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(j)  Deferred offering costs

Deferred offering costs consisted principally of legal, professional and registration fees incurred that were related to the Public Offering.  Such costs were ultimately charged against the gross proceeds received from the Public Offering.

(k) Intangible assets
The Group capitalized certain internal use software and website development costs. Such costs are carried at cost less accumulated amortization.  Intangible assets with a finite useful life are amortized using the straight-line method over the estimated economic life of the intangible assets.

The intangible assets are subject to impairment test on an annual basis and are being amortized over five to ten years.

(l) Impairment of long-lived assets
Long-lived assets, including property, plant, and equipment, and intangible assets with finite lives, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

No impairment was recognized as of September 30, 2009 and December 31, 2008.

(m) Revenue recognition
The Group generates revenue primarily from advertising to end customers and printing service and publishing consulting services provided to the Newspapers. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured. Revenue from advertising contracts, net of rebates, is generally recognized over the period in which the advertisement is displayed. Revenue from printing, net of value-added tax, is recognized when the service is provided.

In addition, the Company received grants from government.  A government subsidy is recognized when there is a reasonable assurance that the Company has complied with the conditions attached to it and that the grant will be received. The government grant is currently included in Other Income in the consolidated statement of operations.

(n) Income taxes
The Group uses the asset and liability approach of accounting for income taxes pursuant to FASB ASC 740 “Income Taxes”.  Under this approach, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the carrying amounts of existing assets and liabilities and their respective tax bases and tax loss carry forwards.

Deferred tax assets are reduced by a valuation allowance to the extent that management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the period/years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of operations in the period that includes the enactment date.

CHINA TOPREACH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(o) Pension and employee benefits
Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees.  Chinese labor regulations require the Group to accrue for these benefits based on certain percentages of the employees’ salaries.   Management believes full time employees who have passed the probation period are entitled to such benefits.

(p) Fair Value Measurements
FASB ASC 820 “Fair Value Measurements and Disclosures” defines the fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. The fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 — Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

(q) Commitments and Contingencies
Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Group, but which will only be resolved when one or more future events occur or fail to occur. The Group’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Group, or unasserted claims that may result in such proceedings, the Group’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Group’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they arise from guarantees, in which case the guarantees would be disclosed.

CHINA TOPREACH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

 (r) Segment reporting
The Group has one operating segment, as that term is defined in FASB ASC 280 “Segment Reporting”.

 (s) Recent Accounting Pronouncements
Effective July 1, 2009, the FASB ASC became the single official source of authoritative, non-governmental generally accepted accounting principles (“GAAP”). The historical GAAP hierarchy was eliminated and the ASC became the only level of authoritative GAAP, other than guidance issued by the SEC. The Group’s accounting policies were not affected by the conversion to ASC. However, references to specific accounting standards in the notes to the consolidated financial statements have been changed to refer to the appropriate ASC topics.

In June 2009, FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets – an Amendment of FASB Statement No.140” (“FAS 166”).  FAS 166 removes the concept of special-purpose entity from FASB Statement No. 140 and removes the exception from applying FASB Interpretation No.46(R) “Consolidation of Variable Interest Entities,” (“FIN 46R”) to qualifying special-purpose entities.  FAS 166 further clarifies that the determination of whether a transferor and all of the entities included in the transferor’s financial statements being presented have surrendered control over transferred financial assets must take into consideration of the transferor’s continuing involvements in the transferred financial asset.  This statement requires that a transferor recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of a transfer of financial assets accounted for as a sale.  Enhanced disclosures about transfers of financial assets and a transferor’s continuing involvement with transferred financial assets are required.  This Statement shall be effective for reporting periods beginning on or after November 15, 2009.  The Group does not expect FAS 166 to have a material impact on our financial statements.

In June 2009, the FASB issued SFAS No. 167, “An Amendment to FASB Interpretation No. 46(R)” (“FAS 167”) to improve financial reporting by enterprises involved with variable interest entities.  FAS 167 amends FIN 46R to require an enterprise to perform an analysis to determine whether the enterprise’s variable interests give it a controlling financial interest in a variable interest entity, and to perform ongoing assessments of whether an enterprise is the primary beneficiary of a variable interest entity. This statement also adds an additional reconsideration event for determining a variable interest entity when any changes in facts and circumstances occur.  This Statement shall be effective as of the beginning of the entity’s first annual reporting period beginning after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter.  Earlier application is prohibited.  The Group does not expect a material impact on its financial statements when these additional provisions are adopted.

In October 2009, the FASB issued Accounting Standards Update 2009-13 related to the Emerging Issue Task Force’s guidance on Revenue Recognition for Multiple-Deliverable Revenue Arrangements (ASC 605). The amendments in this update will enable companies to separately account for multiple revenue-generating activities (deliverables) that they perform for their customers. Currently, GAAP requires a company to use vendor-specific objective evidence (“VSOE”) or third party evidence of selling price to separate deliverables in a multiple-deliverable arrangement. The update will allow the use of an estimated selling price if neither VSOE nor third-party evidence is available. The update will require additional disclosures of information about an entity’s multiple-deliverable arrangements. The requirements of the update will apply prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, although early adoption is permitted. The Group is currently evaluating the impact of the update on its consolidated financial position and results of operations and does not plan to early adopt the new guidance.

CHINA TOPREACH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5	EARNINGS PER SHARE

Basic earnings per share is computed on the basis of the weighted average number of shares of common stocks outstanding during the period. Diluted earnings per share is computed on the basis of weighted average number of shares of common stocks plus the effect of dilutive potential common shares outstanding during the period. The components of basic and diluted earnings per share are as follows:

	For The Nine Months Ended
	September 30, 2009	September 30, 2008
	USD	USD

Net income attributable to common shareholders (A)	14,631,950	9,121,390
Basic weighted average common shares outstanding (B)	7,535,803	7,535,803
Dilutive effect of incremental shares relating to warrants	1,470,409	1,470,409
Dilutive potential common shares (C)	9,006,212	9,006,212

Earnings per share
Basic (A/B)	1.94	1.21
Diluted (A/C)	1.62	1.01

6	TRADE RECEIVABLES, NET

	September 30, 2009	December 31, 2008
	USD	USD

Trade receivables	19,626,364	16,884,379
Less: Allowance for doubtful accounts	-	-
Trade receivables, net	19,626,364	16,884,379

No provision has been provided as of September 30, 2009 and 2008.

7	OTHER RECEIVABLES

Other receivables consist of the following:
	September 30, 2009	December 31, 2008
	USD	USD

Bills receivables	22,952	-
Utility deposit	1,509	204,280
Rental deposit	38,442	-
Advances to employees (a)	420,321	331,686
VAT tax refund	-	188,960
Rental receivables	-	54,299
Advances to third parties (b)	8,854,750	2,594,503
Others	796,872	335,849
	10,134,846	3,709,577

(a) Advances to employees are unsecured, interest free and repayable on demand.

(b) Advances to third parties are prepayments to newspaper for advertisements which will be utilized in future advertising orders. The amounts are non-interest bearing.

CHINA TOPREACH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8	PREPAYMENTS

Prepayments represent cash paid to suppliers, newspapers and advance payment of rental expenses.

9	DUE FROM RELATED PARTIES

	September 30,	December 31,
	2009	2008
	USD	USD

Chen Zhi (a)	228,975	-
Chen Ziquan (b)	63,262	-
	292,237	-

The amounts due from related parties are unsecured, interest free and repayable on demand.

(a) Chen Zhi is the beneficial owner of Topbig International Development Limited, a shareholder of the Company.

(b) Chen Ziquan is the beneficial owner of Adoration Management Limited, a shareholder of the Company.

10	INVENTORIES

Inventories consist of the following:
	September 30, 2009	December 31, 2008
	USD	USD

Ink	89,156	137,021
Newsprint	297,353	150,888
Others	38,512	-
	425,021	287,909

11	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following:

	September 30, 2009	December 31, 2008
	USD	USD

Leasehold improvement	87,461	75,366
Buildings	412,827	385,932
Machinery and equipments	6,023,428	5,058,848
Office equipments and furniture	86,861	618,508
Motor vehicles	911,053	674,532
Total	7,521,630	6,813,186
Less: Accumulated depreciation	(2,301,987)	(1,652,924)
	5,219,643	5,160,262

Depreciation expenses for the nine months ended September 30, 2009 was USD571,016 (2008: USD562,888).

As of September 30, 2009, machineries and equipments with an aggregate net book value of USD3,558,572 were pledged as collateral for short term borrowings from banks.

CHINA TOPREACH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

12	DEPOSITS TO NEWSPAPERS

Deposits to Newspapers represent cash paid to contracted newspapers as deposits for operation rights.  The deposits are interest free and refundable at termination of contracts or on request under mutual consent.

13	INTANGIBLE ASSETS, NET

Intangible assets consist of the following:

	September 30,	December 31,
	2009	2008
	USD	USD

Computer software	216,868	222,346
Website development cost	509,204	569,681
Total	726,072	792,027

Less:
Accumulated amortization	(157,759)	(45,785)
	568,313	746,242

 Amortization for the nine months ended September 30, 2009 and 2008 was USD65,561 and  USD10,784 respectively.

Management determined that there was no impairment recognized for the nine months ended September 30, 2008. Computer software was amortized over 5 to 10 years. Website development cost was amortized over 10 years.

14	SHORT TERM BORROWINGS

Short term borrowings consist of the following:
	September 30, 2009	December 31, 2008
	USD	USD

China Merchants Bank (a)	5,118,755	2,917,919
Huaxia Bank (b)	1,023,751	1,458,959
Shenzhen Development Bank (c)	953,551	948,324
	7,096,057	5,325,202

These loans were due within one year and were used to finance daily operations.

(a)	Interests were charged at 110% of PRC prime rate. Loans are guaranteed by a Chen Zhi, related party, a subsidiary and an unrelated company and are secured by the machinery of another subsidiary.

(b)	Interest charged on unpaid outstanding principal balances at rates ranged from 6.903% to 8.217%. Loans are guaranteed by an unrelated company and are secured by the inventories of a subsidiary.

(c)	Interest was charged at 110% of PRC prime rate. Loans are guaranteed by a subsidiary and an unrelated company and are secured by the machinery and inventories of another subsidiary.

CHINA TOPREACH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15	ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the following:
	September 30, 2009	December 31, 2008
	USD	USD

Accrued utility expenses and other liabilities	64,467	112,356
Accrued salaries and welfare	1,924,273	1,798,330
Value added tax and other taxes payable	3,380,285	2,245,996
Other payables
- Amount due to staff	84,915	659,283
- Deposits received (a)	381,277	1,084,462
- Payable for purchase of printing machineries	-	-
- Others	15,302	32,872
- Advances from third parties (b)	1,954,697	3,282,171
	7,805,216	9,215,470

(a)
Deposits received from customers to guarantee advertising volume. Such deposits are interest free and refundable upon termination of the advertising contracts. Deposits will be retained only if the desired volume is not reached at the termination of the contract.

(b)
Advances from unrelated third parties were used to fund daily operations and were due within one year. Out of the total advances, only balances of USD 483,644 and USD 465,804, for the period ended September 30, 2009 and December 31, 2008, respectively, was subject to interest charged at a rate of 5.58%.

16	DUE TO RELATED PARTIES

Due to related parties consists of the following:
	September 30,	December 31,
	2009	2008
	USD	USD

Chen Zhi (a)	-	100,052
Chen Ziquan (b)	199,874	12,464
Fujian ShiFang Digital Technology Co. Ltd. (c)	40,580	44,679
Fujian JinDi Mining Co., Ltd. (d)	5,917,114	1,975,361
Fuzhou development zone Xuanye Industrial Trading Co. Ltd (e)	-	291,467
Shenzhen TianXun Information Technology Co. Ltd. (f)	7,392	1,197,885
	6,164,960	3,621,908

(a)	Chen Zhi is the beneficial owner of Topbig International Development Limited, a shareholder of the Company.

(b)	Chen Ziquan is the beneficial owner of Adoration Management Limited, a shareholder of the Company.

(c)
Fujian ShiFang Digital Technology Co. Ltd is a shareholder of Aotian Holding Ltd., a shareholder of the Company. Out of the total outstanding balance, USD 44,023 and USD 43,916, for the period ended September 30, 2009 and December 31, 2008, respectively, was subject to interest charged at a rate of 5.58%.

(d)	Chen Zhi is the beneficial owner of Fujian JinDi Mining Co., Ltd. The advance was used to fund the Group’s general working capital needs.

(e)	Chen Zhi is the beneficial owner of Fuzhou development zone Xuanye Industrial Trading Co. Ltd.

(f)	Shenzhen TianXun Information Technology Co. Ltd. is a subsidiary of Index Asia Pacific Ltd, one of the shareholders of the Company. Interest was charged at 6.21% on USD7,392 of the balance.

CHINA TOPREACH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16	DUE TO RELATED PARTIES (Continued)

Amounts due to related parties are unsecured, interest free and payable on demand except for (c) and (f).

17	DUE TO SHAREHOLDERS

Due to shareholders consists of the following:
	September 30,	December 31,
	2009	2008
	USD	USD

Aotian Holding Ltd.	-	107,205
Adoration Management Limited (a)	600,000	-
Keep Profit International Capital Limited (a)	2,640,000	-
Kingoal Investments Limited (a)	245,000	-
Luck Smart Limited (a)	1,200,000	-
Topbig International Development Ltd. (a)	2,649,763	5,582,990
Wing Keen Management Limited (a)	400,000	-
	7,734,763	5,690,195

Amounts due to shareholders are unsecured, interest free and payable on demand.

(a)
Included in the amounts due are $6 million cash consideration payable to the shareholders for the acquisition of OMH. The amount was subsequently settled with the issuance of 1,200,000 ordinary shares (see note 23 (e)).

18	DUE TO NON-CONTROLLING INTERESTS

Due to non-controlling interests consists of the following:

	September 30,	December 31,
	2009	2008
	USD	USD

Zhu Shengnan (minority shareholder)	296,888	296,169
Qin Guojun (minority shareholder)	207,675	294,710
	504,563	590,879

Amounts due to non-controlling interests are unsecured, interest free and payable on demand.

19	SHAREHOLDERS’ EQUITY

Preferred shares
The Company increased its authorized preferred shares from 1,000,000 to 3,000,000 in January 2009 with such designations and other voting rights and preferences as may be determined from time to time by the Board of Directors. As of September 30, 2009 and December 31, 2008, no shares are issued and outstanding.

CHINA TOPREACH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19     SHAREHOLDERS’ EQUITY (Continued)

Ordinary shares
The Company increased its authorized ordinary shares from 20,000,000 to 60,000,000 in January 2009. 7,691,059 shares and 6,138,500 shares were issued and outstanding at September 30, 2009 and December 31, 2008, respectively prior to the recapitalization.

During the nine months ended September 30, 2009, the Company undertook the following transactions:

(i)
The Company, prior to the date of recapitalization, re-purchased 1,972,896 ordinary  shares, at par value of $0.001 per share, directly from a limited number of shareholders, for prices ranging from $8.09 to $8.25. The transactions are separate, privately negotiated and executed prior to the recapitalization with a total cash outlay of $16,108,189.

(ii)	The Company issued 6,259,000 ordinary shares with a par value of $0.001 per share to OMH shareholders on January 27, 2009. 2,000,000 ordinary shares are held in escrow.

(iii)	Former shareholders of the Company forfeited 200,000 ordinary shares held by them upon consummation of the acquisition on January 27, 2009.

(iv)	The Company repurchased 2,052,075 from OMH for $8.05 per share on January 27, 2009 with a consideration of $16,519,204.

(v)	The Company issued 335,972 ordinary shares with a par value of $0.001 per share to investment advisor which were valued at $2,704,575.

(vi)	817,442 shares issued to public shareholders were redeemed with a total cash outlay of $6,582,813 where shareholders exercised their cash redemption rights.

Warrants

 On January 29, 2007, the Company completed the Public Offering with a sale of 5,013,500 units (including 513,500 units that were subject to the underwriters’ over-allotment option which were exercised on February 9, 2007) at a price of $8 per unit. Each unit consists of one ordinary share of the Company, at $0.001 par value, and one warrant. Each warrant entitles the shareholder to purchase from the Company one ordinary share at an exercise price of $6 commencing on the later of (a) the completion of a Business Combination with a target business, or (b) January 23, 2008. The warrants expire on January 23, 2011. The Company may redeem the warrants (including any warrants issued upon exercise of the unit purchase option) at a price of $0.01 per warrant at any time after the warrants become exercisable to the extent the last sales price of the Company’s ordinary shares equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period.

The Company’s directors and officers, or their designees, have also purchased a total of 900,000 warrants prior to the closing of the Offering at US1.20 per warrant for an aggregate purchase price of US1,080,000 (the “Founding Director Warrants”). Each of the Company’s Initial Shareholders or their designees cannot sell these warrants until the consummation of a business combination. These warrants will be non-cancelable as long as they are held by the Company’s Initial Shareholders or their designees. The Founding Director Warrants were purchased separately and not in conjunction with ordinary shares in the form of units.

	September 30,	December 31,
	2009	2008

Balance at beginning and at end of the period/year	5,913,500	5,913,500

CHINA TOPREACH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19	SHAREHOLDERS’ EQUITY (Continued)

Unit purchase option
On January 29, 2007, the Company sold to the underwriters for $100, an option to purchase up to a total of 315,000 units as compensation for their services. The units issuable upon exercise of the unit purchase option are identical to those offered in the Public Offering. In lieu of paying the exercise price of $10 per unit, the option may be converted into units (i.e., a cashless basis) to the extent that the market value of the units at the time of the conversion exceeds the exercise price of the option. The option may only be exercised or converted by the option holder. The unit purchase option expires on January 23, 2012 and is exercisable at $10 per unit commencing on the later of (a) the completion of a Business Combination with a target business, or (b) January 23, 2008.

20	REVENUE

 Revenue for the nine months period ended September 30, 2009 and 2008, respectively, are as follows:

	2009	2008
	USD	USD

Advertising revenue	45,360,858	34,870,667
Publishing revenue	3,281,833	6,727,578
	48,642,691	41,598,245

21	INCOME TAXES

All of the Group’s income is generated in the PRC.  The Group’s income tax provision in respect of operations in PRC is calculated at the applicable tax rates on the estimated assessable profits for the periods based on existing legislation, interpretations and practices in respect thereof.

A reconciliation of the expected income tax expense to the actual income tax expense is as follows:-

	For The Nine Months Ended
	September 30,	September 30,
	2009	2008
	USD	USD

Income before tax	17,242,553	10,515,976

Expected tax (25%)	4,310,638	2,628,994
Non-deductible expenses	10,564	51,519
Non-taxable expenses	(20,347)	-
Deductible expenses	17,005	-
Tax exempted entities	(1,915,400)	(578,670)
Income tax expense	2,402,460	2,101,843

CHINA TOPREACH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

22	OPERATING LEASE COMMITMENT

Total future minimum lease payments under non-cancelable operating leases are as follows:

September 30, 2009
USD
Year ended December 31
2009	98,280
2010	368,617
2011	286,629
2012	261,664
2013	246,802
Thereafter	916,054
2,178,046

The Group has entered into certain leasing arrangements relating to the lease of office premises. The offices and facilities are located in numerous cities in China and the headquarter is located in Fuzhou City, Fujian Province.

23	SUBSEQUENT EVENTS

(a)	Private placement

ShiFang Holding Limited (“ShiFang”) was initially established on December 9, 2009 as a wholly owned subsidiary of the Company and was formed as the new holding company of the operating companies of the Group.

On Feb 12, 2010, the Company announced that ShiFang had completed a US$35 million private placement of its common shares (the “Private Placement”). CCB International Asset Management Limited, Sinochem Europe Capital Corporation Ltd, Templeton Strategic Emerging Markets Fund III, LDC and New World Strategic Investment Limited (together, the “Investors”) acquired in aggregate 27.16% equity interest in ShiFang in the Private Placement. Prior to the closing of the Private Placement, the Company transferred its equity ownership of OMH to ShiFang.

(b)	Share exchange

Certain shareholders of the Company, including TopBig International Development Limited (“Topbig”), Blazing Sun Holdings Limited (“Blazing Sun”) and Keep Profit International Capital Limited (“Keep Profit”) were required to exchange a portion of their equity in the Company for shares in ShiFang, provide guarantees, and pledge their shares in the Company and ShiFang in favor of the Investors in order to secure the performance of the obligations of the Company, OMH and ShiFang.  Pursuant to this arrangement and prior to the consummation of the Private Placement, Topbig, Blazing Sun and Keep Profit transferred 955,748, 352,526 and 469,938 ordinary shares (totalling 1,778,212 ordinary shares) to Dragon Soar Limited (“Dragon Soar”, a wholly-owned subsidiary of the Company) in return for 20% shareholding in ShiFang.  The terms of this share exchange were determined and agreed among the Company, Topbig, Blazing Sun and Keep Profit taking into account, among other things, the additional risk assumed by these three shareholders in providing collaterals to facilitate the consummation of the Private Placement and the reduced liquidity of unlisted ShiFang shares as compared to listed Company’s shares.  The 1,778,212 shares of the Company held by Dragon Soar will be repurchased and cancelled in due course at an extraordinary general meeting to be convened by the Company.

CHINA TOPREACH INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

23	SUBSEQUENT EVENTS (Continued)

(c) Revised earn-out arrangement

Pursuant to the terms of the SPA and its amendment, 9,500,000 additional shares of the Company (“Earn-out Shares”) were to be issued to OMH shareholders upon the achievement of 2009, 2010, 2011 and 2012 after-tax profits targets. Due to the additional risk assumed by Topbig, Blazing Sun and Keep Profit in providing collaterals to facilitate the consummation of the Private Placement, the Company released 5,500,000 shares out of the 9,500,000 Earn-out Shares to Topbig (3,309,813 shares), Blazing Sun (1,530,712 shares) and Keep Profit (659,475 shares).  The issue of the remaining 4,000,000 Earn-out Shares to the other OMH Shareholders who did not provide additional collateral during the Private Placement are unaffected by the above arrangement and are still subject to the achievement of the profit targets based on the following schedule:

Year Ending December 31,	Achieved After-Tax Profits	Additional Ordinary Shares Issuable (amounts do not accumulate)
2009	RMB 136,000,000 (Approximately US$20 million)	1,000,000
2010	RMB 197,200,000 (Approximately US$29 million)	1,000,000
2011	RMB 278,800,000 (Approximately US$41 million)	1,000,000
2012	RMB 394,400,000 (Approximately US$58 million)	1,000,000

(d) Release of escrowed shares

The Company has released the escrowed shares of 2,000,000 to OMH shareholders as a result of the shortfall in working capital available to OMH and to improve the fund-raising capabilities of the Group.

(e) Capitalization

In order to reduce its debt burden, the Company issued 1,200,000 ordinary shares to Keep Profit at the price of US$5.00 per share to settle the US$6 million cash consideration payable to the former shareholders of OMH.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF

CHINA TOPREACH INC.

(Formerly known as ChinaGrowth South Acquisition Corporation)

(A DEVELOPMENT STAGE COMPANY)

We have audited the accompanying balance sheets of China TopReach ,Inc. (Formerly known as ChinaGrowth South Acquisition Corporation) (the “Company”) (A development stage company) as of December 31, 2008 and the related statements of operations, shareholders’ equity and cash flows for the year then ended and the amounts included in the cumulative columns in the statements of operations and cash flows for the period from May 3, 2006 (Date of Inception) to December 31, 2008.  China TopReach Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.  The financial statements of China TopReach Inc. as of December 31, 2007 and for the period from May 3, 2006 (Date of Inception) to December 31, 2007 were audited by other auditors, whose report dated May 7, 2008, expressed an unqualified opinion on those statements.  Our opinion insofar as it relates to cumulative amounts included for such period is based solely on the report of such auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China TopReach Inc. (Formerly known as ChinaGrowth South Acquisition Corporation) (A Development Stage Company) as of December 31, 2008 and the results of its operations and its cash flows for the year then ended, and for the amounts included in the cumulative columns in the statements of operations and cash flows for the period from May 3, 2006 (Date of Inception) to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

UHY VOCATION HK CPA Limited
Certified Public Accountants

HONG KONG,
(THE PEOPLE’S REPUBLIC OF CHINA)

February 3, 2010

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

China TopReach Inc.

(Formerly known as ChinaGrowth South Acquisition Corporation)

(A Development Stage Company)

We have audited the accompanying balance sheet of China TopReach Inc. (Formerly known as ChinaGrowth South Acquisition Corporation) (A Development Stage Company) as of December 31, 2007, and the related statements of operations, shareholders’ equity and cash flows for the year then ended and for the period from May 3, 2006 (date of inception) through December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China TopReach Inc. (Formerly known as ChinaGrowth South Acquisition Corporation) (A Development Stage Company) as of December 31, 2007, and the results of its operations and cash flows for the year then ended and for the period from May 3, 2006 (date of inception) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ J.H. COHN LLP New York, New York May 7, 2008

CHINA TOPREACH INC.

(Formerly known as ChinaGrowth South Acquisition Corporation)

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

	December 31
	2008	2007
	USD	USD
Assets

Current assets
Cash and cash equivalents	$59,307	$398,735
Prepaid expenses	-	18,965
Investment held in trust	40,372,810	39,781,299
Other receivables	3,877	3,877
Total assets	$40,435,994	$40,202,876

Liabilities and shareholders’ equity

Current liabilities
Accrued expenses	$41,631	$30,836
Due to Underwriters	802,160	802,160
	843,791	832,996
Total current liabilities

Ordinary shares, subject to possible conversion to cash, 1,002,199 shares at conversion value	8,070,489	7,952,282

Shareholders’ equity
Preferred share - $0.001 par value; 1,000,000 shares authorized; no shares issued and outstanding	-	-
Ordinary shares - $0.001 par value, 20,000,000 shares authorized; 6,138,500 issued and outstanding at December 31, 2008 and 2007, respectively	6,139	6,139
Additional paid-in capital	29,903,440	30,021,647
Retained earnings accumulated during the development stage	1,612,135	1,389,812
Total shareholders’ equity	31,521,714	31,417,598
Total liabilities and shareholders’ equity	$40,435,994	$40,202,876

See the accompanying notes to financial statements.

CHINA TOPREACH INC.

(FORMERLY KNOWN AS CHINAGROWTH SOUTH ACQUISITION CORPORATION)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2008	For the year Ended December 31, 2007	For the period from May 3, 2006 (Date of Inception) through December 31, 2008
	USD	USD	USD

Operating expenses	$368,451	$282,139	$666,832

Loss from operations	(368,451)	(282,139)	(666,832)

Interest income	590,774	1,686,358	2,278,967

Net income	$222,323	$1,404,219	$1,612,135

Net income attributable to ordinary shareholders	$222,323	$1,404,219	$1,612,135

Weighted average number of shares outstanding - basic and diluted	6,138,500	5,724,692	4,736,335

Net income per share - basic and diluted	$0.04	$0.25	0.34

See Accompanying Notes to Financial Statements.

CHINA TOPREACH INC.

(Formerly known as ChinaGrowth South Acquisition Corporation)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF SHAREHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2008 AND 2007 AND FOR THE PERIOD

FROM MAY 3, 2006 (DATE OF INCEPTION) TO DECEMBER 31, 2006

	Ordinary Shares
	Shares	Amount	Additional Paid-In Capital	Retained Earnings/(Deficit) accumulated during the development stage	Total
		USD	USD	USD	USD
Common shares issued May 3, 2006 at $0.001 per share	1,125,000	$1,125	$23,875	-	$25,000

Net loss for the period from May 3, 2006 (date of inception) to December 31, 2006	-	-	-	(14,407)	(14,407)

Balance at December 31, 2006	1,125,000	1,125	23,875	(14,407)	10,593

Proceeds from issuance of 900,000 founding director warrants	-	-	1,080,000	-	1,080,000
Sale of 5,013,500 units at $8.00 per unit through a public offering, net of underwriters’ discount and offering expenses amounting to $2,807,560 (includes 1,002,199 shares subject to possible conversion)	5,013,500	5,014	36,869,954	-	36,874,968
Proceeds subject to possible conversion of 1,002,199 shares	-	-	(7,952,282)	-	(7,952,282)
Proceeds from issuance of underwriting option	-	-	100	-	100
Net income for the year ended December 31, 2007	-	-	-	1,404,219	1,404,219

Balance at December 31, 2007	6,138,500	6,139	30,021,647	1,389,812	31,417,598

Accretion of trust relating to ordinary shares subject to conversion	-	-	(118,207)	-	(118,207)
Net income for the year ended December 31, 2008	-	-	-	222,323	222,323

Balance at December 31, 2008	6,138,500	$6,139	$29,903,440	$1,612,135	$31,521,714

See Accompanying Notes to Financial Statements

CHINA TOPREACH INC.

(Formerly known as ChinaGrowth South Acquisition Corporation)

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2008	For the Year Ended December 31, 2007	For the period from May 3, 2006 (Date of Inception) through December 31, 2008
Cash flows from operating activities:
Net income	$222,323	$1,404,219	$1,612,135
Increase in accrued expenses	10,795	30,836	41,631
Decrease / (Increase) in prepaid expenses	18,965	(18,965)	-
Increase in other receivables	-	(3,877)	(3,877)

Net cash provided by operating activities	252,083	1,412,213	1,649,889
Cash flows from investing activities:
Deposit to trust account	(737)	(38,093,106)	(38,093,843)
Interest earned on trust fund	(590,774)	(1,688,193)	(2,278,967)

Net cash used by investing activities	(591,511)	(39,781,299)	(40,372,810)
Cash flows from financing activities:
Proceeds from initial public offering	-	40,108,000	40,108,000
Proceeds from founding director warrant purchase	-	1,080,000	1,080,000
Proceeds from issuance of underwriter option	-	100	100
Proceeds from sale of ordinary shares to founding shareholders	-		25,000
Issuance of unsecured promissory notes	-		210,000
Repayment of unsecured promissory notes	-	(210,000)	(210,000)
Payment of offering costs	-	(2,367,307)	(2,430,872)

Net cash provided by financing activities	-	38,610,793	38,782,228
(Net decrease) / Net increase in cash and cash equivalents	(339,428)	241,707	59,307

Cash and cash equivalents at beginning of period	398,735	157,028	-
Cash and cash equivalents at end of period	$59,307	$398,735	$59,307
Supplemental disclosure of cash flow information:
Accrual of deferred underwriting fees	$802,160	$802,160	$802,160

See Accompanying Notes to Financial Statements.

CHINA TOPREACH INC.

(Formerly known as ChinaGrowth South Acquisition Corporation)

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION

Organization and Business Operations

China TopReach Inc. (Formerly known as ChinaGrowth South Acquisition Corporation) (the “Company”) (A development stage company), was incorporated in the Cayman Islands on May 3, 2006 as a blank check company for the purpose of affecting a share capital exchange, asset acquisition or other similar business combination with an operating business in any industry. The Company’s objective is to acquire an operating business that has its primary operating facilities located in the People’s Republic of China (“PRC”) in any city or province south of the Yangtze River, including but not limited to the Jiangsu and Hubei provinces and Chongqing. The Company’s efforts in identifying a prospective target business will not be limited to a particular industry.

The registration statement for the Company’s initial public offering (as discussed in Note 3 below) (the “Offering”) was declared effective on January 25, 2007. The Company completed the Public Offering of 5,013,500 units on January 29, 2007 (including 513,500   units subject to the underwriters’ over-allotment option which were exercised on February 9, 2007). Prior to our Public Offering, the Company sold an aggregate of 900,000 warrants to its officers and directors in a private placement for a purchase price of US$1,080,000. After deducting the underwriting discounts and commissions and the offering expenses which amounted to $2,807,560, the total net proceeds to the Company from the Public Offering and private placement were approximately US$38,802,600(which includes  an additional US$802,160 to be paid to the underwriters) of which US$38,102,600 was deposited into a trust account (“Trust Account”) and the remaining proceeds are available to be used to provide for business, legal and accounting due diligence and advisory fees in connection with prospective business combinations, compliance with securities laws and regulations, and continuing general and administrative expenses.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering as discussed in Note 3, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business in the PRC (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for shareholder approval. In the event that shareholders owning 19.99% or more of the shares sold in the Offering vote against the Business Combination and exercise their redemption rights described below, the Business Combination will not be consummated. All of the Company’s shareholders prior to the Offering, including all of the officers and directors of the Company (“Initial Shareholders”), have agreed to vote their 1,125,000 founding ordinary shares in accordance with the vote of the majority in interest of all other shareholders of the Company (“Public Shareholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Shareholder who voted against the Business Combination may demand that the Company redeem his or her shares. The per share redemption price will equal the amount in the Trust Account, net of taxes payable, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of ordinary shares held by Public Shareholders at the consummation of the Offering. Accordingly, Public Shareholders holding 19.99% of the aggregate number of shares owned by all Public Shareholders may seek redemption of their shares in the event of a Business Combination. Such Public Shareholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Shareholders.

As of December 31, 2008, an amount of US$40,372,810 (including interest and deferred underwriter fees) of the net proceeds was held in a trust account (“Trust Account”) and invested in short-term United States government securities. Under the agreement governing the Trust Account, the funds in the Trust Account may only be invested in United States government securities having a maturity of one hundred and eighty days or less or in money market funds. The funds will continue to be kept in the Trust Account until the earlier of (i) the consummation of the Business Combination or (ii) distribution of the Trust Account as described below.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the completion of the Public Offering (or 24 months from the completion of the Public Offering if certain extension criteria have been satisfied), the Company will be dissolved and the proceeds held in the Trust Account will be distributed to the Company’s public shareholders. In the event of such distribution, the per share value of the residual assets remaining available for distribution (including the amount held in the Trust Account) may be less than the Public Offering price of US$8.00 per unit (see Note 3). The above Business Combination is in process and no assurance exists that it will be consummated.

Basis of Presentation

The financial statements include only the accounts of the Company. The Company has not commenced operations since its inception on May 3, 2006. All activities and expenses incurred through December 31, 2008 relate to the Company’s formation, capital raising activities, and searching for an acquisition target.

The Company is currently a development stage enterprise reporting under the provisions of statement of Financial Accounting Standard (“SFAS”) No.7.

On December 16, 2008, the Company entered into a Share Purchase Agreement (the “SPA”) to acquire Olympia Media Holdings Limited, a British Virgin Islands company (“OMH”), a leading privately owned aggregator and operator of print media businesses in China. On January 13, 2009, the parties entered into an amendment to the Share Purchase Agreement. Following completion of the transaction, OMH will become a wholly owned subsidiary of China TopReach.

Pursuant to the terms of the SPA, the Company will acquire all of the shares outstanding of OMH, for a consideration consisting of US$6 million in cash (which will be paid either in aggregate or in installments when free cash flow of the surviving company is sufficient), 6,259,000 ordinary shares of the Company to be issued at the closing, including 2,000,000 shares to be held in an escrow account, and released subject to the surviving company meeting certain after-tax profits thresholds of RMB78,200,000 and RMB115,600,000 (approximately US$11.5 million and US$17 million) for the fiscal years ending December 31, 2008 and 2009, respectively.

Furthermore, on an all or none basis, if, on a consolidated basis, the Company surviving the Acquisition achieves or exceeds after-tax profits for the fiscal years ending December 31, 2009, 2010, 2011 and 2012, additional ordinary shares of the Company, as detailed below will be issued:

Year Ending December 31,	Achieved After-Tax Profits	Additional Ordinary Shares Issuable (amounts do not accumulate)

2009	RMB 136,000,000 (Approximately US$20 million)	2,000,000
2010	RMB 197,200,000 (Approximately US$29 million)	2,500,000
2011	RMB 278,800,000 (Approximately US$41 million)	2,500,000
2012	RMB394,400,000 (Approximately US$58 million)	2,500,000

Note: US$ dollar amounts were calculated using the exchange rate of RMB6.8/US$1.

In addition, our current directors have agreed that 200,000 ordinary shares of the Company held by them will be forfeited upon the consummation of the Company’s acquisition.

2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand and demand deposits with banks and other financial institutions.

(b) Investment held in Trust Account

The investment held in the Trust Account as of December 31, 2008 and 2007 consists of U.S. government treasury bills purchased with an original maturity of less than three months at date of acquisition. Interest income, including amortization of the premium and discount arising at acquisition is recorded on an accrual basis.

(c) Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d) Income taxes

Under current Cayman Islands laws, the Company is not subject to income tax, and accordingly, no income tax expense/benefit has been recognized in respect of the net income/losses incurred.

(e) Basic and diluted net income/loss per share

For the periods concerned, the number of shares used in the calculation of diluted net income /loss per share is equal to the number of shares used to calculate the basic net income/loss per share because the effect of the warrants and the underwriters’ option were not utilized since they are considered contingent shares.

(f) Foreign Currency Translation

In accordance with SFAS 52, “Foreign Currency Translation”, foreign currency balance sheet items will be translated using the end of period exchange rates, and statement of operations items will be translated at the transaction date at the average exchange rates for each period.

The resulting translation adjustments to the balance sheet will be recorded in accumulated other comprehensive income (loss) within shareholders’ equity.

Foreign currency transaction gains and losses will be included in the statement of operations as they occur.

As of December 31, 2008 and 2007, there were no foreign currency translation activity and, therefore, no such gains or losses were recognized in the statement of operations and no translation adjustments were recognized in shareholders’ equity.

(g) Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of deposits held at bank and investments held in a trust account with a financial institution. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

(h) Fair value measurements

Effective January 1, 2008, the Company implemented SFAS No. 157, Fair Value Measurement, or SFAS 157, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.  In accordance with the provisions of FSP No. FAS 157-2, Effective Date of FASB Statement No. 157, the Company has elected to defer implementation of SFAS 157 as it relates to its non-financial assets and non-financial liabilities that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis until January 1, 2009.  The Company is evaluating the impact, if any, this standard will have on its non-financial assets and liabilities.

The adoption of SFAS 157 to the Company’s financial assets and liabilities that are re-measured and reported at fair value at least annually did not have an impact on the Company’s financial results.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2008, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.  In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities.  Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves.  Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability.

Description	December 31, 2008	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Investment in Trust Account	$40,372,810	$40,372,810	-	-
Cash equivalent	59,307	59,307	-	-

Total	40,432,117	40,432,117	-	-

The fair values of the Company’s cash equivalent and investments held in the Trust Account are determined through market, observable and corroborated sources.

(i)  Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS 141(R), which replaces Statement of Financial Accounting Standards No. 141 (“SFAS 141”), “Business Combinations.” SFAS 141(R) establishes principles and requirements for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed and any non-controlling interest in an acquisition, at their fair value as of the acquisition date. SFAS 141(R) will change the accounting treatment of certain items, including (1) acquisition and restructuring costs will generally be expensed as incurred, (2) non-controlling interests will be valued at fair value at the acquisition date, (3) acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at the higher of such amount or the amount determined under existing guidance for non-acquired contingencies, and (4) changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date will affect the provision for income taxes. The Company is currently evaluating the impact of the adoption of SFAS 141(R) on its financial statements.

In May 2008, the FASB issued FASB Staff Position No. APB 14-1 (“APB 14-1”), “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” APB 14-1 clarifies that the liability and equity components of convertible debt instruments that may be settled in cash upon conversion should be accounted for separately. The liability and equity components of convertible debt instruments within the scope of APB 14-1 shall be separately accounted for in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest costs are recognized in subsequent periods. The provisions of APB 14-1 are applied retrospectively and are effective for the Company as of January 1, 2009. The Company currently expects that the adoption of APB 14-1 will not have a material impact on its financial statements.

3 INITIAL PUBLIC OFFERING

On January 29, 2007, the Company completed the sale of 5,013,500 units (including 513,500   units subject to the underwriters’ over-allotment option which were exercised on February 9, 2007) at a price of US$8.00 per unit. Each unit consists of one ordinary share of the Company, US$0.001 par value, and one warrant. Each warrant entitles the holder to purchase from the Company one ordinary share at an exercise price of US$6.00 commencing on the later of (a) the completion of a Business Combination with a target business, or (b) January 23, 2008. The warrants expire on January 23, 2011. The Company may redeem the warrants (including any warrants issued upon exercise of the unit purchase option described below) at a price of US$0.01 per warrant at any time after the warrants become exercisable to the extent the last sales price of the Company’s ordinary shares equals or exceeds US$11.50 per share for any 20 trading days within a 30 trading day period.

The Company’s directors and officers, or their designees, have also purchased a total of 900,000 warrants prior to the closing of the Offering at US$1.20 per warrant for an aggregate purchase price of US$1,080,000 (the “Founding Director Warrants”). The Founding Director Warrants were purchased separately and not in conjunction with ordinary shares in the form of units. The purchase price of the Founding Director Warrants has been added to the proceeds from the Offering to be held in the Trust Account pending completion of a business combination. If the Company does not complete a Business Combination, the purchase price of the Founding Director Warrants will become part of the liquidation distribution and the Founding Director Warrants will expire worthless. As the result, there are 5,913,500 warrants outstanding, including 5,013,500 warrants to public holders and 900,000 Founding Director Warrants.

The Company will use its best efforts to cause a registration statement to become effective on or prior to the commencement of the warrant exercise period and to maintain the effectiveness of such registration statement until the expiration of the warrants. If the Company is unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore is unable to deliver registered shares, the warrants may become worthless. Because the Founding Director Warrants were sold in a Regulation S private placement and were issued pursuant to an exemption from registration requirements under federal securities laws, the Founding Director Warrants will be exercisable even if, at the time of exercise, a prospectus relating to the ordinary shares issuable upon exercise of the Founding Director Warrants is not current.

In addition, on January 29, 2007, the Company sold to the underwriters, for US$100, an option to purchase up to a total of 315,000 units as compensation for their services (the “unit purchase option”). The units issuable upon exercise of the unit purchase option are identical to those offered in the Public Offering. In lieu of paying the exercise price of US$10.00 per unit, the option may be converted into units (i.e., a cashless basis) to the extent that the market value of the units at the time of the conversion exceeds the exercise price of the option. The option may only be exercised or converted by the option holder. The unit purchase option expires on January 23, 2012 and is exercisable at US$10.00 per Unit commencing on the later of (a) the completion of a Business Combination, or (b) January 23, 2008.

The sale of the option was accounted for as an equity transaction. Accordingly, there was no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale is approximately $1,058,652, using an expected life of five years, volatility of 48.3%, and a risk-free interest rate of 5.093%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate is a reasonable benchmark to use in estimating the expected volatility of our units. The volatility calculation is based on the average of the volatilities using daily historical prices over the past five years of each of 67 companies drawn from the Shanghai Stock Exchange Composite Index that had market capitalizations of less than $75,000,000. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we automatically dissolve and subsequently liquidate the trust account, the option will become worthless.

Although the purchase option and its underlying securities have been registered in our initial public offering, the purchase option grants to holders demand and “piggy back” rights for periods of five years and seven years, respectively, from the effective date of our initial public offering with respect to the registration under the Securities Act of 1933 of the securities directly and indirectly issuable upon exercise of the purchase option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, merger or consolidation. However, the purchase option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

4 COMMITMENTS

The Company utilizes certain limited administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of one of the Initial Shareholders. Such affiliate has agreed that, until a Business Combination, it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate up to US$7,500 per month for such services commencing on the effective date of the Public Offering.

In addition, the Company has agreed to pay to Morgan Joseph & Co., Inc. serving as the underwriting syndicate’s representative, seven percent (7%) of the gross proceeds of the offering (the “Underwriters’ Discount”). Five percent (5%) of the gross proceeds (US$2,005,400 including the exercise of the over-allotment option) have been paid upon the closing of the Public Offering. Morgan Joseph & Co., Inc. has agreed to defer payment of the remaining two percent (2%) of the gross proceeds (US$802,160) until completion of a Business Combination. Until a Business Combination is complete, these funds will be placed in the Trust Account. If the Company does not complete a Business Combination then the 2% deferred fee will become part of the liquidation distribution.

As discussed in Note 3, the Company’s Founding Directors purchased 900,000 Warrants at a price of US$1.20 per Warrant for a total gross proceeds of US$1,080,000. Each of the Company’s Initial Shareholders or their designees cannot sell these warrants until the consummation of a business combination. These warrants will be non-callable as long as they are held by the Company’s Initial Shareholders or their designees.

5 UNSECURED PROMISSORY NOTES

The Company had issued an aggregate of US$210,000 of unsecured promissory notes to five Initial Shareholders. The notes were non-interest bearing and were paid on the consummation of the Public Offering.

6 PREFERRED SHARES

The Company is authorized to issue 1,000,000 shares of preferred shares with such designations and other voting rights and preferences as may be determined from time to time by the Board of Directors.

7 AMOUNT OF EQUITY SUBJECT TO POSSIBLE REDEMPTION

The Company is required to obtain shareholder approval for any business combination of a target business. In the event that public shareholders owning 20% or more of the ordinary shares sold in the Public Offering vote against a Business Combination, the Company will not proceed with a Business Combination if the public shareholders exercise their redemption rights. That is, the Company can still effect a business combination if the public shareholders owning up to approximately 19.99% of the ordinary shares sold in the Public Offering exercise their redemption rights.

This redemption obligation with respect to up to 19.99% of the ordinary shares sold in the Public Offering will exist regardless of how a business combination is structured. That is, the Company would be required to redeem up to an amount equal to the product of approximately 19.99% of the 5,013,500 ordinary shares sold in the Public Offering (or 1,002,199 ordinary shares) multiplied by an initial cash per-share redemption price of US$7.60. The actual per-share redemption price will be equal to the portion of the amount in the Trust Account plus all accrued interest not previously released to the Company, as of two business days prior to the proposed consummation of the business combination, divided by 5,013,500 ordinary shares.

Accordingly, under the provision of EITF D-98, Classification and Measurement of Redeemable Securities, the Company has classified 19.99% of the net proceeds from the Public Offering, or US$8,070,489 and US$7,952,282 as outside permanent equity as of December 31, 2008 and 2007, respectively.

8 SUBSEQUENT EVENTS

(a) Share purchase transaction

The SPA dated as of December 16, 2008 was amended on January 13, 2009 by and among the Company, OMH, and each of the shareholders and founder of OMH as listed therein, pursuant to which the Company will acquire all of the issued and outstanding share capital and other equity interests of OMH in exchange for US$6,000,000 in cash (which will be paid either in aggregate or in installments when free cash flow of the surviving company is sufficient) and the issuance of 6,259,000 ordinary shares of the Company at the closing (of which 2,000,000 shares will be held in an escrow account and will be released only if the surviving company meets certain after-tax profit targets for the years 2008 and 2009) and, depending on the satisfaction of after-tax profits RMB136,000,000, RMB197,200,000, RMB278,800,000 and RMB 394,400,000 for the years 2009, 2010,2011 and 2012 respectively, certain additional ordinary shares of the Company as provided for therein (the “Acquisition”), the repurchase of ordinary shares of the Company in connection with the Private Purchases (as defined below), the Note Purchase Agreement (as defined below) and the forfeiture of ordinary shares by certain founders the Company, and the transactions contemplated thereby was approved on January 27, 2009.

(b) Private purchase of stock

The Company purchased (the “Private Purchases”) some of its ordinary shares, par value $.001 per share, directly from a limited number of institutional stockholders of the Company in separate and privately negotiated transactions executed prior to the Extraordinary General Meeting convened on Thursday, January 27, 2009 at 9:00 a.m., New York time to consider and vote on the Acquisition. The terms of each such Private Purchase were negotiated on a case by case basis. The Company did not offer to purchase any shares owned by any officer, director or special advisor of  the Company.

The funding for any such privately negotiated arrangements will be derived from the Company’s available funds after the closing of the Acquisition, including, but not limited to, the balance of proceeds released from the trust account after closing of the Acquisition and the working capital of OMH (as of the date of Acquisition).

(c) Proposed loan agreement

OMH borrowed approximately $16.6 million in debt financing pursuant to a Note Purchase Agreement (the “Note Purchase Agreement”) executed on January 22, 2009. Pursuant to the Note Purchase Agreement, OMH used the proceeds of the debt financing to purchase 2,052,075 ordinary shares of the Company in privately negotiated transactions, for price of $8.05 per share enabling OMH to vote those shares in favor of the Proposals. Upon the consummation of the acquisition, the Company repurchased all of the ordinary shares acquired by OMH at the same price of $8.05 on January 27, 2009. The loan was paid in full with cash released from the trust account on January 27, 2009, the consummation of the business combination

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF

OLYMPIA MEDIA HOLDINGS LIMITED

We have audited the accompanying consolidated balance sheets of Olympia Media Holdings Limited and subsidiaries (“the Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2008.  The Company’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Olympia Media Holdings Limited as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

UHY VOCATION HK CPA Limited
Certified Public Accountants

HONG KONG,
(THE PEOPLE’S REPUBLIC OF CHINA)

February 3, 2010

OLYMPIA MEDIA HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

	December 31, 2008	December 31, 2007
	USD	USD
Assets

Current assets
Cash and cash equivalents	$1,575,868	1,259,197
Trade receivables, net	16,884,379	4,145,182
Inventories	287,909	1,632,015
Prepayments	1,330,754	2,544,176
Other receivables	3,709,577	712,670
Amounts due from related parties	-	79,106
Total current assets	23,788,487	10,372,346

Property, plant and equipment, net	5,160,262	5,324,587
Deposits to newspapers	24,096,370	17,252,799
Deferred costs	126,450	42,536
Deferred offering costs	521,713	-
Intangible assets, net	746,242	11,799
Total assets	54,439,524	33,004,067

Liabilities and shareholders’ equity

Current liabilities
Short-term borrowings	$5,325,202	$2,281,894
Trade payables	3,833,745	3,704,203
Income tax payable	1,667,432	609,002
Advances from customers	974,908	590,518
Accrued expenses and other current payables	9,215,470	12,168,220
Amounts due to related parties	3,521,856	2,002,873
Amounts due to shareholders	5,790,247	48,965
Amounts due to minority interests	590,879	822,215
Total current liabilities	30,919,739	22,227,890

Minority interests	67,613	146,431

Shareholders’ equity
Registered capital	50,000	10,000
Additional paid-in capital	8,100,378	7,329,367
Retained earnings	14,067,477	2,556,609
Accumulated other comprehensive income	1,234,317	733,770
Total shareholders’ equity	23,452,172	10,629,746

Total liabilities and shareholders’ equity	54,439,524	33,004,067

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2008	2007	2006
	USD	USD	USD

Gross revenue	$56,215,975	$23,033,275	$12,463,421

Cost of sales	36,335,645	14,575,382	8,811,730
Gross profit	19,880,330	8,457,893	3,651,691

Operating expenses
Sales and marketing expenses	2,398,030	994,303	508,581
General and administrative expenses	4,424,954	2,230,380	1,428,779
Total operating expenses	6,822,984	3,224,683	1,937,360

Operating Income	13,057,346	5,233,210	1,714,331

Other Income/(Expense)
Interest income	21,349	39,659	10,279
Other income – net	505,988	205,974	8,586
Interest expense	(444,546)	(496,957)	(309,926)

Income before tax and minority interests	13,140,137	4,981,886	1,423,270

Income tax	1,707,597	622,230	95,488
Income before minority interests	11,432,540	4,359,656	1,327,782

Minority interests	78,328	(75,051)	(9,160)
Net income	11,510,868	4,284,605	1,318,622

Other comprehensive income
-Effects of foreign currency conversion	500,547	535,528	198,242

Total comprehensive income	12,011,415	4,820,133	1,516,864

See the accompanying notes to the consolidated financial statements.

OLYMPIA MEDIA HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Registered Capital	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
	USD	USD	USD	USD	USD
Balance, December 31, 2005	$10,000	$5,707,723	$(6,692)	$-	$5,711,031

Net income	-	-	1,318,622	-	1,318,622
Dividends paid	-	-	(785,236)	-	(785,236)
Foreign currency translation adjustment	-	-	-	198,242	198,242

Balance, December 31, 2006	10,000	5,707,723	526,694	198,242	6,442,659

Net income	-	-	4,284,605	-	4,284,605
Dividends paid	-	-	(2,254,690)	-	(2,254,690)
Shareholders’ additional contribution	-	1,621,644	-	-	1,621,644
Foreign currency translation adjustment	-	-	-	535,528	535,528

Balance, December 31, 2007	10,000	7,329,367	2,556,609	733,770	10,629,746

Capital injected	40,000	-	-	-	40,000
Net income	-	-	11,510,868	-	11,510,868
Shareholders’ additional contribution	-	771,011	-	-	771,011
Foreign currency translation adjustment	-	-	-	500,547	500,547

Balance, December 31, 2008	$50,000	$8,100,378	$14,067,477	$1,234,317	$23,452,172

See the accompanying notes to the consolidated financial statements.

OLYMPIA MEDIA HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007	2006
	USD	USD	USD
Cash flows from operating activities:

Net income	$11,510,868	$4,284,605	$1,318,622

Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation	736,464	493,893	213,875
Amortization	25,026	11,356	9,403
Minority interests	(78,328)	75,051	9,160
Changes in assets and liabilities:
Trade receivables	(12,739,197)	(3,359,137)	(248,177)
Inventories	1,344,106	3,101,168	(3,904,043)
Prepayments	1,213,422	(1,779,501)	1,695,382
Other receivables	(2,996,907)	77,821	(825,459)
Amounts due from related parties	79,106	188,852	(267,958)
Deposits paid	(14,528,598)	(8,885,582)	(4,651,310)
Deposits utilized	7,685,027	-	-
Trade payables	129,542	(2,381,789)	5,258,483
Income tax payable	1,058,430	517,332	(105,534)
Advances from customers	384,390	265,515	(173,301)
Accrued expenses and other current payables	1,046,292	1,717,011	(314,494)
Net cash used in operating activities	$(5,130,357)	$(5,673,405)	$(1,985,351)

Cash flows from investing activities:
Purchase of property, plant and equipment	$(572,139)	$(2,675,563)	$(648,425)
Expenditures for intangible assets and deferred expenses	(843,383)	52,265	(1,207)
Net cash used in investing activities	$(1,415,522)	$(2,623,298)	$(649,632)

Cash flows from financing activities:
Capital injected	$40,000	$-	$-
Shareholders additional contribution	771,011	1,621,644	-
Short-term borrowings / (repayment)	3,043,308	(660,223)	2,570,526
Deferred offering costs	(521,713)	-	-
Dividends paid	-	(2,254,690)	(785,236)
Advances from third parties	(3,999,042)	6,385,787	895,426
Amounts due to related parties	1,518,983	1,363,283	639,590
Amounts due to shareholders	5,741,282	(1,389,001)	1,437,966
Amounts due to minority interests	(231,826)	726,917	95,298
Net cash provided by financing activities	$6,362,003	$5,793,717	$4,853,570

Effect of foreign currency conversion on cash	500,547	648,747	190,337

Net increase/(decrease) in cash and cash equivalents	$316,671	$(1,854,239)	$2,408,924

Cash and equivalents, Beginning	1,259,197	3,113,436	704,512
Cash and equivalents, Ending	$1,575,868	$1,259,197	$3,113,436

See the accompanying notes to the consolidated financial statements.

OLYMPIA MEDIA HOLDINGS LIMITED

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2008

1 DESCRIPTION OF BUSINESS AND ORGANISATION

The consolidated financial statements include the financial statements of Olympia Media Holdings Limited (“the Company”), its subsidiaries, and variable interest entities (“VIEs”) where the Company is deemed the primary beneficiary. The Company, its consolidated subsidiaries and VIEs are collectively referred to as the “Group”.  The Group is engaged in publishing and advertising activities, and now has 30 subsidiaries all over the Peoples’ Republic of China (“PRC”).

The Company was established in British Virgin Island (“BVI”) as a holding company in December 2005. Fujian Shifang Communication Co. Ltd. (“SF”), one of OMH’s wholly owned subsidiaries, entered into contractual agreements with Beijing Hong Hing To Culture Dissemination Company Limited (“BJHXT”) described below.  Since the Company is deemed the primary beneficiary of BJHXT, BJHXT is deemed a subsidiary of the Company under the requirements of Financial Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities”.

Based on the contractual arrangements, SF provides consulting services to BJHXT and is entitled to (1) receive a substantial portion of the economic benefits from BJHXT; (2) exercises effective control over BJHXT, and (3) has an exclusive option to purchase all or part of the equity interests in BJHXT when and to the extent permitted by the PRC laws. Accordingly, by virtue of the contractual arrangements, OMH consolidates BJHXT’s results, assets and liabilities in OMH’s financial statements.

The following are brief description of contracts entered between SF and BJHXT:

(1)
Services Agreement. SF has entered into a Services Agreement with BJHXT, pursuant to which, SF exclusively provides consulting services to BJHXT in exchange for service fees. This agreement enables the transfer of substantial portion of economic interests from BJHXT to SF.

(2)
Equity Pledge Agreement.  SF, BJHXT and its registered shareholders have entered into an Equity Pledge Agreement, pursuant to which, each of the registered shareholders of BJHXT has pledged all of its equity interests in BJHXT to SF to guarantee the performance of contract obligations of BJHXT and its registered shareholders, as applicable, under the Service Agreements, Voting Rights Proxy Agreement, Exclusive Purchase Option Agreement and the Equity Pledge Agreement.

(3)
Voting Rights Proxy Agreement.  SF, BJHXT and its registered shareholders have entered into a Voting Rights Proxy Agreement, pursuant to which, each of the registered shareholders of BJHXT has granted to SF and the designee(s) of SF, the power to exercise all voting rights of such shareholder, including but not limited to the power to determine the sale or transfer of all or part of such shareholder’s equity interests in, and appoint and elect the directors and senior officers of BJHXT.

(4)
Exclusive Purchase Option Agreement.  SF, BJHXT and its registered shareholders have entered into an Exclusive Purchase Option Agreement, pursuant to which, each of the registered shareholders of BJHXT has irrevocably and unconditionally granted SF or its designee(s) an exclusive option to purchase, at any time if and when permitted under PRC laws, all or any portion of the equity interests in BJHXT for the lowest price permissible under PRC laws.

2 BASIS OF PRESENTATION

The Company’s financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).  This basis of accounting differs from that used in the statuary accounts of the Company, which are prepared in accordance with the “Accounting Principles of China” (“PRC GAAP”).  All significant inter-company transactions and balances have been eliminated.

3 CORRECTION OF AN ERROR

Management determined that an error has been made on the classification of deposits and deferred offering costs in the consolidated statements of cash flows. Certain items had been restated as a result of the error. Deposits paid/utilized was reclassified from investing activities to operating activities and deferred offering costs from investing activities to financing activities. Correction of the error has no effect on retained earnings or other components of equity.

A summary of the effects of the restatement on the Consolidated Statements of Cash Flows as of December 31, 2008 is as follows:

	As of December 31, 2008
	Previously Reported	Adjustments	As Restated

Net cash provided by operating activities	$1,713,214	$(6,843,571)	$(5,130,357)

Net cash used in investing activities	(8,780,806)	7,365,284	(1,415,522)

Net cash provided by financing activities	$6,883,716	$(521,713)	$6,362,003

4 USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Significant items are subject to such estimates and assumptions include the recoverability of the carrying amount and the estimated useful lives of long-lived assets, valuation allowances for receivables and realizable values for inventories. Actual results could differ from those estimates.

5 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Cash and cash equivalents

Cash and cash equivalents include cash on hand and deposits in banks with maturities of three months or less.

(b) Trade Receivables

Trade receivables are recorded at the invoiced amount and do not bear interest.  The allowance for doubtful accounts is management’s best estimate of the amount of probable credit losses in the existing accounts receivable.  Management determines the allowance based on historical write-off experience, customer specific facts and economic conditions.

(c) Inventories

Inventories are stated at the lower of cost or market value.  Cost is determined using the weighted average cost method.

(d) Concentrations of Credit Risk

Financial instruments of the Group that potentially expose to concentrations of credit risk consist principally of cash and cash equivalent, accounts and others receivables.

(e) Foreign Currency Translation

The Company uses the local currency (RMB) as the functional currency.  Translation adjustments are reported as other comprehensive income in the statement of operations and accumulated as other comprehensive income in equity section of balance sheets.  Financial information is translated into U.S. Dollars at prevailing or current rates respectively, except for revenues and expenses which are translated at average current rates during the reporting periods.

The accompanying financial statements are presented in United States Dollars (USD).  The functional currency of the Company is the Renminbi (RMB).  Capital accounts of the financial statements are translated into USD from RMB at their historical exchange rates when the capital transactions occurred.  Assets and liabilities are translated at the exchange rates as of balance sheet date.  Income and expenditures are translated at the average exchange rate of the reporting periods.

	2008	2007
	USD	USD
Year end RMB :
USD exchange rate	6.8542	7.3141
Average yearly RMB :
USD exchange rate	6.9623	7.6172

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

(f) Property, Plant, and Equipment

Property, plant, and equipment are stated at cost less accumulated depreciation.  Depreciation expense is recognized using the straight line method over the estimated useful lives of the assets as follows:

Years
Leasehold improvement	5
Buildings	40
Machinery and equipment	5-10
Office equipments and furniture	5
Motor vehicles	5-10

(g) Deposits to Newspapers

Based on agreement entered between the Group and newspapers, the Group needs to pay a certain deposit to the contracted newspapers in order to receive operation rights. Such deposits are interest free, repayable on the mature date of agreement or on demand of the Group.

(h) Deferred costs

Deferred costs represent the amounts paid for installation of electric wiring costs and decoration costs for property.  Costs are amortized over 5 years.

(i) Deferred offering costs

Deferred offering costs are those costs directly attributable to the Company’s proposed public offering. Such costs consist principally of professional fees and will be charged to stockholders’ equity upon receipt of the capital raised.  Should the proposed offering prove to be unsuccessful, the deferred costs will be charged to operations.

(j) Intangible assets

The Company has capitalized certain internal use software and website development costs and are carried at cost less accumulated amortization and impairment, if any.  Intangible assets with a finite useful life are amortized using the straight-line method over the estimated economic life of the intangible assets.

The intangible assets are subject to impairment test on an annual basis and are being amortized over ten years.

(k) mpairment of Long-Lived Assets

Long-lived assets, including property, plant, and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

No impairment was recognized as of December 31, 2008 and 2007.

(l)  Revenue Recognition

The Company generates revenue primarily from advertising to end customers and printing service and publishing consulting services  provided to the Newspapers. Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an  arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured. Revenue from  advertising contracts, net of rebates is generally recognized over the period in which the advertisement is displayed. Revenue from  printing, net of value-added tax, is recognized when the service is provided. A government subsidy is recognized when there is a  reasonable assurance that the Company has complied with the conditions attaching with it and that the grant will be received. Interest  income is recognized on a time proportional basis, by reference to the principal outstanding and using the effective interest met.

(m) Income Taxes

The Company uses the asset and liability approach of accounting for income taxes pursuant to SFAS No. 109 “Accounting for Income Taxes”.  Under this approach, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and tax loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

(n) Pension and Employee Benefits

Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees.  Chinese labor regulations require the Company to accrue for these benefits based on certain percentages of the employees’ salaries.  The Management believes full time employees who have passed the probation period are entitled to such benefits.

(o) Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the  amount of the assessment can be reasonably estimated.

(p) Recent Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes - An interpretation of FASB Statement No. 109. The interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attributes of income tax positions taken or expected to be taken on tax return. Under FIN 48, the impact of an uncertain tax position taken or expected to be taken on an income tax return must be recognized in the financial statements at the largest amount that is more-likely-than not to be sustained upon audited by the relevant tax authority. The adoption of FIN 48 did not have a material impact on the Group’s Financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurement” This Statement defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements.  This Statement does not require any new fair value measurement, rather, it applies under other accounting pronouncements that require or permit fair value measurements.  The provisions of this Statement are to be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, with any transition adjustment to the opening balance of retained earnings.  The provisions of SFAS 157, as issued, are effective for fiscal years beginning after November 15, 2007.  Management does not expect that the adoption of SFAS No.157 would have a material impact on the Company’s financial position and results of operations.

In December 2007, SAB 109 supersedes SAB 105, “Application of Accounting Principles to Loan Commitments”, provided that the expected net future cash flows related to the associated servicing of the loan should be included in the measurement of all written loan commitments that are accounted for at fair value through earnings.  SAB 105 also indicated that internally-developed intangible assets should not be recorded as part of the fair value of a derivative loan commitment.  Management does not expect that the adoption of SAB No.109 would have a material impact on the Company’s financial position and results of operations.

In April 2008, the FASB issued FASB Staff Position (FSP) FAS No. 142-3 (FSP FAS 142-3) “Determination of the Useful Life of Intangible Assets.” FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FAS 142, “Goodwill and Other Intangible Assets.” to include an entity’s historical experience in renewing or extending similar arrangements, adjusted for entity-specific factors, even when there is likely to be “substantial cost or material modifications. “FSP FAS 142-3 states that in the absence of historical experience an entity should use assumptions that market participants would make regarding renewals or extensions, adjusted for entity-specific factors.  The guidance for determining the useful life of intangible assets included in this FSP will be applied prospectively to intangible assets acquired after the effective date of January 1, 2009.  Management does not expect that the adoption of FAS No.142-3 would have a material impact on the Company’s financial position and results of operations.

In May 2008, the Financial Accounting Standards Board (FASB) issued FASB Financial Accounting Standard (FAS) No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (FAS 162).  Under FAS 162, the GAAP hierarchy will now reside in the accounting literature established by the FASB.  FAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements in conformity with GAAP.  FAS 162 is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board Auditing amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.” FAS 162 will not impact our financial statements.

(q) Segment Reporting

The Company has one operating segment, as that term is defined in FASB Statement No. 131, Disclosure About Segments of an Enterprise and Related Information.

6 TRADE RECEIVABLES, NET

	December 31, 2008	December 31, 2007
	USD	USD
Trade receivables	16,884,379	4,145,182
Less: Allowance for doubtful accounts	-	-
Trade receivables, net	16,884,379	4,145,182

No provision has been provided as of December 31, 2008 and 2007.

7 INVENTORIES

Inventories as of December 31, 2008 and 2007 consist principally of ink and newsprint as follows:

	December 31, 2008	December 31, 2007
	USD	USD
Ink	137,021	87,102
Newsprint	150,888	1,544,913
	287,909	1,632,015

8 PREPAYMENTS

Prepayments represent cash paid to suppliers, newspapers and advance payment of rental expenses.

9 OTHER RECEIVABLES

	December 31, 2008	December 31, 2007
	USD	USD
Utility deposit	204,280	430,216
Advance to employees	331,686	132,569
VAT Tax refund	188,960	136,405
Rental receivables	54,299	-
Advances to third parties	2,594,503	-
Others	335,849	13,480
	3,709,577	712,670

Advances to third parties are prepayments to newsprint supplier to secure stable purchase newsprint at favorable price. The amounts are non-interest bearing and repaid upon request of the Company.

10 PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following:

	December 31, 2008	December 31, 2007
	USD	USD
Leasehold improvement	75,366	72,875
Buildings	385,932	385,932
Machineries and equipments	5,058,848	5,113,344
Office equipments and furniture	618,508	286,104
Motor vehicles	674,532	382,792
Total	6,813,186	6,241,047

Less:
Accumulated depreciation	(1,652,924)	(916,460)

	5,160,262	5,324,587

Depreciation expenses for the years ended December 31, 2008 and 2007 were USD736,464 and USD493,893 respectively

The machineries and equipments with an aggregate net book value of USD3,506,280 was pledged to secure short term bank loans.

11 DEPOSITS TO NEWSPAPERS

Deposits to newspapers represent cash paid to contracted newspapers in order to receive operation rights. The deposits are interest free, repayable on the mature date of agreement or on demand of the Group.

12 DEFERRED COSTS

Deferred costs represent the amounts paid for installation of electric wiring costs and decoration costs for property.  Costs are amortized over 5 years.

13 INTANGIBLE ASSETS, NET

Intangible assets consist of the following:

	December 31, 2008	December 31, 2007
	USD	USD
Computer software (a)	222,346	32,558
Website development cost (b)	569,681	-
Total	792,027	32,558
Less:
Accumulated amortization	45,785	20,759
	746,242	11,799

(a)	Amortization for computer software for the years ended December 31, 2008 and 2007 were USD25,026 and USD11,356 respectively.

(b)	The management determined that there was no impairment of value. Costs are amortized over 10 years.

14 SHORT TERM BORROWINGS

	December 31, 2008	December 31, 2007
	USD	USD
Short term bank loans	5,325,202	2,281,894

The loans are secured by the Company’s inventories, property and guaranteed by third party.  The loans are used to finance daily operations.  Interest rate range from 5.346% to 8.217%.

15 ACCRUED EXPENSES AND OTHER CURRENT PAYABLES

	December 31, 2008	December 31, 2007
	USD	USD
	112,356	86,942
Accrued utility expenses and other liabilities	1,798,330	805,396
Accrued salaries and welfare	2,245,996	1,459,533
Value added tax and other taxes payable
Other payables	659,283	405,976
Amount due to staff	1,084,462	338,819
Deposits received	-	924,478
License fees to publishers	-	751,973
Payable for purchase of printing machineries	32,872	113,890
Others	3,282,171	7,281,213
Advances from third parties (a)	9,215,470	12,168,220

(a)
Interest at 5.58% was charged on balances of USD 465,804 and USD 790,982 for the year ended December 31, 2008 and 2007 respectively. The remaining balances were non-interest bearing short term advances. The amounts are due within one year.

16 AMOUNTS DUE TO RELATED PARTIES

	December 31, 2008	December 31, 2007
	USD	USD

Fujian ShiFang Digital Technology Co. Ltd.	44,679	1,036,272
Fujian JinDi Mining Co., Ltd.	1,975,361	620,998
Fuzhou development zone Xuanye Industrial Trading Co., Ltd.	291,467	345,603
Shenzhen TianXun Information Technology Co. Ltd.	1,197,885	-
Chen Ziquan	12,464	-
	3,521,856	2,002,873

The interest-bearing part of amounts due to related parties is as follows:

	December 31, 2008	December 31, 2007
	USD	USD
Interest-bearing balance	-	1,657,270

Interest rate	-	5.58%-6.57%

17 RELATED PARTY TRANSACTIONS

	2008	2007
	USD	USD
Fujian ShiFang Digital Technology Co. Ltd.
- Short term advance	-	524,600
- Repayment	(991,599)	-
Fujian JinDi Mining Co., Ltd.
- Short term advance	1,375,254	493,080
Fuzhou development zone Xuanye Industrial Trading Co., Ltd.
- Short term advance	23,141	345,603
Aotian Holding Ltd.
- Short term advance	29,567	-
- Repayment	(1,291)	-
Topbig International Development Limited		-
- Short term advance	28,264
Chen Zhi
- Repayment	(110,111)	(32,993)
Chen Ziquan
- Repayment	(12,464)	-
Lin Yutong
- Repayment	-	(1,205,064
Zhang Jingui
- Repayment	-	(150,944)
	340,761	(25,718)

18 AMOUNTS DUE TO SHAREHOLDERS

	December 31, 2008	December 31, 2007
	USD	USD
Aotian Holding Ltd.	107,205	-
Topbig International Development Ltd.	5,582,990	-
Chen Zhi	100,052	48,965
	5,790,247	48,965

19 AMOUNTS DUE TO MINORITY INTERESTS

	December 31, 2008	December 31, 2007
	USD	USD
Xu Kaining (previous minority shareholder)	-	433,924
Zhu Shengnan (minority shareholder)	296,169	112,112
Qin Guojun (minority shareholder)	294,710	276,179
	590,879	822,215

20 SHAREHOLDERS’ EQUITY

Registered capital

The Company is a limited liability company established in British Virgin Islands on December 13, 2005. The Company has authorized and issued 10,000 ordinary shares of USD 1.00 each.  As of July 18, 2008, additional 40,000 ordinary shares were authorized, issued and outstanding.

The Company has not authorized any preferred shares.

21 REVENUES

Revenues for the years ended December 31, 2008 and 2007 are as follows:

	2008	2007
	USD	USD
Publishing revenue	7,985,420	7,268,388
Advertising revenue	48,230,555	15,764,887
	56,215,975	23,033,275

22 INCOME TAXES

A reconciliation of the expected income tax expense to the actual income tax expense are as follows:-

	2008	2007
	USD	USD
Income before tax	13,140,137	4,981,886

Expected tax (2008: 25% and 2007: 33%)	3,070,777	1,644,022
Non-deductible expenses	341,632	165,142
Tax exempted	(1,704,812	(1,186,934
Actual income tax expense	1,707,597	622,230

Effective at the beginning of the year 2007, the company adopted the provisions of FIN 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109.” FIN 48 contains a two step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes.” The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including 50% likely of being realized upon ultimate settlement. Management does not anticipate any potential future adjustments would result in a material change to its financial tax position. As a result, there is no unrecognized tax benefit.

23 OPERATING LEASE COMMITMENT

The total future minimum lease payments under non-cancelable operating leases in respect of leasehold land are payable as follows:

	December 31, 2008	December 31, 2007
	USD	USD
Leasehold land
Repayable:
With 1 year	362,626	208,478
2-5 year	861,794	430,146
Thereafter	1,000,380	438,387
	2,224,800	1,077,011

24 SUBSEQUENT EVENTS

(a) Share purchase transaction

The Share Purchase Agreement dated as of December 16, 2008 was amended on January 13, 2009 (the “Share Purchase Agreement”), by and among China TopReach, Olympia Media Holdings Limited (“OMH”), a British Virgin Islands company, and each of the shareholders and founder of OMH as listed therein, pursuant to which China TopReach will acquire all of the issued and outstanding share capital and other equity interests of OMH in exchange for US$6,000,000 in cash (which will be paid either in aggregate or in installments when free cash flow of the surviving company is sufficient) and the issuance of 6,259,000 ordinary shares of China TopReach at the closing (including 2,000,000 shares that will be held in an escrow account and will be released only if the surviving company meets certain after-tax profit targets for the years 2008 and 2009) and, depending on the satisfaction of certain after-tax profit targets for the years 2009 through 2012, certain additional ordinary shares of China TopReach as provided for therein (the “Acquisition”), the repurchase of ordinary shares of China TopReach by China TopReach in connection with the Private Purchases (as defined below), the Note Purchase Agreement (as defined below) and the forfeiture of ordinary shares by certain founders of China TopReach, and the transactions contemplated thereby was approved on January 27, 2009.

(b) Private purchase of stock

China TopReach purchased (the “Private Purchases”) of its ordinary shares, par value $0.001 per share, directly from a limited number of institutional stockholders of China TopReach in separate and privately negotiated transactions executed prior to the Extraordinary General Meeting convened on Thursday, January 27, 2009 at 9:00 a.m., New York time to consider and vote on the Acquisition. The terms of each such Private Purchase were negotiated on a case by case basis. China TopReach did not offer to purchase any shares owned by any officer, director or special advisor of China TopReach.

The funding for any such privately negotiated arrangements pursuant to which China TopReach purchased shares, which may be for a purchase price that is at a premium to the market price and/or trust value of such ordinary shares, was from our available funds after the closing of the Acquisition, including, but not limited to, the balance of proceeds released from the trust account after closing of the Acquisition and the working capital of OMH (as of the date of Acquisition).

(c) Proposed loan agreement

OMH borrowed approximately $16.6 million in debt financing pursuant to a Note Purchase Agreement (the “Note Purchase Agreement”) executed on January 22, 2009. Pursuant to the Note Purchase Agreement, OMH used the proceeds of the debt financing to purchase 2,052,075 ordinary shares of China TopReach in privately negotiated transactions, for price of $8.05 per share enabling OMH to vote those shares in favor of the Proposals. When the Acquisition was consummated, China TopReach repurchased all of the ordinary shares acquired by OMH at the same price of $8.05 on January 27, 2009. The loan was paid in full with cash released from the trust account on January 27, 2009, the consummation of the business combination.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.  Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7.  Recent Sales of Unregistered Securities.

(a)	Since our incorporation, we sold the following ordinary shares without registration under the Securities Act:

Beneficial Shareholders	Number of Shares
Xuechu He	270,000
Jin Shi	168,750
Xuesong Song	337,500
Michael W. Zhang	168,750
Teng Zhou	180,000
Total	1,125,000

Such shares were issued on May 18, 2006 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. The shares issued to the individuals above were sold for an aggregate offering price of $25,000 at a purchase price of approximately $0.02 per share. No underwriting discounts or commissions were paid with respect to such sales.

Prior to the closing of our initial public offering certain of our officers and directors purchased 900,000 founding director warrants from us for gross proceeds of $1,080,000. The founding director warrants were issued pursuant to the exemption from registration contained in Regulation S of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

Under the terms of the Share Purchase Agreement, ChinaGrowth acquired all of the issued and outstanding share capital and other equity interests of OMH for a consideration consisting of (i) US$6 million in cash (which will be paid either in aggregate or in installments when free cash flow of the surviving company is sufficient), (ii) 6,259,000 ordinary shares of ChinaGrowth to be issued at the closing, including 2,000,000 shares of ChinaGrowth to be held in an escrow account, (iii) subject to the surviving company meeting its after-tax profits thresholds of RMB78,200,000 and RMB115,600,000 (approximately US$11.5 million and US$17 million) for the fiscal years ending December 31, 2008 and 2009, respectively, 2,000,000 ordinary shares of ChinaGrowth held in the escrow account will be released to the current OMH shareholders, and (iv) on an all or none basis, if, on a consolidated basis, the surviving company achieves or exceeds after-tax profits for the fiscal years ending December 31, 2009, 2010, 2011and 2012, additional ordinary shares of China TopReach, as detailed below:

Year Ending December 31,	Achieved After-Tax Profits	Additional Ordinary Shares Issuable (amounts do not accumulate)
2009	RMB 136,000,000 (Approximately US$20 million)	2,000,000
2010	RMB 197,200,000 (Approximately US$29 million)	2,500,000
2011	RMB 278,800,000 (Approximately US$41 million)	2,500,000
2012	RMB394,400,000 (Approximately US$58 million)	2,500,000

Note: US$ dollar amounts were calculated using the exchange rate of RMB6.8/US$1.

In addition, ChinaGrowth directors and executive officers agreed to forfeit 200,000 ordinary shares of ChinaGrowth upon the consummation of the Acquisition and transfer additional 200,000 ordinary shares to Keep Profit International Capital Limited, one of OMH shareholders.

China TopReach Inc.’s subsidiary, ShiFang Holding Limited (“ShiFang”) has completed a US$35 million private placement of its common shares (the “Private Placement”).  Four well known institutional investors (the “Investors”), CCB International Asset Management Limited, Sinochem Europe Capital Corporation Ltd, Templeton Strategic Emerging Markets Fund III, LDC and New World Strategic Investment Limited, acquired an aggregate 27.16% equity interest in ShiFang in the Private Placement.  ShiFang plans to use the proceeds from the Private Placement to continue to develop relationships with additional metro newspapers in China and to fund its working capital needs. ShiFang was established in December 2009 and was initially 100% owned by China TopReach.

There were several conditions precedent to the closing of the Private Placement, including the release of certain escrowed shares and a revision to the above described earn-out arrangements.  Under the terms of the OMH Acquisition, 2.0 million shares of China TopReach (“Escrowed Shares”) issued to OMH Shareholders were put in escrow pending the achievement of a 2008 and a 2009 profits target by China TopReach, and 9.5 million additional China TopReach shares (“Earn-out Shares”) were to be issued to OMH Shareholders upon the achievement of 2009, 2010, 2011 and 2012 profits targets by China TopReach.  The profit targets were based on US$38 million working capital to be received by OHM pursuant to the OMH Acquisition.  However, as a large number of China TopReach shareholders elected to opt for redemption of China TopReach shares in connection with the OMH Acquisition, the proceeds of the US$38 million working capital were primarily used for redeeming China TopReach shares and were not available for the development of OMH’s business.  As a result of the shortfall in working capital available to OMH, and due to the additional risk assumed by certain shareholders in providing guarantees and pledges of their equity interests, China TopReach issued the Escrowed Shares and also released 5.5 million shares of the 9.5 million Earn-out Shares to Topbig (3,309,813 shares), Blazing Sun (1,530,712 shares) and Keep Profit (659,475 shares).  In addition, China TopReach agreed to adjust the calculation of net profits used to determine whether the earn out targets under the earn out arrangement are achieved by excluding certain items incurred in connection with equity financing projects undertaken by China TopReach or any of its subsidiaries since the effective date of the OMH Acquisition.  The remaining 4.0 million Earn-out Shares are still subject to the achievement of the profit targets based on the following schedule:

Fiscal year	Profit Target	Earn out Shares
2009	RMB136 million (approximately US$20 million)	1,000,000

2010	RMB197.2 million (approximately US$29 million)	1,000,000

2011	RMB278.8 million (approximately US$41 million)	1,000,000

2012	RMB394.4 million (approximately US$58 million)	1,000,000

Item 8. Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page which is incorporated by reference.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information

i.
required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 30th day of March, 2010.

China TopReach, Inc.

By:	/s/ Zhi Chen
Zhi Chen
Chief Executive Officer

POWER OF ATTORNEY

We the undersigned officers and directors of China TopReach, Inc., hereby severally constitute and appoint each of  Zhi Chen and David Zhang (each with full power to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Zhi Chen	Chief Executive Officer and	March 30, 2010
Zhi Chen	Director (Principal Executive Officer)

/s/ Tiezhu Zhang	Chief Financial Officer and Director	March 30, 2010
Tiezhu Zhang

/s/ Shiquan Yu	Principal Financial and Accounting Officer	March 30, 2010
Shiquan Yu

/s/ Peifeng Hong	Chairman	March 30, 2010
Peifeng Hong

/s/ Min Chen	Director	March 30, 2010
Min Chen

/s/ Michael W. Zhang		March 30, 2010
Michael W. Zhang	Director

/s/ Jingfeng Wang		March 30, 2010
Jingfeng Wang	Director

March 30, 2010
Toshihiro Nakamura	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1	Amended and Restated Memorandum and Articles of Association. **

4.1	Underwriting Agreement. *

4.2	Unit Purchase Agreement to be granted to Morgan Joseph & Co., Inc. *

4.3	Warrant Agreement between American Stock Transfer & Trust Company and the Registrant. *

4.4	Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant. *

4.5	Securities Escrow Agreement among the Registrant, American Stock Transfer & Trust Company and the Initial Shareholders.*

4.6	Registration Rights Agreement among the Registrant and the Initial Shareholders. *

4.7	Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and Michael W. Zhang. *

4.8	Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and Jin Shi.*

4.9	Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and Xuechu He.*

4.10	Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and Teng Zhou.*

4.11	Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and Xuesong Song.*

4.12	Office Services Agreement between the Registrant and Global Vestor Capital Partners LLC.*

4.13	Warrant Purchase Agreement between the Company and the Initial Shareholders.*

4.14	Promissory Note, dated May 18, 2006, issued to Global Vestor Capital Partners, LLC in the amount of $63,000.*

4.15	Promissory Note, dated May 18, 2006, issued to Venture Link Assets Limited in the amount of $33,600.*

4.16	Promissory Note, dated May 18, 2006, issued to Chum Capital Group Limited in the amount of $63,000.*

4.17	Promissory Note, dated May 18, 2006, issued to Guorun Group Limited in the amount of $50,400.*

23.1	Consent of J.H. Cohn, LLP. ***

23.2	Consent of UHY Vocation HK CPA Limited. ***

*	Incorporated by reference to the Registrant’s Form F-1/A (Commission File No. 333-134459) filed on January 19, 2007

**	Incorporated by reference to the Registrant’s Form F-1/A (Commission File No. 333-134459) filed on December 8, 2006

***	Filed herewith